PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 31, 1998)

                                  $400,000,000

                     DAYTON HUDSON CREDIT CARD MASTER TRUST
             5.90% CLASS A ASSET BACKED CERTIFICATES, SERIES 1998-1

                     DAYTON HUDSON RECEIVABLES CORPORATION
                                   TRANSFEROR

                            RETAILERS NATIONAL BANK
                                    SERVICER
                                 --------------

    The $400,000,000 5.90% Class A Asset Backed Certificates, Series 1998-1 (the "Class A Certificates") offered hereby will represent undivided interests in certain assets of the Dayton Hudson Credit Card Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), among Dayton Hudson Receivables Corporation, as transferor (the "Transferor"), Retailers National Bank ("RNB"), as servicer (the "Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Concurrently with the issuance of the Class A Certificates, the Trust will issue $122,875,817 Class B Asset Backed Certificates, Series 1998-1 (the "Class B Certificates," and together with the Class A Certificates, the "Series 1998-1 Certificates"). The Class B Certificates are not offered hereby. The Transferor will initially retain the Class B Certificates. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer open end credit card accounts (the "Accounts"), collections thereon, monies on deposit in certain accounts and certain other property as more fully described under "The Trust" in the Prospectus. The Transferor will own the remaining undivided interest in the Trust not represented by the Series 1998-1 Certificates, any Supplemental Certificate, the Participation issued to RNB and any other investor certificates that have been or may be issued by the Trust. The Transferor may offer from

                                                        (CONTINUED ON NEXT PAGE)
                                 --------------

    THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CLASS A CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE CLASS A CERTIFICATES ARE PAID IN FULL. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE RISK FACTORS SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 23 IN THE PROSPECTUS.
                                 -------------

    THE CLASS A CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, DAYTON HUDSON CAPITAL CORPORATION OR THE SERVICER OR ANY AFFILIATE OF ANY OF THEM. A CLASS A CERTIFICATE IS NOT A DEPOSIT AND NONE OF THE CLASS A CERTIFICATES, THE UNDERLYING ACCOUNTS OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENTAL AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                     PRICE TO               UNDERWRITING            PROCEEDS TO THE
                                                     PUBLIC(1)                DISCOUNT             TRANSFEROR(1)(2)
Per Class A Certificate                              99.90729%                 0.300%                  99.60729%
Total                                              $399,629,160              $1,200,000              $398,429,160

     (1) Plus accrued interest, if any, at the Class A Certificate Rate from August 12, 1998.

     (2) Before deduction of expenses payable by the Transferor, estimated to be $600,000.
                               ------------------

    The Class A Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Class A Certificates will be offered globally and delivered in book-entry form on or about August 12, 1998, through any of the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.
                                 --------------

SALOMON SMITH BARNEY

                       GOLDMAN, SACHS & CO.

                                               J.P. MORGAN & CO.

August 5, 1998

(CONTINUED FROM PREVIOUS PAGE)

time to time other Series of Certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Series 1998-1 Certificates and which are not offered hereby. The issuance of additional Series of Certificates may have an impact on the timing or amount of payments received by holders of the Series 1998-1 Certificates (the "Series 1998-1 Certificateholders"). See "Description of the Certificates--New Issuances" in the Prospectus. The Servicer initially will service the Receivables.

    Interest with respect to the Class A Certificates will accrue from August 12, 1998 (the "Closing Date") and is payable monthly on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing September 25, 1998 (each, a "Distribution Date"). Principal on the Class A Certificates is expected to be paid in full on the July 2003 Distribution Date (the "Class A Expected Final Payment Date"). Principal may be paid to the holders of the Class A Certificates (the "Class A Certificateholders") earlier or later under certain circumstances described herein. See "Maturity Considerations."

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES, INCLUDING PURCHASES OF THE CLASS A CERTIFICATES TO STABILIZE THE MARKET PRICE THEREOF, PURCHASES OF THE CLASS A CERTIFICATES TO COVER SOME OR ALL OF A SHORT POSITION IN THE CLASS A CERTIFICATES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. SEE "UNDERWRITING" HEREIN.

    THE CLASS A CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE TRANSFEROR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED JULY 31, 1998. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               OTHER INFORMATION

    The distribution of this Prospectus Supplement and the Prospectus and the offering of the Class A Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus Supplement and the Prospectus come are required by the Underwriters to inform themselves about and to observe any such restrictions.

    As used in this Prospectus Supplement and the Prospectus, all references to "dollars" and "$" refer to United States dollars.

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS FOR THE PROSPECTUS SUPPLEMENT" HEREIN AND IN THE "INDEX OF DEFINED TERMS FOR THE PROSPECTUS" IN THE PROSPECTUS.

Securities Offered....... $400,000,000 5.90% Class A Asset Backed
                         Certificates, Series 1998-1 (the "Class A
                         Certificates" or the "Offered Certificates").

Other Securities
  Issued................. Concurrently with the issuance of the Class A
                         Certificates, $122,875,817 Class B Asset Backed
                         Certificates, Series 1998-1 (the "Class B
                         Certificates," and together with the Class A
                         Certificates, the "Series 1998-1 Certificates")
                         are being issued by the Trust. The Class B
                         Certificates will be initially retained by the
                         Transferor and are not offered hereby. Initially
                         no interest will accrue with respect to the Class
                         B Certificates, although an interest rate may be
                         established for the Class B Certificates after the
                         issuance of the Series 1998-1 Certificates subject
                         to the conditions described herein under
                         "Description of the Class A Certificates--Transfer
                         of the Class B Certificates." Subject to the
                         conditions described herein under "Description of
                         the Class A Certificates--Transfer of the Class B
                         Certificates," the Transferor may sell or transfer
                         the Class B Certificates without the consent of
                         the Class A Certificateholders.

Initial Invested
  Amount................. $522,875,817 (the "Initial Invested Amount").

Class A Initial Invested
  Amount................. $400,000,000 (the "Class A Initial Invested
                         Amount").

Class A Certificate
  Rate................... 5.90% per annum (the "Class A Certificate Rate").

Interest Payment Date.... Each Distribution Date beginning with the
                         September 25, 1998 Distribution Date (each, an
                         "Interest Payment Date").

Distribution Date........ The 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day,
                         commencing, September 25, 1998 (each, a
                         "Distribution Date").

Class A Controlled
  Accumulation Amount.... For each Distribution Date occurring during the
                         Accumulation Period, $33,333,333.34 (the "Class A
                         Controlled Accumulation Amount"); PROVIDED, that
                         such amount may be increased as a result of the
                         postponement of the commencement of the
                         Accumulation Period or the issuance of Additional
                         Certificates. See "Description of the Class A
                         Certificates--Postponement of Accumulation Period"
                         and "--Issuance of Additional Certificates".

Class A Expected Final
  Payment Date........... The July 2003 Distribution Date.

Trust Cut-Off Date....... June 30, 1995 (the "Cut-Off Date").

Closing Date............. August 12, 1998 (the "Closing Date").

The Trust................ Dayton Hudson Credit Card Master Trust (the
                         "Trust"). The Trust, as a master trust, is issuing
                         the Series 1998-1 Certificates and may issue
                         additional series (each, a "Series") of
                         certificates (collectively, the "Certificates")
                         from time to time. The Trust has previously issued
                         three other series. See "Annex I: Other Series."
                         The assets of the Trust (the "Trust Assets")
                         include and will include a portfolio of
                         receivables (the "Receivables") arising under the
                         Accounts from time to time, funds collected or to
                         be collected from Cardholders in respect of the
                         Receivables, monies on deposit in certain accounts
                         of the Trust, any Participation Interests (as
                         defined in the Prospectus) included in the Trust,
                         funds collected or to be collected with respect to
                         such Participation Interests and any Enhancement
                         (as defined in the Prospectus) with respect to a
                         particular Series or Class. The Trust Assets are
                         expected to change over the life of the Trust as
                         receivables in open end bank credit card accounts
                         and other open end credit accounts and related
                         assets are included in the Trust and as
                         receivables in accounts included in the Trust are
                         charged-off or removed. See "The Trust,"
                         "Description of the Certificates--New Issuances,"
                         "The Pooling and Servicing Agreement--Addition of
                         Trust Assets" and "--Removal of Accounts" in the
                         Prospectus.

The Transferor........... Dayton Hudson Receivables Corporation (the
                         "Transferor"), a corporation organized under the
                         laws of the State of Minnesota and a special
                         purpose subsidiary of Dayton Hudson Capital
                         Corporation ("DHCC"), is the Transferor of the
                         Receivables and originator of the Trust.

The Trustee.............. Norwest Bank Minnesota, National Association, in
                         its capacity as trustee under the Pooling
                         Agreement (the "Trustee").

The Receivables.......... The aggregate amount of Receivables as of May 31,
                         1998 was $2,175,697,031, of which $2,098,771,291
                         were Principal Receivables (as defined in the
                         Prospectus) and $76,925,740 were Finance Charge
                         Receivables (as defined in the Prospectus).

The Series 1998-1
  Certificates........... The Class A Certificates will be available for purchase in minimum denominations of $1,000 and in
                         integral multiples thereof, and will only be
                         available in book-entry form except in certain
                         limited circumstances as described in the
                         Prospectus under "Description of the
                         Certificates--Definitive Certificates." The Trust
                         Assets will be allocated among (a) the interest of
                         the holders of the Series 1998-1 Certificates,
                         including the Class B Certificates (the "Series
                         1998-1 Certificateholders' Interest"), (b) the
                         interest of the holders of Certificates of other
                         Series, if any, (c) the interest of the Transferor
                         and its permitted transferees and any holder of a
                         Supplemental Certificate (the "Transferor's
                         Interest") and (d) RNB as the holder of a
                         Participation, as described below. The Series
                         1998-1 Certificateholders' Interest will include
                         the right to receive, but only to the extent
                         needed to make required payments under the Pooling
                         Agreement and the supplement to the Pooling

                         Agreement relating to the Series 1998-1
                         Certificates (the "Series 1998-1 Supplement"), varying percentages of Collections of Finance
                         Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount (as defined in the Prospectus) with respect to each Monthly Period (as defined in the Prospectus). See "Description of the Class A
                         Certificates--Interest" and "--Principal" herein.

                         The portion of the Trust Assets allocated to the Series 1998-1 Certificateholders' Interest will be further allocated between the holders of the Class
                         A Certificates (the "Class A Certificateholders'
                         Interest") and the holders of the Class B
                         Certificates (the "Class B Certificateholders'
                         Interest") as described herein. The Class A
                         Invested Amount and the Class B Invested Amount will, except as otherwise described herein, remain at $400,000,000 and $122,875,817, respectively, during the Revolving Period. The Class A Adjusted
                         Invested Amount will decline as principal is deposited in the Principal Funding Account during the Accumulation Period and, if applicable, the Class A Invested Amount will also decline as principal is paid to the Class A
                         Certificateholders during the Early Amortization
                         Period (collectively with the Accumulation Period, the "Amortization Period"). The Class B
                         Certificateholders' Interest may decline during the Revolving Period if the Transferor receives confirmation from each Rating Agency that such reduction will not result in a Ratings Effect (as defined in the Prospectus). The Class B
                         Certificateholders' Interest will also decline in certain circumstances as a result of (a) the allocation to the Class B Certificateholders'
                         Interest of Defaulted Amounts, including Defaulted
                         Amounts otherwise allocable to the Class A
                         Certificateholders' Interest and (b) the reallocation of Collections of Principal
                         Receivables otherwise allocable to the Class B
                         Certificateholders' Interest to fund certain payments in respect of the Class A Certificates.
                         Any such reductions in the Class B
                         Certificateholders' Interest may be reimbursed out of Excess Finance Charge Collections and Excess
                         Transferor Finance Charge Collections allocable to the Series 1998-1 Certificates after the Class A
                         Certificateholders' Interest has been fully reimbursed.

                         The Transferor's Interest will represent the right to the Trust Assets not allocated to the Series
                         1998-1 Certificateholders' Interest, to the interest of any holder of a Participation or to the interest of any other Series. The aggregate principal amount of the Transferor's Interest in Receivables and amounts on deposit in the Special
                         Funding Account and the Principal Funding Account
                         (the "Transferor Amount") will fluctuate as the amount of Principal Receivables in the Trust and amounts on deposit in the Special Funding Account
                         (as defined in the Prospectus) and the Principal
                         Funding Account change from time to time. The
                         Transferor's Interest may not be transferred, except in limited circumstances including through the issuance of a Supplemental

                         Certificate in accordance with the terms of the Pooling Agreement. See "Description of the
                         Certificates--The Transferor Certificate" in the
                         Prospectus.

                         The Series 1998-1 Certificates represent interests in the Trust and do not represent interests in or recourse obligations of the Transferor, DHCC or the Servicer or any affiliate of any of them. A
                         Series 1998-1 Certificate is not a deposit and none of the Series 1998-1 Certificates, the Accounts or the Receivables are insured or guaranteed by the FDIC or any other governmental agency.

The Class A
  Certificates........... The Class A Certificates will evidence undivided interests in the Trust Assets allocated to the
                         Class A Certificateholders' Interest and will
                         represent the right to receive from such assets
                         funds up to (but not in excess of) the amounts
                         required to make (i) payments of interest on the
                         Class A Certificates on each Distribution Date at
                         the Class A Certificate Rate, and (ii) deposits of
                         principal to the Principal Funding Account on each
                         Distribution Date during the Accumulation Period
                         or payments of principal on each Distribution Date
                         during an Early Amortization Period, in each case
                         to the extent of the Class A Principal (as defined
                         herein under "Description of the Class A
                         Certificates--Application of Collections--Payment
                         of Principal"). The Class A Invested Amount may be
                         less than the aggregate unpaid principal amount of
                         the Class A Certificates, in certain
                         circumstances, if the Class A Invested Amount is
                         reduced by the portion allocable to the Class A
                         Certificates of the amount of Principal
                         Receivables which are charged-off as uncollectible
                         during a Monthly Period (the "Defaulted
                         Receivables") and which exceed available cash, the
                         Class B Invested Amount or any other Series or
                         Class issued in the future which is by its terms
                         subordinated to the Class A Certificates. See
                         "Description of the Class A Certificates--
                         Defaulted Receivables; Investor Charge-Offs".

The Class B
  Certificates........... The Class B Certificates (which are subordinated to the Class A Certificates to the extent
                         described herein) will evidence undivided
                         interests in the Trust Assets allocated to the
                         Class B Certificateholders' Interest. Initially,
                         no interest will accrue on the Class B
                         Certificates, although, upon satisfaction of the
                         conditions described herein under "Description of
                         the Class A Certificates--Transfer of the Class B
                         Certificates," an interest rate may subsequently
                         be established for the Class B Certificates. The
                         Class B Certificates will represent the right to
                         receive from the Trust Assets allocated to the
                         Class B Certificateholders' Interest, subject to
                         the priority of distributions described herein,
                         funds up to (but not in excess of) the amounts
                         required to make payments of (i) interest, if any,
                         on the Class B Certificates on each Distribution
                         Date at the interest rate established for the
                         Class B Certificates and (ii) payments of
                         outstanding principal on each Distribution Date
                         with respect to the Class B Certificates during
                         the Amortization Period; PROVIDED, that the Class
                         B Certificates are subordinated to the

                         Class A Certificates, and will not be entitled to receive any payments of principal until the Class
                         A Invested Amount has been paid in full, except to the extent of a reduction in the required Class B
                         Invested Amount during the Revolving Period if (i) the Transferor receives confirmation from each Rating Agency that such reduction will not result in a Ratings Effect and (ii) the Transferor shall have delivered to the Trustee a certificate of an authorized officer stating that the Transferor reasonably believes that such reduction will not, based on the facts known to the officer at the time of such certification, cause an Early
                         Amortization Event to occur with respect to Series
                         1998-1. See "Description of the Class A
                         Certificates-- Description of the Class B Invested
                         Amount".

The Transferor's
  Interest............... The Transferor's Interest at any time represents the right to the Trust Assets in excess of the
                         Series 1998-1 Certificateholders' Interest, the
                         interest in the Receivables represented by any
                         Participation and the interests of the
                         Certificateholders of all other Series then
                         outstanding. The Transferor Amount will fluctuate
                         as the amount of the Principal Receivables in the
                         Trust and the amounts on deposit in the Special
                         Funding Account and the Principal Funding Account
                         change from time to time. In addition, the
                         Transferor may cause the issuance of additional
                         Series from time to time and any such issuance
                         will have the effect of decreasing the Transferor
                         Amount to the extent of the Invested Amount of
                         such Series. The Transferor Amount (excluding the
                         interest represented by any Supplemental
                         Certificate) is required to be maintained at a
                         level not less than the Required Retained
                         Transferor Amount. "Required Retained Transferor
                         Amount" means the product of (i) the sum of (a)
                         the aggregate Principal Receivables and (b) the
                         amount on deposit in the Special Funding Account
                         and the amount of certain other Trust Assets,
                         including the Principal Funding Account and (ii)
                         the Required Retained Transferor's Percentage. The
                         "Required Retained Transferor's Percentage" means
                         the highest of the required retained transferor's
                         percentages specified with respect to each Series
                         outstanding. The Required Retained Transferor's
                         Percentage for Series 1998-1 is 2%; PROVIDED,
                         HOWEVER, that such percentage may be adjusted from
                         time to time upon written notice from the
                         Transferor to the Trustee if such adjustment will
                         not result in a Ratings Effect and such action
                         shall not, as evidenced by a Tax Opinion, cause
                         the Trust to be characterized for Federal income
                         tax purposes as an association or publicly traded
                         partnership taxable as a corporation or otherwise
                         have any material adverse effect on the Federal
                         income taxation of any outstanding Series of
                         Certificates or any Certificateholder. The
                         Required Retained Transferor's Percentage for each
                         of Series 1995-1, Series 1996-1 and Series 1997-1
                         is 2%. See "Annex I: Other Series." See also
                         "Description of the Certificates--New Issuances"
                         in the Prospectus. The Transferor's Interest may
                         not be transferred,

                         except in limited circumstances, including through the issuance of a Supplemental Certificate in accordance with the terms of the Pooling
                         Agreement. See "Description of the Certificates--
                         The Transferor Certificate" in the Prospectus. The
                         Pooling Agreement provides that the Transferor will be required to make an Addition (as defined in the Prospectus) to the Trust if the Transferor
                         Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount on the last
                         Business Day of any Monthly Period. A "Business
                         Day" is any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New
                         York, New York, Minneapolis, Minnesota or Sioux
                         Falls, South Dakota are authorized or obligated by law, executive order or governmental decree to be closed.

Issuance of Additional
  Series................. The Pooling Agreement provides that, pursuant to any one or more supplements to the Pooling
                         Agreement (each, a "Supplement" or a "Series
                         Supplement"), the Transferor may cause the
                         Trustee, without prior review by or the consent of
                         the Series 1998-1 Certificateholders, to issue one
                         or more new Series of Certificates. Each such
                         additional Series may contain one or more classes
                         (each, a "Class"). Each such Series or Class will
                         be offered pursuant to a separate prospectus or
                         other offering document describing the material
                         terms of the Certificates of such Series or Class.
                         The Pooling Agreement authorizes the Trustee to
                         issue a certificate evidencing the Transferor's
                         Interest in the Trust, which certificate is to be
                         held by the Transferor initially, certificates
                         (the "Supplemental Certificates") to be held by
                         transferees representing interests in the
                         Transferor's Interest and one or more
                         participations (each, a "Participation") in the
                         Receivables. A Participation was issued to RNB on
                         September 13, 1995. The certificate evidencing the
                         Transferor's Interest in the Trust and any
                         Supplemental Certificates are collectively
                         referred to as the "Transferor Certificate." The
                         issuance of a Series of Certificates will cause a
                         reduction in the Transferor's Interest represented
                         by the Transferor Certificate. However, at all
                         times the portion of the Transferor Amount held by
                         the Transferor (excluding the interest represented
                         by any Supplemental Certificate) must equal or
                         exceed the Required Retained Transferor Amount.
                         There can be no assurance that the terms of any
                         Series, including any Series issued from time to
                         time hereafter, might not have an impact on the
                         timing or amount of payments received by the
                         Series 1998-1 Certificateholders or the
                         Certificateholders of any other Series. Under the
                         Pooling Agreement, the Transferor may define, with
                         respect to any Series, the Principal Terms (as
                         defined in the Prospectus) of any Series to be
                         issued. See "Description of the Certificates--New
                         Issuances" in the Prospectus.

                         A new Series may only be issued upon satisfaction of the conditions described under "Description of the Certificates-- New Issuances" in the Prospectus, including, among others, that (a) such issuance will not result in a Ratings Effect and
                         (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such issuance will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series.

Other Series............. The Trust has previously issued three other Series that remain outstanding. See "Annex I: Other
                         Series" for a summary of the terms of the
                         previously issued Series that remain outstanding.
                         Additional Series are expected to be issued from
                         time to time by the Trust. See "Description of the
                         Certificates--New Issuances" in the Prospectus.

Collections.............. GENERAL. All collections of Receivables
                         ("Collections") will be allocated by the Servicer
                         between amounts collected on Principal Receivables
                         and on Finance Charge Receivables. The Servicer
                         will allocate among the Certificateholders'
                         Interest (as defined in the Prospectus) of each
                         Series, including Series 1998-1, the Transferor's
                         Interest and the interest of the holder of any
                         Participation (a) all amounts collected with
                         respect to Finance Charge Receivables and
                         Principal Receivables with respect to each day
                         during each Monthly Period and (b) the Defaulted
                         Amount on each Distribution Date. Collections of
                         Finance Charge Receivables and the Defaulted
                         Amount will be allocated to Series 1998-1 at all
                         times based upon its Floating Allocation
                         Percentage. Recoveries will be treated as
                         Collections of Principal Receivables. Collections
                         of Principal Receivables will be allocated to
                         Series 1998-1 at all times based upon its
                         Principal Allocation Percentage.

                         FLOATING ALLOCATION PERCENTAGE. The "Floating
                         Allocation Percentage" for Series 1998-1 is equal to the sum of the Class A Floating Allocation
                         Percentage and the Class B Floating Allocation
                         Percentage. The "Class A Floating Allocation
                         Percentage" and "Class B Floating Allocation
                         Percentage" mean, in each case, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class A
                         Adjusted Invested Amount or Class B Invested
                         Amount, respectively, (x) during the Revolving
                         Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to Defaulted Amounts, as of the close of business on the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing
                         Date) and (y) during the Early Amortization Period with respect to Collections of Finance Charge
                         Receivables, as of the close of business on the last day of the Monthly Period immediately preceding the occurrence of an Early Amortization
                         Event, and the denominator of which is the greater of (a) the total amount of Principal Receivables in the

                         Trust plus the amount on deposit in the Special
                         Funding Account as of the close of business on the applicable date and (b) when used with respect to Collections of Finance Charge Receivables, the sum of the numerators with respect to all Classes of all Series and Participations then outstanding used to calculate the applicable allocation percentage. See "Description of the Class A
                         Certificates--Allocation Percentages." Collections of Finance Charge Receivables and the Defaulted
                         Amounts allocated to Series 1998-1 in accordance with its Floating Allocation Percentage will be allocated among the Class A Certificates and Class
                         B Certificates in the manner and in the priority described herein under "Description of the Class A
                         Certificates--Allocation Percentages" and
                         "--Application of Collections."

                         PRINCIPAL ALLOCATION PERCENTAGE. The "Principal
                         Allocation Percentage" for Series 1998-1 means, generally, subject to certain limitations and adjustments described herein, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly
                         Period (or, in the case of the first Monthly
                         Period, the Closing Date), (b) during the
                         Accumulation Period, the Invested Amount as of the last day of the Revolving Period; PROVIDED, that, during the Accumulation Period on the date of issuance of a new Series, at the option of the Transferor, such amount may be reduced to an amount not less than the greater of (x) the Adjusted Invested Amount (as defined herein) on such date and (y) the amount which would result in a Principal Allocation Percentage which when multiplied by the amount of Collections of Principal Receivables for the preceding Monthly
                         Period would equal (I) the Class A Controlled
                         Deposit Amount for such Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if such date is on or after the Class A Expected
                         Final Payment Date and the Class A Invested Amount has been paid in full, the Class B Invested
                         Amount, MINUS (II) the amount of any Available
                         Shared Principal Collections with respect to such Monthly Period, and (c) during the Early
                         Amortization Period, the Invested Amount as of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal
                         Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a) (x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period and (ii) during the Amortization Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special
                         Funding Account as of the last day of the Revolving Period and (y) if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust and the amount on deposit in the Special Funding
                         Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date of determination. See "Description of the Class A
                         Certificates--Allocation Percentages." "Available
                         Shared Principal Collections" means, for any Monthly Period, Shared Principal Collections available to be allocated to the Certificates from each other Series that has a controlled or scheduled amortization or accumulation period beginning after the July 2003 Distribution Date.
                         Collections of Principal Receivables allocated to Series 1998-1 in accordance with its Principal
                         Allocation Percentage will be allocated among the Class A Certificates and Class B Certificates in the manner and in the priority described under "Description of the Class A
                         Certificates--Allocation Percentages" and
                         "--Application of Collections."

Interest................. Interest will accrue on the Class A Certificates at the Class A Certificate Rate. Except as
                         otherwise provided herein, Collections of Finance
                         Charge Receivables and certain other amounts
                         allocable to the Series 1998-1 Certificateholders'
                         Interest will be used to make interest payments to
                         the Series 1998-1 Certificateholders on each
                         Distribution Date. See "Description of the Class A
                         Certificates--Interest."

Expected Principal
  Payment Date........... Principal is scheduled to be paid in full on the
                         July 2003 Distribution Date for the Class A
                         Certificates, but may be paid earlier or later in
                         certain circumstances described in "Maturity
                         Considerations" and "Description of the Class A
                         Certificates-- Early Amortization Events." Unpaid
                         principal, together with interest, will be payable
                         monthly to Class A Certificateholders following
                         the Class A Expected Final Payment Date to the
                         extent principal has not been paid in full on the
                         Class A Expected Final Payment Date. However, no
                         payments of principal or interest will be made on
                         the Series 1998-1 Certificates after the Series
                         1998-1 Termination Date, regardless of whether
                         principal and interest have been paid in full with
                         respect thereto. See "Description of the Class A
                         Certificates-- Optional Termination; Final Payment
                         of Principal" and "--Series Termination."

Revolving Period......... The revolving period with respect to the Series
                         1998-1 Certificates (the "Revolving Period") will
                         commence on the Closing Date and will end on the
                         day before either the Accumulation Period or the
                         Early Amortization Period begins. The Accumulation
                         Period is scheduled to begin with the July 2002
                         Monthly Period. See "Description of the Class A
                         Certificates--Early Amortization Events" for a
                         discussion of the events which might lead to a
                         termination of the Revolving Period for the Series
                         1998-1 Certificates prior to the end of the June
                         2002 Monthly Period. Subject to the conditions set
                         forth

                         herein under "Description of the Class A
                         Certificates-- Postponement of Accumulation
                         Period," the end of the Revolving Period and the beginning of the Accumulation Period may be delayed to no later than the close of business on the last day of the May 2003 Monthly Period.
                         During the Revolving Period, Collections of
                         Principal Receivables otherwise allocable to the Series 1998-1 Certificateholders' Interest (other than collections of Principal Receivables allocated to the Class B Certificateholders'
                         Interest that are reallocated and applied to pay any deficiency in the Required Amount) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the related supplements (each, a "Series Supplement") to the Pooling Agreement for such other Series, or paid to the holder of the Transferor Certificate. See "Description of the
                         Class A Certificates--Early Amortization Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Accumulation Period. In addition, see "Description of the Class A
                         Certificates-- Shared Principal Collections."

Principal Payments;
  Accumulation Period.... The "Accumulation Period" means the period scheduled to begin with the July 2002 Monthly
                         Period, but which may be postponed in the manner
                         described in "Description of the Class A
                         Certificates--Postponement of Accumulation
                         Period," and ending on the earliest of (1) the day
                         immediately preceding the day on which an Early
                         Amortization Event occurs with respect to the
                         Series 1998-1 Certificates, (2) the end of the
                         June 2003 Monthly Period and (3) the date of the
                         termination of the Trust. Unless an Early
                         Amortization Event shall have occurred with
                         respect to the Series 1998-1 Certificates, on each
                         Distribution Date with respect to the Accumulation
                         Period an amount equal to the lesser of (i)
                         Collections of Principal Receivables allocable to
                         the Class A Certificateholders' Interest, plus
                         Shared Principal Collections, if any, plus Shared
                         Transferor Principal Collections, if any,
                         allocable to the Class A Certificates plus certain
                         other amounts comprising Class A Principal, and
                         (ii) the Class A Controlled Accumulation Amount
                         for such Monthly Period plus any Class A Deficit
                         Controlled Accumulation Amount arising from prior
                         Monthly Periods, will be deposited in the
                         Principal Funding Account. The funds then on
                         deposit in the Principal Funding Account will be
                         paid to the Class A Certificateholders on the
                         Class A Expected Final Payment Date. If the funds
                         available for distribution to the Class A
                         Certificateholders on the Class A Expected Final
                         Payment Date are insufficient to pay the Class A
                         Invested Amount in full, all such funds will be
                         distributed to the Class A Certificateholders at
                         such time. Thereafter, until the Class A Invested
                         Amount has been paid in full or the Series 1998-1

                         Termination Date has occurred, principal and interest will be payable to Class A
                         Certificateholders monthly on each Special Payment
                         Date. After the Class A Invested Amount has been paid in full, and in certain limited circumstances prior thereto, principal will be payable to the Class B Certificateholders. See "Description of the Class A Certificates--Principal" and
                         "--Description of the Class B Invested Amount."

                         All amounts in the Principal Funding Account will be invested by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in certain Eligible Investments. Investment earnings
                         (net of investment losses and expenses) on amounts on deposit in the Principal Funding Account (the
                         "Principal Funding Investment Proceeds") during the Accumulation Period will be treated as Available Series 1998-1 Finance Charge
                         Collections. If, for any Interest Period, the
                         Principal Funding Investment Proceeds are less than an amount equal to, for such Interest Period, one-twelfth of the product of (a) the Class A
                         Certificate Rate in effect with respect to such Interest Period and (b) the balance of the Principal Funding Account as of the first day of such Interest Period (the "Class A Covered
                         Amount"), the amount of such deficiency (the
                         "Principal Funding Investment Shortfall") will be withdrawn from the Reserve Account (and included as part of Available Series 1998-1 Finance Charge
                         Collections) to the extent that funds have been deposited and are available therein and, if necessary and available, from Reallocated Class B
                         Principal Collections.

                         Other Series which may be offered by the Trust in the future may or may not have amortization periods like the Accumulation Period or the Early
                         Amortization Period, and such periods may have different lengths and begin on different dates than the Accumulation Period or the Early
                         Amortization Period. Thus, certain Series may be in their revolving periods, while others are in periods during which Collections of Principal
                         Receivables are distributed to or accumulated for the benefit of such other Series. In addition, other Series may allocate Principal Receivables based upon different principal allocation percentages.

Early Amortization
  Period................. During the period from the day on which an Early
                         Amortization Event has occurred to the date on
                         which the Invested Amount has been paid in full or
                         the Series 1998-1 Termination Date has occurred
                         (the "Early Amortization Period"), Collections of
                         Principal Receivables and certain other amounts
                         allocable to the Series 1998-1 Certificateholders'
                         Interest (including Shared Principal Collections
                         and Shared Transferor Principal Collections, if
                         any) will be distributed as principal payments on
                         each Distribution Date first to the Class A
                         Certificates to the extent of Class A Principal
                         and then, after the Class A Invested Amount has
                         been paid in full, to the Class B Certificates.
                         During the Early Amortization Period, monthly
                         payments of principal


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
                         with respect to the Class A Certificateholders
                         will not be limited to the Class A Controlled
                         Deposit Amount. An "Early Amortization Event"
                         would occur, either automatically or after
                         specified notice and required Certificateholder
                         vote, upon (a) the failure of the Transferor to
                         make certain payments or transfers of funds for
                         the benefit of the Certificateholders within the
                         time periods stated in the Pooling Agreement, (b)
                         material breaches of certain representations,
                         warranties or covenants of the Transferor, (c)
                         certain insolvency events relating to RNB, DHCC,
                         the Transferor or any holder of the Transferor
                         Certificate, (d) (i) a failure by DHCC or the
                         Transferor to make any Addition within five
                         Business Days after the Required Designation Date
                         or (ii) the Class B Invested Amount being less
                         than 5% of the Initial Invested Amount, (e) any
                         Servicer Default occurring which would have a
                         material adverse effect on the Series 1998-1
                         Certificateholders, (f) the average of the
                         Portfolio Yields for any three consecutive Monthly
                         Periods being reduced to a rate which is less than
                         the average of the Base Rates for such three
                         consecutive Monthly Periods, (g) the Trust
                         becoming an "investment company" within the
                         meaning of the Investment Company Act of 1940, as
                         amended, (h) the Transferor becoming unable for
                         any reason to transfer Receivables to the Trust in
                         accordance with the Pooling Agreement, (i) the
                         amount on deposit in the Special Funding Account
                         as a percentage of the sum of the aggregate amount
                         of Principal Receivables plus the amount on
                         deposit in the Special Funding Account becoming
                         equal to or greater than 30% on the last day of
                         three consecutive Monthly Periods or (j) the
                         Transferor Amount (excluding the interest
                         represented by any Supplemental Certificate) being
                         less than the Required Retained Transferor Amount.
                         See "Description of the Class A
                         Certificates--Early Amortization Events" for a
                         further discussion of the events which might lead
                         to the commencement of the Early Amortization
                         Period.

Application of
  Collections............ FINANCE CHARGE COLLECTIONS. On each Distribution
                         Date, the sum of (x) the Floating Allocation
                         Percentage of Collections of Finance Charge
                         Receivables collected during the preceding Monthly
                         Period, (y) any investment earnings relating to
                         amounts on deposit in the Principal Funding
                         Account and the Reserve Account and (z) the lesser
                         of the Principal Funding Investment Shortfall and
                         the Available Reserve Account Amount
                         (collectively, the "Available Series 1998-1
                         Finance Charge Collections") for the related
                         Monthly Period will be allocated and distributed
                         as follows:

                         FIRST, to pay Class A Monthly Interest and
                         Carryover Class A Interest;

                         SECOND, to pay the Monthly Servicing Fee;

                         THIRD, an amount equal to the Class A Investor
                         Defaulted Amount, if any, to be allocated as described under "Description of the Class A
                         Certificates--Application of Collections";

                         FOURTH, an amount equal to the Class B Investor
                         Defaulted Amount, if any, to be allocated as described under "Description of the Class A
                         Certificates--Application of Collections";

                         FIFTH, an amount equal to unpaid Adjustment
                         Payment shortfalls, if any, to be allocated as described under "Description of the Class A
                         Certificates--Application of Collections";

                         SIXTH, an amount equal to unreimbursed Class A
                         Investor Charge-Offs, if any, to be allocated as described under "Description of the Class A
                         Certificates--Application of Collections";

                         SEVENTH, an amount equal to unreimbursed reductions in the Class B Invested Amount as a result of Class B Investor Charge-Offs and
                         Reallocated Class B Principal Collections, if any, to be allocated as described under "Description of the Class A Certificates--Application of
                         Collections";

                         EIGHTH, to pay Class B Monthly Interest and
                         Carryover Class B Interest, if any;

                         NINTH, on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account is terminated, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available
                         Reserve Account Amount, to be deposited into the Reserve Account; and

                         TENTH, an amount equal to the remaining balance to constitute Excess Finance Charge Collections and to be allocated as described under "Description of the Class A Certificates-- Application of
                         Collections."

                         For a more extensive discussion, see "Description of the Class A Certificates--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER
                         ITEMS" and "--EXCESS FINANCE CHARGE COLLECTIONS."

                         PRINCIPAL COLLECTIONS. During the Revolving
                         Period, the Principal Allocation Percentage of
                         Collections of Principal Receivables for each Monthly Period may be treated as Shared Principal
                         Collections or paid to the holder of the Transferor Certificate, unless the Required
                         Retained Transferor Amount exceeds the Transferor
                         Amount (excluding the interest represented by any Supplemental Certificate), in which event such Collections will be deposited into the Special
                         Funding Account to the extent of such excess. On each Distribution Date with respect to the Accumulation Period, Collections of Principal
                         Receivables allocable to the Class A
                         Certificateholders, up to the Class A Controlled
                         Deposit Amount, will be deposited in the Principal
                         Funding Account for distribution to the Class A
                         Certificateholders on the Class A Expected Final
                         Payment Date. On each Distribution Date after the
                         Class A Expected Final Payment Date and, if earlier, following the occurrence of an Early
                         Amortization Event, the Principal Allocation
                         Percentage

                         of Collections of Principal Receivables allocable to Series 1998-1 for each Monthly Period will be allocated as follows:

                         FIRST, to pay Class A Principal until the Class A
                         Invested Amount has been paid in full;

                         SECOND, after the Class A Invested Amount has been paid in full to pay Class B Principal; and

                         THIRD, any remaining funds to be treated as Shared
                         Principal Collections.

                         For a more extensive discussion, see "Description of the Class A Certificates--Application of Collections--PAYMENT OF PRINCIPAL."

Additional Amounts
  Available to
  Class A
    Certificateholders... If the sum of the allocations and distributions described under "Application of
                         Collections--FINANCE CHARGE COLLECTIONS" above, exclusive of amounts constituting Excess Finance
                         Charge Collections, exceeds the Available Series
                         1998-1 Finance Charge Collections (such excess, the "Required Amount"), Excess Finance Charge
                         Collections from other Series, if any, allocable to Series 1998-1 as shared finance charge collections, will be applied to fund the Required
                         Amount. If Excess Finance Charge Collections from other Series allocable to Series 1998-1 with respect to such Distribution Date are less than the Required Amount, Excess Transferor Finance
                         Charge Collections allocable to Series 1998-1 will be applied to fund the remaining Required Amount.
                         If Excess Transferor Finance Charge Collections allocable to Series 1998-1 with respect to such Distribution Date are less than the remaining
                         Required Amount, Reallocated Class B Principal
                         Collections with respect to the related Monthly
                         Period will be used to fund the Class A Required
                         Amount (as defined under "Description of the Class
                         A Certificates--Reallocation of Cash Flows"). If the Reallocated Class B Principal Collections are insufficient to fund the Class A Required Amount, the Class B Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Defaulted Amount) to avoid a charge-off with respect to the Class A
                         Certificates. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced if the Class A Required Amount for any Distribution Date exceeds the sum of Excess
                         Finance Charge Collections from other Series allocated to Series 1998-1, Excess Transferor
                         Finance Charge Collections allocated to Series
                         1998-1, and Reallocated Class B Principal
                         Collections for the related Monthly Period, but not by more than the Class A Investor Defaulted
                         Amount for such Monthly Period, and the Class A
                         Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See "Description of the Class A Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Investor
                         Charge-Offs" herein.


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
Subordination of the
  Class B Certificates... The Class B Certificates will be subordinated as described herein to the extent necessary to fund
                         payments with respect to the Class A Certificates
                         as described herein. If the Class B Invested
                         Amount is reduced, the percentages of Collections
                         of Finance Charge Receivables allocable to the
                         Class B Certificateholders in subsequent Monthly
                         Periods will be reduced. After certain other
                         distributions have been made, Finance Charge
                         Collections allocable to Series 1998-1 will be
                         used to reimburse certain reductions in the Class
                         B Invested Amount. To the extent the amount of
                         such reduction in the Class B Invested Amount is
                         not so reimbursed, the amount of principal
                         distributable to the Class B Certificateholders
                         will be reduced. See "Description of the Class A
                         Certificates--Allocation Percentages,"
                         "--Subordination of the Class B Certificates" and
                         "--Application of Collections--EXCESS FINANCE
                         CHARGE COLLECTIONS."

Sharing of Excess Finance
  Charge Collections..... The Series 1998-1 Certificates will be included in a group of Series ("Group I") which may be issued
                         by the Trust from time to time. The Series 1998-1
                         Certificates are the fourth Series to have been
                         issued by the Trust and on the Closing Date will
                         be the fourth Series in Group I. Subject to
                         certain limitations described under "Description
                         of the Class A Certificates-- Sharing of Excess
                         Finance Charge Collections," Excess Finance Charge
                         Collections, if any, with respect to a Series
                         included in Group I, including Series 1998-1, will
                         be applied to cover any shortfalls with respect to
                         amounts payable from Collections of Finance Charge
                         Receivables allocable to any other Series in Group
                         I, PRO RATA based upon the amount of the
                         shortfall, if any, with respect to each Series in
                         Group I. There can be no assurance that any
                         additional Series will be issued by the Trust or
                         included in Group I. See "Description of the Class
                         A Certificates--Sharing of Excess Finance Charge
                         Collections."

Shared Principal
  Collections............ Collections of Principal Receivables and certain other amounts otherwise allocable to other Series,
                         if any, to the extent such collections are not
                         needed to make payments to or deposits for the
                         benefit of the certificateholders of such other
                         Series plus amounts specified in any Participation
                         Supplement to be treated as Shared Principal
                         Collections, if any, will be applied to cover
                         principal payments due to or for the benefit of
                         the Series 1998-1 Certificateholders, and
                         Collections of Principal Receivables and certain
                         other amounts otherwise allocable to Series 1998-1
                         Certificateholders, if any, to the extent such
                         Collections are not needed to make payments to or
                         deposits for the benefit of Series 1998-1
                         Certificateholders, will be applied to cover
                         principal payments due to or for the benefit of
                         other Series. There can be no assurance that any
                         other Series will be issued by the Trust. See
                         "Description of the Class A Certificates--Shared
                         Principal Collections."


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
Sharing of Transferor
  Principal and Finance
  Charge Collections..... Subject to certain limitations described under
                         "Description of the Class A Certificates--Shared
                         Excess Transferor Finance Charge and Transferor
                         Principal Collections," amounts otherwise payable
                         to the Transferor with respect to collections of
                         Finance Charge Receivables, regardless of whether
                         such Collections were initially allocated to the
                         Transferor or any Series, will be applied to cover
                         any shortfalls with respect to amounts payable
                         from Collections of Finance Charge Receivables
                         allocable to any Series, including Series 1998-1,
                         that has been designated to receive Excess
                         Transferor Finance Charge Collections, PRO RATA
                         based upon the amount of the remaining shortfall,
                         if any, with respect to each such Series after the
                         application of other amounts including Excess
                         Finance Charge Collections. Any Excess Transferor
                         Finance Charge Collections remaining after such
                         application plus amounts payable to the Transferor
                         with respect to collections of Principal
                         Receivables, regardless of whether such
                         Collections were initially allocated to the
                         Transferor or any Series, to the extent such
                         Collections are not needed to make payments to the
                         holder of any Supplemental Certificate, will be
                         applied, in certain circumstances, to cover
                         principal payments due to or for the benefit of
                         the Series 1998-1 Certificateholders. See
                         "Description of the Class A Certificates--Shared
                         Excess Transferor Finance Charge and Transferor
                         Principal Collections."

Special Funding
  Account................ On each day on which the Transferor Amount
                         (excluding the interest represented by any
                         Supplemental Certificate) would otherwise be less
                         than the Required Retained Transferor Amount,
                         funds (to the extent available therefor as
                         described herein) otherwise payable to the
                         Transferor will be deposited in the Special
                         Funding Account on each Business Day to maintain
                         the Transferor Amount (excluding the interest
                         represented by any Supplemental Certificate) at an
                         amount at least equal to the Required Retained
                         Transferor Amount. Funds on deposit in the Special
                         Funding Account will be withdrawn and paid to the
                         Transferor to the extent that on any day the
                         Transferor Amount (excluding the interest
                         represented by any Supplemental Certificate) will
                         exceed the Required Retained Transferor Amount
                         after such distribution. See "Description of the
                         Certificates--Special Funding Account" in the
                         Prospectus.

                         Any funds on deposit in the Special Funding
                         Account on each Distribution Date during the Amortization Period will be allocated to the Class
                         A Certificateholders in an amount equal to the lesser of any Principal Shortfall for Series
                         1998-1 and the amount allocated with respect thereto pursuant to the Pooling Agreement, such amount to be deposited in the Principal Funding
                         Account during the Accumulation Period or the Collection Account during the Early Amortization
                         Period, and on each Distribution Date on and after the Distribution Date on which the Class A
                         Invested Amount is paid in full, allocated to

                         the Class B Certificateholders in an amount not to exceed the Class B Invested Amount after subtracting amounts to be deposited in the Collection Account with respect thereto and paid to the Class B Certificateholders. No funds will be deposited in the Special Funding Account during any accumulation period, amortization period, or early amortization period for any Series until the principal funding account for such Series has been fully funded with respect to any Distribution Date or the investor certificates of such Series have been paid in full. See "Description of the Class A
                         Certificates--Application of Collections--PAYMENT
                         OF PRINCIPAL" herein and "Description of the Certificates--Special Funding Account" in the
                         Prospectus.

Paired Series............ The Series 1998-1 Certificates may be paired with one or more other Series or a portion of one or
                         more other Series issued by the Trust (each, a
                         "Paired Series") at or after the commencement of
                         the Accumulation Period. If a Paired Series is
                         issued with respect to Series 1998-1, following
                         the issuance of such Paired Series, as the Class A
                         Adjusted Invested Amount and the Class B Invested
                         Amount are reduced, the invested amount of the
                         Paired Series will increase by an equal amount.
                         This will have the effect of increasing the
                         invested amount of the Paired Series by an amount
                         that otherwise would have increased the Transferor
                         Amount. Upon payment in full of Series 1998-1, the
                         increase in the invested amount of the Paired
                         Series will be equal to the amount of the Invested
                         Amount paid to Certificateholders of Series 1998-1
                         since the issuance of such Paired Series. If an
                         early amortization event occurs with respect to
                         any such Paired Series prior to the payment in
                         full of the Series 1998-1 Certificates, the final
                         payment of principal to the Series 1998-1
                         Certificateholders may be delayed. See
                         "Description of the Class A Certificates--Paired
                         Series."

Servicing Fee............ The Servicer will receive a servicing fee payable with respect to Series 1998-1 (the "Servicing
                         Fee") and each Series issued by the Trust as
                         servicing compensation from the Trust. The portion
                         of the Servicing Fee allocable to Series 1998-1
                         shall be payable monthly on each Distribution Date
                         and shall be equal to one twelfth of the product
                         of (x) the Servicing Fee Rate and (y) the sum of
                         the Class A Adjusted Invested Amount and the Class
                         B Invested Amount reduced by the Floating
                         Allocation Percentage of the amount on deposit in
                         the Special Funding Account as of the last day of
                         the Monthly Period second preceding the related
                         Distribution Date. The "Servicing Fee Rate" for
                         the Series 1998-1 Certificates will be 2% per
                         annum. See "Description of the Class A
                         Certificates--Servicing Compensation and Payment
                         of Expenses" herein and "The Pooling and Servicing
                         Agreement--Servicing Compensation and Payment of
                         Expenses" in the Prospectus.

Defeasance............... On any date prior to the Early Amortization Period that the Transferor has deposited (x) in the
                         Principal Funding Account,

                         an amount equal to the outstanding principal balance of the Class A Certificates, which amount shall be invested in Eligible Investments and (y) in the Reserve Account, an amount equal to or greater than the Class A Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding
                         Account through the Class A Expected Final Payment
                         Date and has satisfied certain other conditions, the Series 1998-1 Certificates will no longer be entitled to the security interest of the Trust in the Receivables and other Trust assets (except as set forth herein), and the percentages applicable to the allocation to the Series 1998-1
                         Certificateholders of Collections of Principal
                         Receivables, Finance Charge Receivables and
                         Defaulted Receivables will be reduced to zero.
                         Upon the satisfaction of the foregoing conditions, the Class B Invested Amount will be reduced to zero. See "Description of the Class A
                         Certificates--Defeasance."

Optional Repurchase...... The Class A Certificates will be subject to optional repurchase by the Transferor on any
                         Distribution Date on or after the Distribution
                         Date on which the Class A Invested Amount is less
                         than or equal to 10% of the Class A Initial
                         Invested Amount. The purchase price will be equal
                         to the Class A Invested Amount plus accrued and
                         unpaid interest on the Class A Certificates
                         through the day preceding such Distribution Date.
                         See "Description of the Class A
                         Certificates--Optional Termination; Final Payment
                         of Principal."

Series 1998-1 Termination
  Date................... The May 2006 Distribution Date (the "Series 1998-1
                         Termination Date"). See "Description of the Class
                         A Certificates-- Series Termination."

Issuance of Additional
  Certificates........... The Transferor may cause the Trustee to issue additional Series 1998-1 Certificates ("Additional
                         Certificates") from time to time during the
                         Revolving Period, provided that certain conditions
                         specified in the Series 1998-1 Supplement are met,
                         including that, after giving effect to the
                         issuance of Additional Certificates, the total
                         amount of Principal Receivables in the Trust be
                         greater than the Required Principal Balance, and
                         that such issuance not result in a Ratings Effect.
                         Whenever Additional Certificates are issued, a PRO
                         RATA principal amount of each Class of Series
                         1998-1 Certificates will be issued and the Class A
                         Invested Amount and the Class B Invested Amount
                         will be increased accordingly. When issued, the
                         Additional Certificates of a Class will be
                         identical in all respects to the other outstanding
                         Series 1998-1 Certificates of that Class. See
                         "Description of the Class A Certificates--Issuance
                         of Additional Certificates."

Tax Status............... Subject to the matters discussed under "Certain
                         U.S. Federal Income Tax Consequences" in the
                         Prospectus, Special Tax Counsel to the Transferor
                         is of the opinion that, under existing law, the
                         Class A Certificates will properly be
                         characterized as debt for Federal income tax
                         purposes on the date of issuance.

                         Under the Pooling Agreement, the Transferor, the
                         Servicer, the Certificateholders and the
                         Certificate Owners will agree to treat the Certificates as debt for Federal and state income tax purposes. See "Certain U.S. Federal Income Tax
                         Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws.

ERISA Considerations..... Under a regulation issued by the United States
                         Department of Labor, the Trust Assets would not be
                         deemed "plan assets" of an employee benefit plan
                         holding the Class A Certificates if certain
                         conditions are met, including that the Class A
                         Certificates must be held, upon completion of the
                         public offering made hereby, by at least 100
                         investors who are independent of the Transferor
                         and of one another. The Transferor expects,
                         although no assurance can be given, that the Class
                         A Certificates will be held by at least 100
                         independent investors at the conclusion of the
                         offering, although no monitoring or other measures
                         will be taken to ensure that such condition will
                         be met. The Transferor anticipates that the other
                         conditions of the regulation will be met. If the
                         Trust Assets were deemed to be "plan assets" of an
                         employee benefit plan investor, it is uncertain
                         whether existing exemptions from the "prohibited
                         transaction" rules of the Employee Retirement
                         Income Security Act of 1974, as amended ("ERISA"),
                         and Section 4975 of the Internal Revenue Code of
                         1986, as amended (the "Code"), would apply to all
                         transactions involving the Trust Assets.
                         Accordingly, employee benefit plan fiduciaries
                         contemplating purchasing the Class A Certificates
                         should consult their counsel before making a
                         purchase. See "ERISA Considerations" in the
                         Prospectus.

Class A Certificate
  Rating................. It is a condition to the issuance of the Class A
                         Certificates that they be rated "AAA" by Standard
                         & Poor's Ratings Group ("Standard & Poor's") and
                         "Aaa" by Moody's Investors Service, Inc.
                         ("Moody's") (Moody's and Standard & Poor's are
                         collectively referred to herein as the "Rating
                         Agencies" or individually as a "Rating Agency").
                         The rating of the Class A Certificates is based
                         primarily on the value of the Receivables and the
                         subordination of the Class B Certificates. The
                         Rating Agencies do not evaluate, and the ratings
                         of the Class A Certificates do not address, the
                         likelihood that the principal of the Class A
                         Certificates will be paid in full by the Class A
                         Expected Final Payment Date. There is no assurance
                         that the rating will remain for any given period
                         of time or that the rating will not be lowered or
                         withdrawn by the applicable Rating Agency if in
                         its judgment circumstances so warrant. See "Risk
                         Factors--Limited Nature of Rating" in the
                         Prospectus.

                            MATURITY CONSIDERATIONS

    The Class A Invested Amount is payable to the Class A Certificateholders, to the extent funds are available therefor in the Principal Funding Account, on the Class A Expected Final Payment Date, which is the July 2003 Distribution Date (the "Class A Expected Final Payment Date"), or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period. The Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which an Early Amortization Event occurs (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Series 1998-1 Termination Date has occurred.

    During the Accumulation Period, Collections of Principal Receivables allocable to the Class A Certificates up to the Class A Controlled Deposit Amount will be deposited in the Principal Funding Account on each Distribution Date until the amount deposited in the Principal Funding Account is equal to the Class A Invested Amount. The Class A Certificateholders will receive the amount on deposit in the Principal Funding Account on the Class A Expected Final Payment Date, including amounts deposited in the Principal Funding Account from the Collection Account on such date.

    On each Distribution Date during the Accumulation Period, an amount (the "Class A Principal") will be deposited in the Principal Funding Account equal to the Principal Allocation Percentage (as defined herein under "Description of the Class A Certificates--Allocation Percentages--PRINCIPAL ALLOCATION PERCENTAGE") of Principal Receivables received during the preceding Monthly Period and certain other amounts allocable to principal (see "Description of the Class A Certificates--Application of Collections-- PAYMENT OF PRINCIPAL"), but not more than the Class A Controlled Deposit Amount, which is equal to the sum of the Class A Controlled Accumulation Amount and any existing Class A Deficit Controlled Accumulation Amount (both as defined under "Description of the Class A Certificates--Application of Collections--PAYMENT OF PRINCIPAL") and, in any event, not more than the Class A Adjusted Invested Amount. Should an Early Amortization Event occur with respect to the Series 1998-1 Certificates and the Early Amortization Period commence, distributions of principal to the Series 1998-1 Certificateholders will be made in the priority described herein without regard to the Class A Controlled Deposit Amount until the earlier of the payment in full of the Series Invested Amount and the Series 1998-1 Termination Date occurs. See "Description of the Class A Certificates--Early Amortization Events."

    The Transferor may, on or after the date on which the Accumulation Period commences for Series 1998-1, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 1998-1. Although no assurance can be given as to whether such other Series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not an Early Amortization Event occurs with respect to the Series 1998-1 Certificates, and the interest rate with respect to certificates of such other Series will be established on its date of issuance and may be reset periodically. Further, the early amortization events with respect to such other Series may vary from the Early Amortization Events with respect to Series 1998-1 and may include early amortization events which are unrelated to the status of the Transferor, the Servicer or the Receivables, such as events related to the continued availability and rating of certain Enhancement Providers to such other Series. If an early amortization event does occur with respect to any such Paired Series prior to the payment in full of the Series 1998-1 Certificates, the final payment of principal to the Series 1998-1 Certificateholders may be delayed. In particular, the denominator of the Principal Allocation Percentage may be increased upon the occurrence of an early amortization event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables allocated to Series 1998-1 if such event allowed the payment of principal at such time to the Paired Series and required reliance by Series 1998-1 on clause (b) of the denominator of the Principal Allocation Percentage for Series 1998-1. See "Description of the Class A Certificates--Allocation Percentages--PRINCIPAL ALLOCATION PERCENTAGE" and "--Paired Series."

    The ability of Class A Certificateholders to receive payments of principal on the Class A Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, charge-offs and new borrowings on the Accounts and the potential issuance by the Trust of additional Series, among other factors. Monthly payment rates on the Receivables may vary because, among other things, Cardholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of Cardholders. See "Composition and Historical Performance of the RNB Portfolio." The Transferor cannot predict, and no assurance can be given, as to the Cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series 1998-1 Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Risk Factors--Payment and Maturity Considerations; Dependency on Cardholder Repayments" in the Prospectus and "Description of the Class A Certificates--Shared Principal Collections" herein.

    The amount of outstanding Receivables, charge-offs and new borrowings on the Accounts may vary due to changes in credit terms, seasonal variations, changes in Cardholders, the availability of other sources of credit, legal factors, general economic conditions, spending and borrowing habits of individual Cardholders and other factors. There can be no assurance that Collections of Principal Receivables with respect to the Trust Portfolio (as defined in the Prospectus), and thus the rate at which Class A Certificateholders could expect payments of principal during the Accumulation Period to be deposited in the Principal Funding Account, will be similar to the historical experience set forth in the "Summary Payment Rate Information" table under the heading "Composition and Historical Performance of the RNB Portfolio." Further, if an Early Amortization Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

    Due to the reasons set forth above, there can be no assurance that the payment of principal with respect to the Class A Certificates will be made on the Class A Expected Final Payment Date. See "Risk Factors--Payment and Maturity Considerations; Dependency on Cardholder Repayments" in the Prospectus.

          COMPOSITION AND HISTORICAL PERFORMANCE OF THE RNB PORTFOLIO

    The following information reflects the composition and historical performance of the RNB portfolio of credit card accounts (the "RNB Portfolio"). However, the amounts presented also include an immaterial amount of receivables in certain Dayton Hudson (as defined in the Prospectus) commercial accounts which are not included in the RNB Portfolio or the Trust Portfolio. The Trust Portfolio is the same as the RNB Portfolio. The composition of the RNB Portfolio presented in the following tables reflects the national introduction of the Target Credit Card (as defined in the Prospectus) in 1995 and Target's expansion to 32% of the RNB Portfolio at year end 1997. See "The RNB Credit Card Business" in the Prospectus. Because the future composition of the portfolios may change over time, these tables are not necessarily indicative of the composition or performance of the RNB Portfolio or the Trust Portfolio at any subsequent time.

COMPOSITION OF THE RNB PORTFOLIO

             DELINQUENCIES AS A PERCENTAGE OF THE RNB PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                               MAY 31,                                    YEAR ENDED DECEMBER 31
                           ------------------------------------------------  ------------------------------------------------
                                    1998                     1997                     1997                     1996
                           -----------------------  -----------------------  -----------------------  -----------------------
     NUMBER OF DAYS        DELINQUENT               DELINQUENT               DELINQUENT               DELINQUENT
       DELINQUENT            AMOUNT         %         AMOUNT         %         AMOUNT         %         AMOUNT         %
-------------------------  -----------  ----------  -----------  ----------  -----------  ----------  -----------  ----------
30--59 days..............   $  82,190        3.86%   $  74,353        3.75%   $  82,830        3.37%   $  68,223        3.12%
60--89 days..............      36,180        1.70       33,543        1.69       36,879        1.50       29,420        1.35
90 days and greater......      74,064        3.48       66,575        3.35       76,217        3.10       56,162        2.57
                           -----------        ---   -----------        ---   -----------        ---   -----------        ---
    Total................   $ 192,434        9.04%   $ 174,471        8.79%   $ 195,926        7.97%   $ 153,805        7.04%
                           -----------        ---   -----------        ---   -----------        ---   -----------        ---
                           -----------        ---   -----------        ---   -----------        ---   -----------        ---


                                    1995
                           -----------------------
     NUMBER OF DAYS        DELINQUENT
       DELINQUENT            AMOUNT         %
-------------------------  -----------  ----------
30--59 days..............   $  72,051        3.63%
60--89 days..............      26,570        1.34
90 days and greater......      47,893        2.42
                           -----------        ---
    Total................   $ 146,514        7.39%
                           -----------        ---
                           -----------        ---

------------------------------

(1) The delinquent amount represents the sum of cycle delinquencies in each category as of the close of the respective monthly billing cycle periods, which may differ from the respective month-end delinquencies in each category. The percentages are the result of dividing the delinquent amount by the cycle-end sum of billed balances on the applicable date.

                    LOSS EXPERIENCE FOR THE RNB PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                                  FIVE MONTHS ENDED MAY 31,         YEAR ENDED DECEMBER 31,
                                                ------------------------------  -------------------------------
                                                     1998            1997         1997       1996       1995
                                                --------------  --------------  ---------  ---------  ---------
Average Receivables Outstanding(2)............  $2,261,598      $2,071,926      $2,100,064 $1,858,557 $1,660,261
Gross Charge-Offs(3)..........................      81,743          68,371        182,196    140,571    107,057
Recoveries(4).................................      10,788          11,247         25,332     26,879     25,726
Net Losses....................................      70,955          57,125        156,864    113,692     81,331
Net Losses as a Percentage of Average
  Receivables Outstanding.....................        7.53%(5)        6.62%(5)       7.47%      6.12%      4.90%

------------------------------

(1) The amounts set forth in this table represent, for each category described in the left-hand column of this table, the aggregate dollar amount of such category as of the close of the respective monthly billing cycle periods, which may differ from the month-end amount of each such category.

(2) The Average Receivables Outstanding for each year is calculated by averaging the amount of Receivables outstanding at the end of each of the billing cycles in each month from January through December of such year, which may differ from the month end Receivables outstanding.

(3) Gross Charge-Offs generally exclude Finance Charge Receivables and late payment fees charge-offs.

(4) Recoveries generally exclude Finance Charge Receivables and late payment fees recoveries. Recoveries include sales tax recoveries and are net of collection agency fees.

(5) Annualized.

REVENUE EXPERIENCE

    The following table sets forth the total revenues from finance charges and fees billed with respect to the RNB Portfolio for each of the periods shown. The figures in the table represent amounts billed to accountholders before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

                    REVENUE EXPERIENCE FOR THE RNB PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                           FIVE MONTHS ENDED MAY 31,               YEAR ENDED DECEMBER 31,
                                                        -------------------------------   ------------------------------------------
                                                             1998             1997             1997           1996          1995
                                                        --------------   --------------   --------------   -----------   -----------
Average Receivables Outstanding(1)....................  $2,261,598       $2,071,926       $2,100,064       $1,858,557    $1,660,261
Finance Charges and Fees(2)...........................     265,289          229,303          574,908          466,052       384,388
Yield from Finance Charges and Fees...................       28.15%(3)        26.56%(3)        27.38%           25.08%        23.15%

------------------------------

(1) Average Receivables Outstanding for each year is calculated by averaging the amount of Receivables outstanding at the end of each of the billing cycles in each month from January through December of such year, which may differ from the month end Receivables outstanding.

(2) Finance Charges and Fees represent the sum of the Finance Charges and Fees from January through December of such year. Finance Charges and Fees includes finance charges assessed net of Finance Charge Receivables waived as customer service adjustment (generally excludes Finance Charge Receivables charge-offs), late fees assessed net of late fees waived as customer service adjustment (generally excludes late fees charge-offs), return check fees, credit division miscellaneous income, RNB merchant fees and RNB deferred billing fees.

(3) Annualized.

PAYMENT RATES

    The following table sets forth the highest and lowest cardholder monthly payment rates for the RNB Portfolio during any single month on a sum of billing cycles basis in the period shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the average of the beginning of the month account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables (exclusive of merchant fees and deferred billing fees) with respect to the Accounts.

                        SUMMARY PAYMENT RATE INFORMATION

                                                    FIVE MONTHS ENDED MAY
                                                             31,                    YEAR ENDED DECEMBER 31,
                                                   ------------------------  -------------------------------------
PAYMENT RATES                                         1998         1997         1997         1996         1995
-------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Highest Monthly Rate.............................      20.30%       19.50%       19.55%       20.63%       22.19%
Lowest Monthly Rate..............................      19.20        18.00        17.97        17.66        20.03
Average Monthly Rate.............................      19.54        18.76        18.47        18.73        20.99

                                THE RECEIVABLES

    The aggregate amount of Receivables as of May 31, 1998 was $2,175,697,031. This amount represents the aggregation of the receivables balance at the close of the May 31, 1998 billing cycle periods for Mervyn's and actual May 31, 1998 receivables balances for DSD and Target. Of this amount $2,098,771,291 were Principal Receivables and $76,925,740 were Finance Charge Receivables (approximately 3.5% of the aggregate amount of Receivables). The Accounts had an average Receivable balance of $286 excluding Accounts with a zero balance.

    The following tables summarize the Trust Portfolio by various characteristics as of May 31, 1998. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables (excluding merchant fees and deferred billing fees) and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                               OF TRUST PORTFOLIO

                                                                                                   PERCENTAGE OF
                                                                                                       TOTAL
                                              NUMBER OF    PERCENTAGE OF TOTAL    RECEIVABLES       RECEIVABLES
ACCOUNT BALANCE RANGE                          ACCOUNTS    NUMBER OF ACCOUNTS     OUTSTANDING       OUTSTANDING
-------------------------------------------  ------------  -------------------  ----------------  ----------------
Credit Balance.............................       325,882           1.25%       $     (9,842,066)       (0.45)%
$0.........................................    18,559,052          70.93                       0         0.00
$0.01 to $500..............................     6,233,181          23.81           1,134,986,778        52.17
$500.01 to $1,000..........................       766,063           2.93             519,946,603        23.90
$1,000.01 to $3,000........................       250,202           0.96             375,104,675        17.24
$3,000.01 to $5,000........................        20,190           0.08              75,959,572         3.49
$5,000.01 to $10,000.......................         8,559           0.03              56,401,269         2.59
Over $10,000...............................         1,526           0.01              23,140,200         1.06
                                             ------------         ------        ----------------       ------
    Total..................................    26,164,655         100.00%       $  2,175,697,031       100.00%
                                             ------------         ------        ----------------       ------
                                             ------------         ------        ----------------       ------

                          COMPOSITION BY CREDIT LIMIT
                               OF TRUST PORTFOLIO

                                                                                                   PERCENTAGE OF
                                                                                                       TOTAL
                                              NUMBER OF    PERCENTAGE OF TOTAL    RECEIVABLES       RECEIVABLES
CREDIT LIMIT RANGE                             ACCOUNTS    NUMBER OF ACCOUNTS     OUTSTANDING       OUTSTANDING
-------------------------------------------  ------------  -------------------  ----------------  ----------------
$0 to $199.................................     1,213,078           4.64%       $     74,790,604         3.44%
$200 to $399...............................     5,355,730          20.48             392,417,556        18.04
$400 to $499...............................     2,885,990          11.03             175,127,769         8.05
$500 to $699...............................     5,470,612          20.91             301,004,465        13.83
$700 to $999...............................     5,531,618          21.14             360,853,233        16.59
$1,000 to $1,499...........................     2,624,110          10.03             289,624,872        13.31
$1,500 to $2,999...........................     2,216,646           8.47             287,170,220        13.20
$3,000 to $4,999...........................       343,023           1.31              87,762,050         4.03
$5,000 to $9,999...........................       497,356           1.90             145,406,835         6.68
$10,000 to $14,999.........................        21,973           0.08              39,320,372         1.81
$15,000 to $24,999.........................         3,552           0.01              13,986,136         0.64
Over $24,999...............................           967           0.00               8,232,919         0.38
                                             ------------         ------        ----------------       ------
    Total..................................    26,164,655         100.00%       $  2,175,697,031       100.00%
                                             ------------         ------        ----------------       ------
                                             ------------         ------        ----------------       ------

                      COMPOSITION BY PERIOD OF DELINQUENCY
                             OF TRUST PORTFOLIO(1)

                                                                                                    PERCENTAGE OF
                                              NUMBER OF    PERCENTAGE OF TOTAL    RECEIVABLES     TOTAL RECEIVABLES
NUMBER OF DAYS DELINQUENT                      ACCOUNTS    NUMBER OF ACCOUNTS     OUTSTANDING        OUTSTANDING
-------------------------------------------  ------------  -------------------  ----------------  -----------------
Current....................................    25,178,274           92.56%      $  1,431,880,629          67.27%
1 to 29 days...............................     1,514,124            5.57            504,193,590          23.69
30 to 59 days..............................       237,313            0.87             82,189,910           3.86
60 to 89 days..............................        96,602            0.35             36,180,399           1.70
90 days and greater........................       175,882            0.65             74,064,387           3.48
                                             ------------          ------       ----------------         ------
    Total..................................    27,202,195          100.00%      $  2,128,508,915         100.00%
                                             ------------          ------       ----------------         ------
                                             ------------          ------       ----------------         ------

------------------------

(1) The numbers of Accounts and Receivables outstanding represent the sum of cycle delinquencies in each category as of the close of the respective monthly billing cycle periods, which may differ from the respective month-end delinquencies in each category.

                           COMPOSITION BY ACCOUNT AGE
                               OF TRUST PORTFOLIO

                                                                                                    PERCENTAGE OF
                                              NUMBER OF    PERCENTAGE OF TOTAL    RECEIVABLES     TOTAL RECEIVABLES
AGE                                            ACCOUNTS    NUMBER OF ACCOUNTS     OUTSTANDING        OUTSTANDING
-------------------------------------------  ------------  -------------------  ----------------  -----------------
Less than or equal to 1 year...............     6,006,090           22.95%      $    340,578,517          15.65%
Over 1 year to 2 years.....................     4,638,122           17.73            318,278,121          14.63
Over 2 years to 3 years....................     3,539,316           13.53            227,480,723          10.46
Over 3 years to 5 years....................     3,861,762           14.76            272,585,370          12.53
Over 5 years...............................     8,119,365           31.03          1,016,774,300          46.73
                                             ------------          ------       ----------------         ------
    Total..................................    26,164,655          100.00%      $  2,175,697,031         100.00%
                                             ------------          ------       ----------------         ------
                                             ------------          ------       ----------------         ------

    The following table sets forth the geographic concentrations of Accounts as measured by percentage of Accounts and Receivables.

                            COMPOSITION OF ACCOUNTS
                           BY GEOGRAPHIC DISTRIBUTION

                                                                   PERCENTAGE OF                     PERCENTAGE OF
                                                      NUMBER OF   TOTAL NUMBER OF   RECEIVABLES    TOTAL RECEIVABLES
STATE                                                  ACCOUNTS      ACCOUNTS       OUTSTANDING       OUTSTANDING
----------------------------------------------------  ----------  ---------------  --------------  -----------------
Alabama.............................................      35,220          0.13%    $    2,388,656           0.11%
Alaska..............................................      11,188          0.04            334,310           0.02
Arizona.............................................     777,213          2.97         57,014,647           2.62
Arkansas............................................      42,440          0.16          2,130,309           0.10
California..........................................   6,909,507         26.40        556,973,587          25.60
Colorado............................................     676,474          2.59         35,153,003           1.62
Connecticut.........................................      12,466          0.05            294,772           0.01
Delaware............................................       2,369          0.01             84,868           0.00
Florida.............................................   1,433,461          5.48         70,008,675           3.22
Georgia.............................................     418,808          1.60         20,043,119           0.92
Hawaii..............................................      15,108          0.06            411,052           0.02
Idaho...............................................     127,351          0.49          5,739,770           0.26
Illinois............................................   1,822,544          6.97        244,952,237          11.26
Indiana.............................................     488,002          1.87         33,124,893           1.52
Iowa................................................     219,049          0.84         11,123,841           0.51
Kansas..............................................      95,808          0.37          4,778,065           0.22
Kentucky............................................      99,006          0.38          6,316,585           0.29
Louisiana...........................................     250,022          0.96         19,596,645           0.90
Maine...............................................       3,334          0.01             74,942           0.00
Maryland............................................     144,046          0.55          7,594,812           0.35
Massachusetts.......................................      18,732          0.07            437,949           0.02
Michigan............................................   2,767,230         10.57        319,949,908          14.71
Minnesota...........................................   1,940,875          7.41        223,855,826          10.29
Mississippi.........................................      39,326          0.15          2,388,267           0.11
Missouri............................................     197,515          0.75          9,505,241           0.44
Montana.............................................      34,615          0.13          1,593,693           0.07
Nebraska............................................     118,693          0.45          5,400,803           0.25
Nevada..............................................     298,442          1.14         25,645,758           1.18
New Hampshire.......................................       3,786          0.01             76,181           0.00
New Jersey..........................................      74,028          0.28          3,026,390           0.14
New Mexico..........................................     219,205          0.84         15,193,448           0.70
New York............................................     139,028          0.53          5,838,642           0.27
North Carolina......................................     260,344          1.00         13,613,714           0.63
North Dakota........................................     145,859          0.56         13,375,773           0.61
Ohio................................................     501,884          1.92         34,351,874           1.58
Oklahoma............................................     198,196          0.76         12,312,984           0.57
Oregon..............................................     464,804          1.78         24,443,525           1.12
Pennsylvania........................................      36,802          0.14          1,049,657           0.05
Rhode Island........................................       2,769          0.01             57,078           0.00
South Carolina......................................      48,757          0.19          2,627,574           0.12
South Dakota........................................      85,017          0.32          6,845,956           0.31
Tennessee...........................................     202,140          0.77         13,017,207           0.60
Texas...............................................   2,565,975          9.80        217,998,050          10.02
Utah................................................     349,645          1.34         20,565,105           0.95
Vermont.............................................       2,090          0.01             45,049           0.00
Virginia............................................     168,898          0.65         10,379,248           0.48
Washington..........................................     849,131          3.25         52,913,900           2.43
Washington, D.C.....................................       7,283          0.03            454,097           0.02
West Virginia.......................................       5,535          0.02            177,579           0.01
Wisconsin...........................................     687,541          2.63         53,540,083           2.46
Wyoming.............................................      31,156          0.12          1,272,417           0.06
Other(1)............................................     115,938          0.44          5,605,267           0.25
                                                      ----------        ------     --------------         ------
Total...............................................  26,164,655        100.00%    $2,175,697,031         100.00%
                                                      ----------        ------     --------------         ------
                                                      ----------        ------     --------------         ------

------------------------------

(1) Includes U.S. military, U.S. territories and non-U.S. accounts.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Series 1998-1 Certificates will be paid to the Transferor. The Transferor will use such proceeds for general corporate purposes.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

GENERAL

    The Series 1998-1 Certificates will be issued pursuant to the Pooling Agreement, and a series supplement thereto (the "Series 1998-1 Supplement") relating to the Series 1998-1 Certificates, among the Transferor, the Servicer and the Trustee. The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including the Series 1998-1 Supplement, to Series 1998-1 Certificateholders upon written request. The following summary describes the material terms applicable to the Series 1998-1 Certificates and is qualified in its entirety by reference to the Pooling Agreement and the Series 1998-1 Supplement.

    The Series 1998-1 Certificates will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Transferor, the "Depository"), except as set forth in the Prospectus under "Description of the Certificates--Definitive Certificates". The Series 1998-1 Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

    Cede, as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. For additional information regarding clearance and settlement procedures for the Class A Certificates, see Annex II hereto.

    The Series 1998-1 Certificates will evidence undivided interests in the Trust Assets allocated to the Series 1998-1 Certificateholders' Interest, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto.

INTEREST

    Interest will accrue on the unpaid principal amount of the Class A Certificates during each Interest Period at the Class A Certificate Rate. Except as otherwise provided herein, interest will be distributed to the Class A Certificateholders monthly on each Distribution Date commencing September 25, 1998 and on each Distribution Date thereafter in an amount equal to the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period. Interest on the Class A Certificates will be calculated on the basis of a 360-day year of twelve 30-day months, but for purposes of calculating the interest payable with respect to the first Interest Period, interest will accrue from and include the Closing Date to and including September 24, 1998 (assuming that the month of August has 30 days).

    Collections of Finance Charge Receivables and certain other amounts allocable to the Series 1998-1 Certificateholders' Interest will be used to make interest payments to Series 1998-1 Certificateholders on each Distribution Date.

    "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; PROVIDED, HOWEVER, that the initial Interest Period will commence on the Closing Date.

PRINCIPAL

    During the Revolving Period (which begins on the Closing Date and ends on the day before either the Accumulation Period or the Early Amortization Period begins), no principal payments will be made to the Class A Certificateholders. On each Distribution Date during the Revolving Period, Collections of Principal Receivables allocable to the Series 1998-1 Certificateholders' Interest, subject to certain limitations, including the allocation of any Reallocated Class B Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount, may be treated as Shared Principal Collections or paid to the Transferor; PROVIDED, that certain available Collections of Principal Receivables allocable to the Series 1998-1 Certificateholders' Interest may be applied to reduce the Class B Invested Amount if each Rating Agency shall have confirmed that such reduction would not result in a Ratings Effect.

    On each Distribution Date during the Accumulation Period, principal in an amount equal to Class A Principal and not to exceed the Class A Controlled Deposit Amount will be deposited in the Principal Funding Account for distribution to Class A Certificateholders on the Class A Expected Final Payment Date. During the Early Amortization Period, an amount equal to Class A Principal will be paid monthly on each Special Payment Date to the Class A Certificateholders until the Class A Invested Amount is paid in full. If an Early Amortization Event occurs during the Accumulation Period, the amount in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date. See "-- Early Amortization Events" for a discussion of events which might lead to the commencement of an Early Amortization Period. See "--Application of Collections" for a discussion of the method by which Collections of Principal Receivables are allocated during either an Accumulation Period or an Early Amortization Period. On each Distribution Date during the Amortization Period on and after the Distribution Date on which the Class A Invested Amount is paid in full, the Class B Certificateholders shall be entitled to receive the Class B Principal.

POSTPONEMENT OF ACCUMULATION PERIOD

    Upon written notice to the Trustee, and subject to certain conditions, the Servicer may elect to postpone the commencement of the Accumulation Period, thereby extending the length of the Revolving Period. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than 12 months. On each Determination Date on and after the March 2002 Determination Date but prior to the commencement of the Accumulation Period, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account in an amount sufficient to pay the entire Class A Invested Amount no later than the Class A Expected Final Payment Date, based on the assumptions that (a) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (b) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Special Funding Account, if any) remains constant at the level on such date of determination, (c) no Early Amortization Event with respect to any Series will subsequently occur, and (d) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. If the Accumulation Period Length is less than 12 months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will equal or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on (a) the certificateholders' interest of certain other Series, if any, which are scheduled to be in their revolving periods during the Accumulation Period, (b) the sharing of Collections allocable to any

Participation and the Transferor Interest and (c) increases in the principal payment rate, if any, occurring after the Closing Date. The length of the Accumulation Period will not be less than one month and any election to shorten the Accumulation Period will be subject to subsequent lengthening of the Accumulation Period on any subsequent Determination Date. If the commencement of the Accumulation Period is postponed, and if an Early Amortization Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that Series 1998-1 Certificateholders would receive some of their principal later than if the Accumulation Period had not been postponed.

SUBORDINATION OF THE CLASS B CERTIFICATES

    The Class B Certificateholders' Interest will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Collections of Finance Charge Receivables allocable to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Application of Collections-- Payment of Interest, Fees and Other Items," "--Application of Collections--EXCESS FINANCE CHARGE COLLECTIONS" and "--Reallocation of Cash Flows" below.

    If Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections from other Series, if any, allocable to the Series 1998-1 Certificates and Excess Transferor Finance Charge Collections, if any, allocable to the Series 1998-1 Certificates for any Monthly Period are insufficient to pay Class A Monthly Interest and any Carryover Class A Interest on the related Distribution Date, the Class A Investor Defaulted Amount for such Monthly Period, the Class A Servicing Fee for such Monthly Period, and the Class A Percentage of the Series 1998-1 Allocation Percentage of the Adjustment Payments not made on or prior to the related Distribution Date, then Reallocated Class B Principal Collections will be applied to fund the remaining Class A Required Amount and the Class B Invested Amount will be reduced by the amount of Reallocated Class B Principal Collections so used.

    If Reallocated Class B Principal Collections available with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount, then a portion of the Class B Invested Amount equal to such insufficiency (but not in excess of the lesser of the Class A Investor Defaulted Amount for such Monthly Period and the Class B Invested Amount) will be allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount, and the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased, on each Distribution Date by the amount, if any, of Finance Charge Collections for such Distribution Date allocated and available for such purpose. See "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" and "--Reallocation of Cash Flows" below.

TRANSFER OF THE CLASS B CERTIFICATES

    The Class A Certificates will have the benefit of the subordination of the Class B Certificates which will be retained initially by the Transferor. The Transferor may at any time, without consent of the Class A Certificateholders, sell or transfer all or a portion of the Class B Certificates and, in connection with any such sale or transfer, enter into a supplemental agreement with the Trustee pursuant to which the Transferor may provide that the Class B Certificates will bear interest at a specified rate, set forth the amount of monthly interest due to Class B Certificateholders, provide for the payment of additional amounts with respect to any shortfall of such amount and provide for such other terms with respect to the Class B Certificates as may be specified therein, PROVIDED that in each case (i) the Transferor shall have given notice to the Trustee, the Servicer and the Rating Agencies of the proposed sale or transfer of the Class B Certificates and such supplemental agreement at least five Business Days prior to the consummation of such transfer or sale and the execution of such supplemental agreement; (ii) the Trustee shall have been notified in writing that such sale or transfer will not result in a Ratings Effect; (iii) no Early

Amortization Event shall have occurred prior to the proposed sale or transfer or the execution of such supplemental agreement; (iv) the Transferor shall have delivered to the Trustee a certificate of an authorized officer, dated the date of such sale or transfer and the execution of such supplemental agreement, to the effect that, in the reasonable belief of the Transferor, such sale or transfer and the effectiveness of such supplemental agreement will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series, including Series 1998-1; and (v) the Transferor will have delivered a Tax Opinion (as defined in the Prospectus), dated the date of such sale or transfer, with respect to such action.

DESCRIPTION OF THE CLASS B INVESTED AMOUNT

    "Class B Invested Amount" means, when used with respect to any date, an amount equal to (a) the Class B Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, MINUS (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, MINUS (d) the aggregate amount of Reallocated Class B Principal Collections for which the Class B Invested Amount has been reduced for all prior Distribution Dates, PLUS (e) the sum of any reimbursed Class B Investor Charge-Offs and Reallocated Class B Principal Collections and PLUS (f) the amount of any increase in the Class B Invested Amount resulting from the issuance of Additional Certificates. The Class B Invested Amount may be reduced during the Revolving Period by distributing Collections of Principal Receivables to the Class B Certificateholders; PROVIDED that (i) such reduction will not result in a Ratings Effect and (ii) the Transferor shall have delivered to the Trustee a certificate of an authorized officer stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to Series 1998-1.

    "Class B Initial Invested Amount" means the aggregate initial principal amount of the Class B Certificates, which is $122,875,817.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling Agreement, the Servicer will allocate daily among the Series 1998-1 Certificateholders' Interest, the Certificateholders' Interest for all other Series of Certificates issued and outstanding, the Transferor's Interest and the interest of the holder of any Participations, all Collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each Date of Processing (as defined in the Prospectus).

    FLOATING ALLOCATION PERCENTAGE. Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to the Series 1998-1 Certificateholders' Interest based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any date of determination, the sum of the Class A Floating Allocation Percentage and Class B Floating Allocation Percentage on such date.

    "Class A Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to Defaulted Amounts, is the Class A Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during the Early Amortization Period with respect to Collections of Finance Charge Receivables, is the Class A Adjusted Invested Amount as of the close of business on the last day of the Monthly Period immediately preceding the occurrence of an Early Amortization Event and the denominator of which is the greater of (a) the total amount of Principal Receivables in the Trust plus the amount on deposit in the Special Funding Account as of the close of business on such date and (b) when used with respect to

Collections of Finance Charge Receivables, the sum of the numerators with respect to all Classes of all Series and Participations then outstanding used to calculate the applicable allocation percentage.

    "Class B Floating Allocation Percentage" means, with respect to any Monthly Period the percentage equivalent of a fraction, the numerator of which (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to Defaulted Amounts, is the Class B Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during the Early Amortization Period with respect to Collections of Finance Charge Receivables, is the Class B Invested Amount as of the close of business on the last day of the Monthly Period immediately preceding the occurrence of an Early Amortization Event and the denominator of which is the greater of (a) the total amount of Principal Receivables plus the amount on deposit in the Special Funding Account as of the close of business on such date and (b) when used with respect to Collections of Finance Charge Receivables, the sum of the numerators with respect to all Classes of all Series and Participations then outstanding used to calculate the applicable allocation percentage.

    PRINCIPAL ALLOCATION PERCENTAGE. Collections of Principal Receivables will be allocated to the Series 1998-1 Certificateholders' Interest based on the Principal Allocation Percentage. Collections of recoveries will be treated as Collections of Principal Receivables.

    "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Invested Amount as of the last day of the Revolving Period; PROVIDED that, during the Accumulation Period on the date of issuance of a new Series, at the option of the Transferor, such amount may be reduced to an amount not less than the greater of (x) the Adjusted Invested Amount on such date and (y) the amount which would result in a Principal Allocation Percentage which when multiplied by the amount of Collections of Principal Receivables for the preceding Monthly Period would equal (I) the Class A Controlled Deposit Amount for such Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if such date is on or after the Class A Expected Final Payment Date and the Class A Invested Amount has been paid in full, the Class B Invested Amount minus (II) the amount of any Available Shared Principal Collections with respect to such Monthly Period, and (c) during the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a)(x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period and (ii) during the Accumulation Period and the Early Amortization Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the Revolving Period and
(y) if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date of determination; PROVIDED, FURTHER, that such calculations are subject to adjustment to give effect to additions of Additional Accounts.

    "Class B Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Class B Invested Amount as of the last day of the Revolving Period and (c) during the Early Amortization Period, the Class B Invested Amount as of the last day of the Revolving Period or, if less, the last numerator used to calculate the

Class B Principal Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a)(x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period and (ii) during the Accumulation Period and the Early Amortization Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the Revolving Period and (y), if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date of determination; PROVIDED, that such calculations are subject to adjustment to give effect to additions of Additional Accounts.

    As used herein, the following terms have the meanings indicated:

    "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, MINUS (ii) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, MINUS (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date, PLUS
(iv) the amount of any increase in the Class A Invested Amount resulting from the issuance of Additional Certificates and MINUS (v) the amount of any reduction in the Class A Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of Class A Certificates.

    "Class A Adjusted Invested Amount" for any Business Day means an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account on such Business Day.

    "Adjusted Invested Amount" for any Business Day means an amount equal to the Class A Adjusted Invested Amount on such Business Day plus the Class B Invested Amount on such Business Day.

    "Invested Amount" for any date means an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount on such date.

    "Series Invested Amount" for any date means an amount equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount on such date.

APPLICATION OF COLLECTIONS

    PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each Distribution Date, the Trustee shall allocate and distribute the Available Series 1998-1 Finance Charge Collections for the related Monthly Period in the following priority:

        (i) to pay Class A Monthly Interest and Carryover Class A Interest,

        (ii) to pay the Monthly Servicing Fee,

       (iii) an amount equal to the aggregate Class A Investor Defaulted Amount for such Distribution Date will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, on and prior to the date on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, deposited in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below,

        (iv) an amount equal to the aggregate Class B Investor Defaulted Amount for such Distribution Date will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, on and prior to the date on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, deposited in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below, and thereafter, retained in the Collection Account for distribution to the Class B Certificateholders,

        (v) an amount equal to the Series 1998-1 Allocation Percentage of any Adjustment Payment which the Transferor is required but fails to make pursuant to the Pooling Agreement will be, (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Amortization Period, on and prior to the day on which an amount equal to the Class A Invested Amount is paid in full or deposited in the Principal Funding Account, retained in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below and (c) on and after the date such payment to the Class A Certificateholders or retention in the Principal Funding Account for the benefit of the Class A Certificateholders has been made, distributed to the Class B Certificateholders to the extent of the Class B Invested Amount,

        (vi) an amount equal to the unreimbursed Class A Investor Charge-Offs, if any, will be applied to reimburse Class A Investor Charge-Offs, such amount during the Revolving Period to be treated as Shared Principal Collections, and during the Amortization Period, on and prior to the day on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, to be retained in the Principal Funding Account for payment to the Class A Certificateholders or paid to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below,

       (vii) an amount equal to the unreimbursed reductions in the Class B Invested Amount as a result of Class B Investor Charge-Offs and Reallocated Class B Principal Collections, if any, will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, on and prior to the date on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, deposited in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below, and thereafter, retained in the Collection Account for distribution to the Class B Certificateholders,

      (viii) to pay Class B Monthly Interest and Carryover Class B Interest, if any--

        (ix) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account is terminated, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount, will be deposited into the Reserve Account, and

        (x) the balance, if any, will constitute Excess Finance Charge Collections and will be allocated and distributed as described under "--EXCESS FINANCE CHARGE COLLECTIONS" below.

    "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period; PROVIDED, HOWEVER, that with respect to the initial Distribution Date, Class A Monthly Interest will be equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is 43 and the denominator of which is 360 and
(iii) the Class A Initial Invested Amount.

    "Class B Monthly Interest" means, initially, zero. However, the Transferor may, subsequent to the issuance of the Series 1998-1 Certificates, set an interest rate for the Class B Certificates without the consent of the Class A Certificateholders. See "--Transfer of the Class B Certificates" above.

    "Class A Additional Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the excess, if any, of Class A Monthly Interest with respect to the preceding Distribution Date over the amount available to be paid to Class A Certificateholders in respect of interest on such preceding Distribution Date and (ii) the sum of the Class A Certificate Rate and 2% per annum.

    "Class B Additional Interest" means, with respect to any Distribution Date on and after the setting of an interest rate for the Class B Certificates, an amount equal to one-twelfth of the product of (i) the excess, if any, of Class B Monthly Interest with respect to the preceding Distribution Date over the amount available to be paid to Class B Certificateholders in respect of interest on such preceding Distribution Date, if applicable, and (ii) the sum of the interest rate set for the Class B Certificates and 2% per annum.

    "Additional Interest" means, with respect to any Distribution Date, the sum of the Class A Additional Interest and Class B Additional Interest.

    "Carryover Class A Interest" means, with respect to any Distribution Date,
(a) any Class A Monthly Interest due but not paid on any previous Distribution Date plus (b) any Class A Additional Interest.

    "Carryover Class B Interest" means, with respect to any Distribution Date,
(a) any Class B Monthly Interest, if any, due but not paid on any previous Distribution Date plus (b) any Class B Additional Interest.

    "Carryover Interest" means, with respect to any Distribution Date, the sum of Carryover Class A Interest and Carryover Class B Interest.

    "Investor Defaulted Amount" means, with respect to each Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Monthly Period and (b) the Defaulted Amount for the related Monthly Period.

    "Adjustment Payment" means any payment required to be made by the Transferor into the Special Funding Account in an amount equal to the downward adjustment of any Receivable by the Servicer for which Collections have not been received and for which no charge-off has occurred which causes the Required Retained Transferor Amount to exceed the Transferor Amount (excluding the interest represented by any Supplemental Certificate). See "Description of the Certificates--Dilution" in the Prospectus.

    EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Finance Charge Collections allocated to Series 1998-1 from other Series issued by the Trust in Group I FIRST to pay the Required Amount, if any, and SECOND treated as Excess Transferor Finance Charge Collections.

    Excess Finance Charge Collections from Series 1998-1 will be allocated FIRST to pay Certificateholders of other Series in Group I to the extent of any shortfalls, SECOND to pay any unpaid expenses or liabilities of the Trust and THIRD treated as Excess Transferor Finance Charge Collections.

    EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Transferor Finance Charge Collections allocated to Series 1998-1 FIRST to pay the Required Amount remaining after application of Excess Finance Charge Collections and SECOND treated as Shared Transferor Principal Collections.

    PAYMENT OF PRINCIPAL. On each Distribution Date with respect to the Revolving Period, the product of (a) the Principal Allocation Percentage and (b) Collections of Principal Receivables with respect to such Distribution Date may be treated as Shared Principal Collections and applied as described below under "--Shared Principal Collections"; PROVIDED, that to the extent of a reduction of the required Class B Invested Amount during the Revolving Period, under certain circumstances, such amount may be paid to the Class B Certificateholders. See "--Description of the Class B Invested Amount" above. On each Distribution Date with respect to the Accumulation Period, Collections of Principal Receivables allocable to the Class A Certificateholders, in an amount equal to Class A Principal and not to exceed the Class A Controlled Deposit Amount will be deposited in the Principal Funding Account for distribution to the Class A Certificateholders on the Class A Expected Final Payment Date. On each Distribution Date after the Class A Expected Final Payment Date and, if earlier, following the occurrence of an Early Amortization Event, the Trustee, acting pursuant to the Servicer's instructions, will distribute the amount of funds on deposit in the Collection Account available for payment of principal to the Certificateholders in the following priority:

        (i) to the Class A Certificateholders, an amount equal to Class A Principal;

        (ii) after the Class A Invested Amount has been paid in full, to the Class B Certificateholders, an amount equal to Class B Principal; and

       (iii) an amount equal to the excess, if any, will be treated as Shared Principal Collections.

    On each Distribution Date during the Amortization Period, funds on deposit in the Special Funding Account distributable to Series 1998-1 will be applied as follows:

        (i) until the Class A Invested Amount is paid in full, to the Class A Certificateholders in an amount equal to the lesser of the Principal Shortfall for Series 1998-1 and the amount allocated with respect thereto pursuant to the Pooling Agreement; PROVIDED, HOWEVER, such amount shall not exceed the Class A Principal after subtracting therefrom other amounts to be deposited in the Collection Account with respect thereto as described below in "--Deposits in Collection Account;" and

        (ii) on and after the Distribution Date on which the Class A Invested Amount is paid in full, to the Class B Certificateholders in an amount not to exceed the Class B Invested Amount after subtracting therefrom other amounts to be deposited in the Collection Account with respect thereto as described below in "--Deposits in Collection Account."

    "Class A Principal" with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the sum of (i) an amount equal to the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables with respect to the preceding Monthly Period, (ii) any amount on deposit in the Special Funding Account that is distributable to the Class A Certificates with respect to the preceding Monthly Period, (iii) the amount, if any, that is allocated to the Class A Certificates pursuant to clauses (iii), (iv), (v), (vi) and (vii) under "--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" above (iv) the amount of Shared Principal Collections allocated to the Class A Certificates with respect to the preceding Monthly Period and (v) the amount of Shared Transferor Principal Collections allocated to the Class A Certificates with respect to the preceding Monthly Period; PROVIDED, HOWEVER, (a) with respect to any Distribution Date during the Accumulation Period, Class A Principal may not exceed the Class A Controlled Deposit Amount for such Distribution Date; (b) with respect to any Distribution Date, Class A Principal may not exceed the Class A Adjusted Invested Amount; and (c) with respect to the Series 1998-1 Termination Date, the Class A Principal shall be an amount equal to the Class A Adjusted Invested Amount.

    "Class B Principal" with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period, on or after the Distribution Date on which the Class A Invested Amount is paid in full, will equal the lesser of: (x) the sum of (i) an amount equal to the product of the Principal Allocation Percentage of Collections of Principal Receivables (subtracting from such product the amount of Reallocated Class B Principal Collections) with respect to the preceding Monthly Period, (ii) any amount on deposit in the Special Funding Account that is distributable to the Class B Certificates with respect to the preceding Monthly Period, (iii) the amount, if any, that is allocated to the Class B Certificates pursuant to clauses (iv), (v) and (vii) under "--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" above with respect to such Distribution Date, (iv) the amount of Shared Principal Collections allocated to the Class B Certificates with respect to the preceding Monthly Period, (v) the amount of Shared Transferor Principal Collections allocated to the Class B Certificates with respect to the preceding Monthly Period, and (vi) the amount, if any, of principal allocable to the Class A Certificates for the payment of Class A Principal, but remaining after distributions have been made to Class A Certificateholders and (y) the Class B Invested Amount, PROVIDED, HOWEVER, that with respect to the Series 1998-1 Termination Date, the Class B Principal shall be an amount equal to the Class B Invested Amount.

    "Class A Controlled Accumulation Amount" means for any Distribution Date with respect to the Accumulation Period, $33,333,333.34; PROVIDED that if the commencement of the Accumulation Period is postponed in the manner described in "--Postponement of Accumulation Period" (i) the Class A Controlled Accumulation Amount may be greater than the amount stated above and will be determined by the Servicer in accordance with the Pooling Agreement and (ii) the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates with respect to such modified Accumulation Period shall not be less than the Class A Invested Amount; and PROVIDED, FURTHER, that such amount may be increased as a result of the issuance of Additional Certificates.

    "Class A Controlled Deposit Amount" means, with respect to any Distribution Date with respect to the Accumulation Period, an amount equal to the Class A Controlled Accumulation Amount plus the Class A Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date, if any.

    "Class A Deficit Controlled Accumulation Amount" means, on each Distribution Date with respect to the Accumulation Period, the excess, if any, of the Class A Controlled Deposit Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Principal, for such Distribution Date.

    During the Revolving Period (which begins on the Closing Date and ends on the day before an Amortization Period begins), no principal payments will be made to Class A Certificateholders.

REALLOCATION OF CASH FLOWS

    With respect to each Distribution Date, on each Determination Date the Servicer will determine the Required Amount, if any, and will further determine the amount of the Class A Required Amount. "Class A Required Amount" means, with respect to each Distribution Date, an amount equal to the excess, if any, of (x) the sum of (i) Class A Monthly Interest for the related Monthly Period, and any Carryover Class A Interest with respect to amounts previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (ii) the Class A Servicing Fee for the related Monthly Period, (iii) the Class A Investor Defaulted Amount and (iv) the Class A Percentage of the Series 1998-1 Allocation Percentage of the Adjustment Payments not made on or prior to the related Distribution Date over (y) the Available Series 1998-1 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and Excess Transferor Finance Charge Collections allocable to Series 1998-1. "Class A Percentage" means the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Invested Amount and the denominator of which is the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount. If Available Series 1998-1 Finance Charge Collections and such Excess Finance Charge Collections and Excess Transferor Finance Charge Collections are insufficient to pay the Required Amount, collections of Principal Receivables allocable to the Class B Certificates for the related Monthly Period ("Reallocated Class B Principal Collections") will then be used to fund the Class A Required Amount. If Reallocated Class B Principal Collections with respect to the related Monthly Period, are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class B Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Defaulted Amount for such Distribution Date). If such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Defaulted Amount for such Distribution Date over the amount of reduction of the Class B Invested Amount with respect to such Distribution Date as described above, to fund the Required Amount, which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

    On each Determination Date, the Servicer will calculate the Investor Defaulted Amount for the preceding Monthly Period. The term "Investor Defaulted Amount" means, for any Monthly Period, the product of the Floating Allocation Percentage with respect to such Monthly Period and the Defaulted Amount for such Monthly Period. A portion of the Investor Defaulted Amount will be allocated to the Class A Certificateholders (the "Class A Investor Defaulted Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Allocation Percentage applicable during the related Monthly Period and the Defaulted Amount for such Monthly Period. A portion of the Investor Defaulted Amount will be allocated to the Class B Certificateholders (the "Class B Investor Defaulted Amount") in an amount equal to the product of the Class B Floating Allocation Percentage applicable during the related Monthly Period and the Defaulted Amount for such Monthly Period. An amount equal to the Class A Investor Defaulted Amount for each Monthly Period will be paid from the Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections from other Series allocated to Series 1998-1 and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and/or from Reallocated Class B Principal Collections for such Monthly Period, if applicable, and applied as described above in "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS." An amount equal to the Class B Investor Defaulted Amount for each Monthly Period will be paid from the Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections allocated to Series 1998-1 and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and applied as described above in " --Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS."

    On each Distribution Date, if the Required Amount for such Distribution Date exceeds the sum of Excess Finance Charge Collections allocable to Series 1998-1, Excess Transferor Finance Charge Collections allocable to Series 1998-1 and Reallocated Class B Principal Collections, the Class B Invested Amount will be reduced by the amount of such excess, but not by more than the Investor Defaulted Amount for such Distribution Date. If such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Investor Defaulted Amount for such Distribution Date over the amount of the reduction of the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) by the amount of Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections from other Series and Excess Transferor Finance Charge Collections in each case allocated and available for such purpose as described under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" and "--EXCESS FINANCE CHARGE COLLECTIONS."

    If on any Distribution Date, the aggregate Investor Defaulted Amount and the Series 1998-1 Allocation Percentage of unpaid Adjustment Payments for the preceding Monthly Period exceed the sum of the Available Series 1998-1 Finance Charge Collections, plus the Excess Finance Charge Collections allocable to Series 1998-1, plus the Excess Transferor Finance Charge Collections allocable to Series 1998-1 plus the amount of Reallocated Class B Principal Collections for such Distribution Date, in each case which are allocated and available to fund such amount, the Class B Invested Amount will be reduced by such excess, but not by more than the Investor Defaulted Amount for such Distribution Date (a "Class B Investor Charge-Off").

    "Series 1998-1 Allocation Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series Invested Amount and the denominator of which is the sum of the invested amounts of all then outstanding Series.

DEPOSITS IN COLLECTION ACCOUNT

    During the Revolving Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate (x) to the Series 1998-1 Certificateholders and deposit in the Collection Account (as defined in the Prospectus) an amount equal to the product of (i) the Floating Allocation Percentage and (ii) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, PROVIDED, HOWEVER, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount deposited in the Collection Account equals the sum of Class A Monthly Interest, Class B Monthly Interest, if any, Carryover Interest, if any, and the Servicing Fee if RNB is not the Servicer, due on the next Distribution Date, and
(y) to the Series 1998-1 Certificateholders an amount equal to the product of
(A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing and pay such amount to the holder of the Transferor Certificate; PROVIDED, HOWEVER, that such amount to be paid to the holder of the Transferor Certificate on any Date of Processing shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall be paid to such holder only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account to the extent necessary for the Transferor Amount (excluding the interest represented by any Supplemental Certificate) to be at least equal to the Required Retained Transferor Amount; PROVIDED, FURTHER, that such amounts will be paid to the holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Class B Principal Collections for each Monthly Period available on the related Distribution Date for application as described in "--Reallocation of Cash Flows." The daily allocation of Collections of Finance Charge Receivables and of Principal Receivables will be made based on estimated amounts as set forth in the Pooling Agreement. On each Determination Date, with respect to the related Monthly Period, the Servicer will make any appropriate adjustments to such estimated allocation based on the actual amount of Collections of Finance Charge Receivables and Principal Receivables for such Monthly Period. A "Principal Sharing Series" means a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

    During the Accumulation Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate (x) to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and
(B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, PROVIDED, HOWEVER, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount deposited in the Collection Account equals the sum of the amount of Class A Monthly Interest, Class B Monthly Interest, if any, and Carryover Interest, if any, and the Servicing Fee if RNB is not the Servicer, due on the next Distribution Date, and (y) prior to the payment in full of the Class A Invested Amount, to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a "Percentage Allocation"); PROVIDED, HOWEVER, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Class A Controlled Deposit Amount for the related Distribution Date, then such excess shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall not be treated as a

Percentage Allocation and shall be paid to the holder of the Transferor Certificate if the Transferor Amount (excluding the interest represented by any Supplemental Certificate) on such Date of Processing is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account. The daily allocation of Collections of Finance Charge Receivables and of Principal Receivables will be made based on estimated amounts as set forth in the Pooling Agreement. On each Determination Date, with respect to the related Monthly Period, the Servicer will make any appropriate adjustments to such estimated allocation based on the actual amount of Collections of Finance Charge Receivables and Principal Receivables for such Monthly Period.

    During the Early Amortization Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate (x) to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and
(B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and (y) to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing; PROVIDED, HOWEVER, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account for payment to the Series 1998-1 Certificateholders, the amount determined in accordance with this clause (y) shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall be paid to the holder of the Transferor Certificate only if the Transferor Amount (excluding the interest represented by any Supplemental Certificate) on such Date of Processing is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account to the extent necessary for the Transferor Amount (excluding the interest represented by any Supplemental Certificate) to be at least equal to the Required Retained Transferor Amount.

    During the Revolving Period and Accumulation Period, the Servicer shall, prior to the close of business on any Transfer Date allocate to the Class A Certificateholders and deposit in the Collection Account an amount equal to the sum of (I) (A) the lesser of (1) the sum of (a) the product of (x) the Floating Allocation Percentage with respect to the preceding Monthly Period and (y) the aggregate amount of Collections of Finance Charge Receivables for the related Monthly Period, (b) the amount of Excess Finance Charge Collections allocated to Series 1998-1 for the related Monthly Period and (c) the amount of Excess Transferor Finance Charge Collections allocated to Series 1998-1 for the related Monthly Period, and (2) the aggregate of the amounts to be paid on such Distribution Date as described above in clauses (i) through (ix) in "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS," less
(B) the daily amounts retained in the Collection Account during such Monthly Period as described above with respect to the Revolving Period and the Accumulation Period, respectively, (II) the excess of the amount of Reallocated Class B Principal Collections over the amount of Collections of Principal Receivables retained in the Collection Account as described above with respect to the Revolving Period and Accumulation Period, (III) an amount equal to the PRO RATA portion allocable to Series 1998-1 of shortfalls in amounts payable from Collections of Finance Charge Receivables with respect to other Series in Group I, not to exceed the Excess Finance Charge Collections for the related Distribution Date, (IV) an amount equal to the amount of Shared Principal Collections to be applied for the benefit of other Principal Sharing Series from amounts that were originally allocated to Series 1998-1 not to exceed (a) during the Revolving Period, the Principal Allocation Percentage of Principal Collections for the related Monthly Period or (b) during the Accumulation Period, the Principal Allocation Percentage of Principal Collections for the related Monthly Period less the amount thereof applied to pay Class A Principal on the related Distribution Date and (V) the amount of Shared Transferor Principal Collections to be applied to make payments of Class A Principal and Class B Principal on the related Distribution Date.

    On the Closing Date, the Transferor will make a deposit to the Collection Account in the amount of $1,638,889 to be allocated to the Series 1998-1 Certificates and applied as Available Series 1998-1 Finance Charge Collections.

PRINCIPAL FUNDING ACCOUNT

    The Trustee will establish and maintain, or cause to be established and maintained, an Eligible Deposit Account for the benefit of the Class A Certificateholders, in the name of the Trustee, on behalf of the Trust, the "Principal Funding Account." During the Accumulation Period, an amount equal to Class A Principal (including the amount of any Shared Principal Collections and Shared Transferor Principal Collections comprising a part thereof) which will not exceed the Class A Controlled Deposit Amount will be deposited in the Principal Funding Account on each Distribution Date as provided above under "--Application of Collections;" provided, that if an Early Amortization Event occurs during the Accumulation Period, the amounts on deposit in the Principal Funding Account shall be paid to the Class A Certificateholders on the first Special Payment Date. All amounts deposited into the Principal Funding Account prior to the Class A Expected Final Payment Date will be invested by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in certain Eligible Investments. On each Distribution Date, all investment income earned (net of investment losses and expenses) on amounts on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") since the preceding Distribution Date will be withdrawn from the Principal Funding Account and deposited into the Collection Account to be applied as Available Series 1998-1 Finance Charge Collections.

RESERVE ACCOUNT

    Pursuant to the Series 1998-1 Supplement, the Servicer will establish and maintain with an Eligible Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to provide additional available funds from which to make payments of interest on the Certificates during the Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date on which the Required Reserve Account Amount is greater than zero, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Finance Charge Collections allocated to the Series 1998-1 Certificates (to the extent described above under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the date specified by the Transferor for the commencement of the funding of the Reserve Account. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be an amount, if any, specified by the Transferor.

    Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Transfer Date by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Available Series 1998-1 Finance Charge Collections.

    On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and applied as Available Series 1998-1 Finance Charge Collections for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

    The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Class A Invested Amount is paid in full and (c) if the Accumulation Period has not commenced, the occurrence of an Early Amortization Event with respect to the Certificates or, if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be applied in accordance with the priority of payments described above under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS."

SHARED PRINCIPAL COLLECTIONS

    Collections of Principal Receivables for any Monthly Period allocated to the Series 1998-1 Certificateholders' Interest will first be used to cover certain amounts described in the Series 1998-1 Supplement (including any required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the Series 1998-1 Supplement) allocated to such Series 1998-1 remaining after covering such required deposits and distributions and any similar amount remaining for any other Series plus the amount of any payment received by the Trustee from the holder of any Participation with respect to the purchase of such Participation or any increase in the principal amount of such Participation (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to principal funding accounts for any Series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated PRO RATA among the applicable Series, including Series 1998-1, based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate, PROVIDED that (a) such Shared Principal Collections will be distributed to the holder of the Transferor Certificate only to the extent that the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (see "--Deposits in Collection Account" above) and (b) in certain circumstances described in the Prospectus under "Description of the Certificates--Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Shared Principal Collections permit coverage of Principal Shortfalls with respect to the Series 1998-1 Certificates by using Collections of Principal Receivables that are initially allocable to other Series and that would therefore otherwise be paid to the Transferor and in certain circumstances may allow the Accumulation Period Length to be shortened. Any such reallocation of Collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such Collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

    Any Series may be included in a Group. Series 1998-1 will be the fourth Series in Group I. Group I is currently the only Group in the Trust. Each Series in Group I will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in Group I. The Series Supplement with respect to each Series will specify whether such Series will be included in a Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series that is included in Group I in excess of the amounts necessary to make required payments with respect to such Series (including payments to any related Enhancement Providers) that are payable out of Collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series included in Group I, PRO RATA based upon the amount of the shortfall, if any, with respect to each other Series in Group I. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be treated as Excess Transferor Finance Charge Collections. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group or
(b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period. Excess Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to Series 1998-1 by using Excess Finance Charge Collections from other Series which would otherwise be paid to the Transferor.

SHARED EXCESS TRANSFEROR FINANCE CHARGE AND TRANSFEROR PRINCIPAL COLLECTIONS

    Collections of Finance Charge Receivables allocable to the Transferor's Interest in excess of the amounts necessary to make required payments with respect to any Supplemental Certificates and all other amounts otherwise payable to the Transferor with respect to Collections of Finance Charge Receivables regardless of whether such collections were initially allocated to the Transferor or any Series (the "Excess Transferor Finance Charge Collections") will be applied to cover any shortfalls (after giving effect to the application of Excess Finance Charge Collections) with respect to amounts payable from Collections of Finance Charge Receivables allocable to each Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, PRO RATA based upon the amount of the shortfall (after giving effect to the application of Excess Finance Charge Collections), if any, with respect to each other Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, including Series 1998-1. In all cases, any Excess Transferor Finance Charge Collections remaining after covering shortfalls with respect to all designated Series will be treated as Shared Transferor Principal Collections. Excess Transferor Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from Collections of Finance Charge Receivables and Excess Finance Charge Collections allocable to Series 1998-1 by using Collections of Finance Charge Receivables which would otherwise be paid to the Transferor.

    The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the holder of any Supplemental Certificate and other amounts payable to the Transferor with respect to Collections of Principal Receivables, regardless of whether such Collections were initially allocated to the Transferor or any Series, plus the amount of Excess Transferor Finance Charge Collections remaining after application to amounts payable from Collections of Finance Charge Receivables (collectively, "Shared Transferor Principal Collections"). The Servicer will allocate the Shared Transferor Principal Collections to cover any Principal Shortfalls that have not been covered out of the Shared Principal Collections allocated to each Series that has been designated in the applicable Series Supplement as being entitled to receive Shared Transferor Principal Collections. If Principal Shortfalls remaining after the application of Shared Principal Collections exceed Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated PRO RATA among each Series which in accordance with the Series Supplement for such Series is designated as being entitled to receive Shared Transferor Principal Collections, including Series 1998-1, based on the respective remaining Principal Shortfalls of such Series. To the extent that Shared Transferor Principal Collections exceed Principal Shortfalls remaining after application of Shared Principal Collections, the balance will be paid to the holder of the Transferor Certificate. Shared Transferor Principal Collections permit coverage of Principal Shortfalls with respect to the Series 1998-1 Certificates remaining after the application of Shared Principal Collections by using Collections that would have been paid to the Transferor and in certain circumstances may allow the Accumulation Period Length to be shorter. There can be no assurance that there will be any Shared Transferor Principal Collections with respect to any Monthly Period.

ISSUANCE OF ADDITIONAL CERTIFICATES

    The Series 1998-1 Supplement provides, that, from time to time during the Revolving Period, the Transferor may, subject to certain conditions described below, cause the Trustee to issue additional Class A Certificates and Class B Certificates (the "Additional Certificates," and each such issuance, an "Additional Issuance"). When issued, the Additional Certificates of each Class will be identical in all respects (except that the principal amount of such Additional Certificates may be different) to the other outstanding Certificates of that Class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series 1998-1 Supplement without preference, priority or distinction.

    As a result of an Additional Issuance, the Class A Invested Amount and the Class B Invested Amount shall be increased PRO RATA. In addition, the Class A Controlled Accumulation Amount shall be increased proportionally to reflect the additional principal amount of Class A Certificates represented by the Additional Certificates.

    Additional Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 1998-1 Supplement, including the following:
(a) on or before the fifth Business Day immediately preceding the date upon which the Additional Certificates are to be issued, the Transferor will have given the Trustee, the Servicer and the Rating Agencies notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables will be greater than or equal to the Required Principal Balance (as defined in the Prospectus);
(c) the Transferor shall have received written notice from each Rating Agency that such Additional Issuance will not cause a Ratings Effect; (d) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such Additional Issuance will not have a material adverse effect on the Class A Certificates or Class B Certificates; (e) as of the date of the Additional Issuance the amount of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs, shall be zero; and (f) the Transferor will have delivered to the Trustee a Tax Opinion in connection with the Additional Issuance.

    There are no restrictions on the timing or amount of any Additional Issuance, PROVIDED that the conditions described above are met. As of the date of any Additional Issuance, the Class A Initial Invested Amount and the Class B Initial Invested Amount will be increased to reflect the aggregate face amount of the Additional Certificates of the respective Classes.

PAIRED SERIES

    The Series 1998-1 Certificates may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Series 1998-1 Certificateholders. As principal is paid with respect to the Series 1998-1 Certificates, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 1998-1 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series Invested

Amount paid to the Series 1998-1 Certificateholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Series 1998-1 Certificateholder. In particular, the denominator of the Principal Allocation Percentage may be increased upon the occurrence of an Early Amortization Event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables allocated to Series 1998-1 if such event allowed the payment of principal at such time to the Paired Series and required reliance by Series 1998-1 on clause (b) of the denominator of the Principal Allocation Percentage for Series 1998-1. See "--Allocation Percentages--PRINCIPAL ALLOCATION PERCENTAGE." See "Risk Factors--Issuance of Additional Series; Effect on Timing or Amount of Payments to Certificateholders" in the Prospectus and "Maturity Considerations" herein and in the Prospectus.

EARLY AMORTIZATION EVENTS

    The Revolving Period will continue until the commencement of the Accumulation Period, which will continue until the Series Invested Amount shall have been paid in full or the Series 1998-1 Termination Date occurs, unless an Early Amortization Event occurs prior to such dates. An "Early Amortization Event" will occur with respect to the Series 1998-1 Certificates upon the occurrence of any of the following events:

        (a) RNB, DHCC, the Transferor or any holder of the Transferor Certificate shall fail generally to, or admit in writing its inability to, pay its debts as they become due or makes an assignment for the benefit of its creditors; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of RNB, DHCC, the Transferor or any holder of the Transferor Certificate in an involuntary case under any bankruptcy or similar debtor-relief law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or for the winding-up or liquidation, dissolution, reorganization or readjustment of its affairs or similar relief and, if instituted against the Transferor or any holder of the Transferor Certificate, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by RNB, DHCC, the Transferor or any holder of the Transferor Certificate, of a voluntary case under any bankruptcy or similar debtor-relief law, or such entity's seeking, consenting or acquiescing to the entry of an order for relief in an involuntary case under any bankruptcy or similar debtor-relief law, or seeking, consenting or acquiescing to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or any general assignment for the benefit of creditors; or RNB, DHCC, the Transferor or any holder of the Transferor Certificate shall have taken any corporate action in furtherance of any of the foregoing actions (each, an "Insolvency Event");

        (b) the failure on the part of the Transferor (i) to make any payment or deposit required to be made by the Transferor under the Pooling Agreement or the Series 1998-1 Supplement within five Business Days after the day such payment or deposit is required to be made thereunder, (ii) to perform in all material respects the Transferor's covenant not to sell, pledge, assign or transfer to any person, or grant any unpermitted lien on, any Receivable, or
    (iii) to duly observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Pooling Agreement or the Series 1998-1 Supplement, which failure has a material adverse effect on the Series 1998-1 Certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given by the Trustee to the Transferor or by any Series 1998-1 Certificateholder to the Transferor and the Trustee;

        (c) any representation or warranty made by the Transferor in the Pooling Agreement or the Series 1998-1 Supplement (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Series 1998-1 Certificateholder, and (ii) as a result of which the interests of the Series 1998-1 Certificateholders are materially and adversely affected (PROVIDED, HOWEVER, that an Early Amortization Event shall not be deemed to have occurred if the Transferor has accepted designation of the related Receivable as an Ineligible Receivable (as defined in the Prospectus) during such period in accordance with the provisions of the Pooling Agreement);

        (d) (i) a failure by DHCC or the Transferor to make an Addition within five Business Days after the Required Designation Date (as defined in the Prospectus) or (ii) the Class B Invested Amount is less than 5% of the Initial Invested Amount;

        (e) any Servicer Default (as defined in the Prospectus) shall occur which would have a material adverse effect on the Series 1998-1 Certificateholders;

        (f) the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such three consecutive Monthly Periods;

        (g) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

        (h) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement;

        (i) the amount on deposit in the Special Funding Account as a percentage of the sum of the aggregate amount of Principal Receivables plus the amount on deposit in the Special Funding Account shall equal or exceed 30% on the last day of three consecutive Monthly Periods; or

        (j) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount.

    Upon the occurrence of any event described in subparagraph (b), (c) or (e) after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Series 1998-1 Certificates evidencing more than 50% of the Invested Amount of Series 1998-1 Certificates by notice then given in writing to the Transferor, the Servicer and the Trustee may declare that an Early Amortization Event has occurred with respect to Series 1998-1 as of the date of such notice. Upon the occurrence of any event described in subparagraphs (a), (d), (f), (g), (h), (i) or (j), an Early Amortization Event shall occur with respect to Series 1998-1 without any notice or other action on the part of the Trustee immediately upon the occurrence of such event. The Early Amortization Period will commence on the day on which an Early Amortization Event occurs. Monthly distributions of principal to the Series 1998-1 Certificateholders will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Early Amortization Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). If, because of the occurrence of an Early Amortization Event, the Early Amortization Period begins earlier than the scheduled commencement of an Accumulation Period or prior to the Class A Expected Final Payment Date, the Class A Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Class A Controlled Deposit Amount. As a result, the average life and maturity of the Class A Certificates may be reduced.

    For purposes of the Early Amortization Event described in clause (f) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows:

    "Base Rate" means, with respect to any Monthly Period, the sum of (i) the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest and the Class B Monthly Interest for the Interest Period beginning in such Monthly Period and the denominator of which is the Invested Amount as of the close of business on the last day of such Monthly Period and (ii) the annualized percentage equivalent of a fraction, the numerator of which is the Monthly Servicing Fee for such Monthly Period and the denominator of which is the Invested Amount as of the close of business on the last day of the preceding Monthly Period.

    "Portfolio Yield" means, for the Series 1998-1 Certificates, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the aggregate amount of Available Series 1998-1 Finance Charge Collections for such Monthly Period, minus the aggregate Investor Defaulted Amount for such Monthly Period and the Series 1998-1 Allocation Percentage of any Adjustment Payments not made on or prior to the related Distribution Date, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

    In addition to the consequences of an Early Amortization Event discussed above, if an Insolvency Event occurs relating to the Transferor (excluding any holder of a Supplemental Certificate) or an Early Amortization Event as described in clause (j) above occurs, pursuant to the Pooling Agreement, on the day of such event, the Transferor will immediately cease to transfer Principal Receivables to the Trust and will promptly give notice to the Trustee of such event. To the extent so provided in the applicable Series Supplement, if such event occurs while any of the Series 1995-1 Certificates remain outstanding, the relationship among the Certificateholders and the holders of the Transferor's Interest will dissolve and, in accordance with the terms of the Pooling Agreement, within fifteen days of receiving notice of such event, the Trustee will publish a notice of the occurrence of such event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement, including the Series 1998-1 Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series, including Series 1998-1 and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders may incur a loss.

    If the proceeds of any sale of the Receivables as described above allocated to the Class A Invested Amount and the proceeds of any Collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership" in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The share of the Servicing Fee allocable to the Series 1998-1 Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) 2% (the "Servicing Fee Rate") and (b) (i) the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount as of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to such Monthly Period; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Monthly Servicing Fee will be $560,224.

    The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to the product of (a) the Class A Percentage and (b) the Monthly Servicing Fee; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class A Servicing Fee will be $428,571. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to the product of (a) the Class B Percentage and (b) the Monthly Servicing Fee; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class B Servicing Fee will be $131,653. "Class B Percentage" means a fraction, the numerator of which is the Class B Invested Amount and the denominator of which is the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount. The remainder of the Servicing Fee shall be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the Certificateholders of other Series (as provided in the related Series Supplements) and in no event will the Trust, the Trustee or the Series 1998-1 Certificateholders be directly liable for the share of the Servicing Fee to be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the Certificateholders of any other Series. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" above.

RECORD DATE

    Payments on the Series 1998-1 Certificates will be made as described herein to the Series 1998-1 Certificateholders in whose names the Certificates were registered (initially expected to be Cede, as nominee of DTC) at the close of business on the last Business Day of the calendar month preceding the month in which such payment occurs (each, a "Record Date"). However, the final payment on the Series 1998-1 Certificates will be made only upon presentation and surrender of such Series 1998-1 Certificates. Distributions will be made to DTC in immediately available funds. See "Description of the Certificates--Book-Entry Registration" in the Prospectus.

DEFEASANCE

    On any date prior to the Early Amortization Period on which the following conditions have been satisfied: (i) the Transferor has deposited (x) in the Principal Funding Account, an amount equal to the outstanding principal balance of the Class A Certificates, which amount will be invested in Eligible Investments and (y) in the Reserve Account, an amount equal to or greater than the Class A Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date; (ii) the Transferor has delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the Trust, the Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor has delivered to the Trustee a certificate of an authorized officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute an Early Amortization Event or any event that, with the giving of notice or the lapse of time, would cause an Early Amortization Event to occur; and (iv) a Ratings Effect has not occurred; then, the Series 1998-1 Certificates will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust Assets ("Defeasance"), and the percentages applicable to the allocation to the Series 1998-1 Certificateholders of Collections of Principal Receivables, Finance Charge Receivables and Defaulted Receivables will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class B Invested Amount will be reduced to zero.

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

    The Class A Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Class A Invested Amount is less than or equal to 10% of the Class A Initial Invested Amount. The purchase price will be equal to the Class A Invested Amount, plus accrued and unpaid interest on the unpaid principal amount of the Class A Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Distribution Date or Special Payment Date) through the day preceding the Distribution Date at the Class A Certificate Rate. Following any such repurchase, the Class A Certificateholders will have no further rights with respect to the Receivables. If the Transferor fails for any reason to deposit the aggregate purchase price for the Class A Certificateholders' Interest, such repurchase will not occur and payments will continue to be made to the Class A Certificateholders as described herein.

PURCHASE OF CLASS A CERTIFICATES BY THE TRANSFEROR

    The Transferor may, from time to time, but will have no obligation to, purchase Class A Certificates on the secondary market in accordance with applicable law and may request the Trustee to cancel such Class A Certificates and reduce the Class A Invested Amount by a corresponding amount.

SERIES TERMINATION

    If on the Distribution Date that is two months prior to the Series 1998-1 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of certain Principal Receivables (or, if certain tax opinions are obtained, interests in Principal Receivables), together in each case with the related Finance Charge Receivables, in an amount equal to 110% of the Invested Amount on such Series 1998-1 Termination Date (after giving effect to all deposits and distributions required to be made on the Series 1998-1 Termination Date). The Transferor will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series 1998-1 Termination Date for distribution to the Series 1998-1 Certificateholders. The Servicer will sell such Receivables on the Series 1998-1 Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series 1998-1 Certificateholders' Interest. If the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Invested Amount plus accrued and unpaid interest on the Series 1998-1 Certificates, the Series 1998-1 Certificateholders will incur a loss.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates (the "Underwriting Agreement"), among the Transferor, Dayton Hudson Corporation and each of the Underwriters named below (the "Underwriters"), the Transferor has agreed to cause the Trust to sell, and each of the Underwriters have severally agreed to purchase, the principal amount of the Class A Certificates set forth opposite its name below:

                                                                                  PRINCIPAL
UNDERWRITERS                                                                        AMOUNT
------------------------------------------------------------------------------  --------------
Salomon Brothers Inc..........................................................  $  133,400,000
Goldman, Sachs & Co...........................................................     133,300,000
J.P. Morgan Securities Inc....................................................     133,300,000
                                                                                --------------
    Total.....................................................................  $  400,000,000
                                                                                --------------
                                                                                --------------

    In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $400,000,000 aggregate principal amount of the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting Underwriters may be increased or the purchase commitment of each Underwriter may be terminated. The Transferor has been advised by the Underwriters that the several Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.20% of the principal amount of such Class A Certificates. The Underwriters may allow and such dealers may reallow to other dealers a concession not in excess of 0.15% of such principal amount. After the initial public offering, the public offering price may be changed.

    The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the Class A Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions. Neither the Transferor nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

    Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act

1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

    The Underwriting Agreement provides that the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

    In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with DHCC, the Transferor and their affiliates.

              INDEX OF DEFINED TERMS FOR THE PROSPECTUS SUPPLEMENT

                                                                                                   PAGE(S)
                                                                                            ----------------------
Accounts..................................................................................                     S-1
Accumulation Period.......................................................................                    S-12
Accumulation Period Length................................................................                    S-30
Additional Certificates...................................................................              S-20, S-45
Additional Interest.......................................................................                    S-36
Additional Issuance.......................................................................                    S-45
Adjusted Invested Amount..................................................................                    S-34
Adjustment Payment........................................................................                    S-36
Amortization Period.......................................................................                     S-5
Available Final Distribution Amount.......................................................                    S-50
Available Reserve Account Amount..........................................................                    S-43
Available Series 1998-1 Finance Charge Collections........................................                    S-14
Available Shared Principal Collections....................................................                    S-10
Base Rate.................................................................................                    S-48
Business Day..............................................................................                     S-8
Carryover Class A Interest................................................................                    S-36
Carryover Class B Interest................................................................                    S-36
Carryover Interest........................................................................                    S-36
Cede......................................................................................                    S-29
Cedel.....................................................................................                  A-II-1
Certificates..............................................................................                     S-4
Class.....................................................................................                     S-8
Class A Additional Interest...............................................................                    S-36
Class A Adjusted Invested Amount..........................................................                    S-34
Class A Certificate Rate..................................................................                     S-3
Class A Certificateholders................................................................                     S-2
Class A Certificateholders' Interest......................................................                     S-5
Class A Certificates......................................................................                S-1, S-4
Class A Controlled Accumulation Amount....................................................               S-3, S-38
Class A Controlled Deposit Amount.........................................................                    S-38
Class A Covered Amount....................................................................                    S-13
Class A Deficit Controlled Accumulation Amount............................................                    S-38
Class A Expected Final Payment Date.......................................................               S-2, S-22
Class A Floating Allocation Percentage....................................................               S-9, S-32
Class A Initial Invested Amount...........................................................                     S-3
Class A Invested Amount...................................................................                    S-34
Class A Investor Charge-Off...............................................................                    S-39
Class A Investor Defaulted Amount.........................................................                    S-39
Class A Monthly Interest..................................................................                    S-35
Class A Percentage........................................................................                    S-38
Class A Principal.........................................................................              S-22, S-37
Class A Principal Allocation Percentage...................................................               S-9, S-32
Class A Required Amount...................................................................                    S-38
Class A Servicing Fee.....................................................................                    S-49
Class B Additional Interest...............................................................                    S-36
Class B Certificateholder.................................................................                    S-12
Class B Certificateholders' Interest......................................................                     S-5

                                                                                                   PAGE(S)
                                                                                            ----------------------
Class B Certificates......................................................................                S-1, S-3
Class B Floating Allocation Percentage....................................................               S-9, S-33
Class B Initial Invested Amount...........................................................                    S-32
Class B Invested Amount...................................................................                    S-32
Class B Investor Charge-Off...............................................................                    S-39
Class B Investor Defaulted Amount.........................................................                    S-39
Class B Monthly Interest..................................................................                    S-35
Class B Percentage........................................................................                    S-49
Class B Principal.........................................................................                    S-37
Class B Principal Allocation Percentage...................................................                    S-33
Class B Servicing Fee.....................................................................                    S-49
Closing Date..............................................................................                S-2, S-3
Code......................................................................................                    S-21
Collections...............................................................................                     S-9
Cut-Off Date..............................................................................                     S-3
Defaulted Receivables.....................................................................                     S-6
Defesance.................................................................................                    S-49
Depositaries..............................................................................                    S-29
Depository................................................................................                    S-29
DHCC......................................................................................                     S-4
Distribution Date.........................................................................                S-2, S-3
DTC.......................................................................................            S-29, A-II-1
Early Amortization Event..................................................................              S-13, S-46
Early Amortization Period.................................................................                    S-13
ERISA.....................................................................................                    S-21
Euroclear.................................................................................                  A-II-1
Excess Finance Charge Collections.........................................................                    S-44
Excess Transferor Finance Charge Collections..............................................                    S-44
FDIC......................................................................................                     S-1
Floating Allocation Percentage............................................................               S-9, S-32
Global Securities.........................................................................                  A-II-1
Group I...................................................................................                    S-17
Highest Bid...............................................................................                    S-50
Initial Invested Amount...................................................................                     S-3
Insolvency Event..........................................................................                    S-46
Interest Payment Date.....................................................................                     S-3
Interest Period...........................................................................                    S-30
Invested Amount...........................................................................                    S-34
Investment Company........................................................................                    S-47
Investor Defaulted Amount.................................................................              S-36, S-39
Monthly Servicing Fee.....................................................................                    S-48
Moody's...................................................................................                    S-21
Offered Certificates......................................................................                     S-3
Paired Series.............................................................................              S-19, S-45
Participation.............................................................................                     S-8
Percentage Allocation.....................................................................                    S-40
Pooling Agreement.........................................................................                     S-1
Portfolio Yield...........................................................................                    S-48
Principal Allocation Percentage...........................................................               S-10,S-33

                                                                                                   PAGE(S)
                                                                                            ----------------------
Principal Funding Account.................................................................                    S-42
Principal Funding Investment Proceeds.....................................................              S-13, S-42
Principal Funding Investment Shortfall....................................................                    S-13
Principal Sharing Series..................................................................                    S-40
Principal Shortfalls......................................................................                    S-43
Rating Agencies...........................................................................                    S-21
Rating Agency.............................................................................                    S-21
Reallocated Class B Principal Collections.................................................                    S-38
Receivables...............................................................................                S-1, S-4
Record Date...............................................................................                    S-49
Required Amount...........................................................................                    S-16
Required Reserve Account Amount...........................................................                    S-42
Required Retained Transferor Amount.......................................................                     S-7
Required Retained Transferor's Percentage.................................................                     S-7
Reserve Account...........................................................................                    S-42
Reserve Account Funding Date..............................................................                    S-42
Revolving Period..........................................................................                    S-11
RNB.......................................................................................                     S-1
RNB Portfolio.............................................................................                    S-23
Series....................................................................................                     S-4
Series Invested Amount....................................................................                    S-34
Series 1998-1 Allocation Percentage.......................................................                    S-40
Series 1998-1 Certificateholders..........................................................                     S-2
Series 1998-1 Certificateholders' Interest................................................                     S-4
Series 1998-1 Certificates................................................................                S-1, S-3
Series 1998-1 Supplement..................................................................               S-5, S-29
Series 1998-1 Termination Date............................................................                    S-20
Series Supplement.........................................................................               S-8, S-12
Servicer..................................................................................                     S-1
Servicing Fee.............................................................................                    S-19
Servicing Fee Rate........................................................................              S-19, S-48
Shared Principal Collections..............................................................                    S-43
Shared Transferor Principal Collections...................................................                    S-44
Special Payment Date......................................................................              S-22, S-47
Standard & Poor's.........................................................................                    S-21
Supplement................................................................................                     S-8
Supplemental Certificates.................................................................                     S-8
Transferor................................................................................                S-1, S-4
Transferor Amount.........................................................................                     S-5
Transferor Certificate....................................................................                     S-8
Transferor's Interest.....................................................................                     S-4
Trust.....................................................................................                S-1, S-4
Trust Assets..............................................................................                     S-4
Trustee...................................................................................                S-1, S-4
U.S. Person...............................................................................                  A-II-4
Underwriters..............................................................................                    S-51
Underwriting Agreement....................................................................                    S-51

                                                                         ANNEX I

                                  OTHER SERIES

    The Trust has previously issued three other Series that remain outstanding. The table below sets forth certain characteristics of Series 1995-1, Series 1996-1 and Series 1997-1. Additional Series are expected to be issued from time to time by the Trust. For more specific information with respect to any Series, any prospective investor should contact the Transferor at (612) 370-6530. The Transferor will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.

SERIES 1995-1

1. CLASS A CERTIFICATES

Class A Initial Invested Amount.................  $400,000,000

Certificate Rate................................  6.10%

Class A Controlled Accumulation Amount..........  $133,333,333.34

Commencement of Accumulation Period.............  May 31, 1998

Annual Servicing Fee Rate.......................  2%

Credit Support..................................  Subordination of Series 1995-1 Class B
                                                  Certificates

Class A Expected Final Payment Date.............  September 25, 1998

Scheduled Series Termination Date...............  February 25, 2002

Series Issuance Date............................  September 13, 1995

2. CLASS B CERTIFICATES

Class B Initial Invested Amount.................  $122,875,817

Annual Servicing Fee Rate.......................  2%

Scheduled Series Termination Date...............  February 25, 2002

Series Issuance Date............................  September 13, 1995

SERIES 1996-1 VARIABLE FUNDING CERTIFICATES

Class A Invested Amount as of July 31, 1998.....  $100,000,000

Class A Maximum Investment Amount...............  $100,000,000

Class B Invested Amount as of July 31, 1998.....  $17,647,059

Certificate Rate................................  Variable

Commencement of Amortization Period.............  December 18, 1998 (subject to adjustment)

Annual Servicing Fee Percentage.................  2%

Scheduled Series Termination Date...............  December 25, 2001 (subject to adjustment)

Series Issuance Date............................  August 28, 1996

                                     A-I-1

SERIES 1997-1

1. CLASS A CERTIFICATES

Class A Initial Invested Amount.................  $400,000,000

Certificate Rate................................  6.25%

Class A Controlled Accumulation Amount..........  $33,333,333.34

Commencement of Accumulation Period.............  October 7, 2001 (subject to adjustment)

Annual Servicing Fee Rate.......................  2%

Credit Support..................................  Subordination of Series 1997-1 Class B
                                                  Certificates

Class A Expected Final Payment Date.............  October 25, 2002

Scheduled Series Termination Date...............  August 25, 2005

Series Issuance Date............................  October 15, 1997

2. CLASS B CERTIFICATES

Class B Initial Invested Amount.................  $122,875,817

Annual Servicing Fee Rate.......................  2%

Scheduled Series Termination Date...............  August 25, 2005

Series Issuance Date............................  October 15, 1997

                                     A-I-2

                                                                        ANNEX II

          GLOBAL CLEARANCE SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Dayton Hudson Credit Card Master Trust Class A Asset Backed Certificates, Series 1998-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and the Euroclear System ("Euroclear") will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants (as defined in the Prospectus) holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

    INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

    SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to issues in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants (as defined in the Prospectus) or Euroclear Participants (as defined in the Prospectus) will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                     A-II-1

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary (as defined in the Prospectus), as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails),

                                     A-II-2
receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners (as defined in the Prospectus) residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person

                                     A-II-3
through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the adminstration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-II-4

                     DAYTON HUDSON CREDIT CARD MASTER TRUST
                           ASSET BACKED CERTIFICATES

                     DAYTON HUDSON RECEIVABLES CORPORATION
                                   TRANSFEROR

                            RETAILERS NATIONAL BANK
                                    SERVICER

The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent undivided interests in certain assets of the Dayton Hudson Credit Card Master Trust (the "Trust") which was created pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") between Dayton Hudson Receivables Corporation, as transferor (the "Transferor"), Retailers National Bank, as servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer open end credit card accounts (the "Accounts"), collections thereon, monies on deposit in certain accounts of the Trust, any Participation Interests (defined herein) included in the Trust, collections thereon and any Enhancement (defined herein) with respect to any particular Series or Class as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. The Transferor initially will own the remaining undivided interest in the Trust not represented by the Certificates, any Participation (defined herein) and any other investor certificates that may be issued by the Trust. The Servicer initially will service the Receivables.
                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

   THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, DAYTON
    HUDSON CAPITAL CORPORATION OR THE SERVICER OR ANY AFFILIATE OF ANY OF THEM. A CERTIFICATE IS NOT A DEPOSIT AND NONE OF THE CERTIFICATES, THE
      UNDERLYING ACCOUNTS OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER
                              GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 23. BENEFIT PLAN INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "ERISA CONSIDERATIONS."
                             ---------------------
CERTIFICATES MAY BE SOLD BY THE TRANSFEROR DIRECTLY TO PURCHASERS, THROUGH AGENTS DESIGNATED FROM TIME TO TIME, THROUGH UNDERWRITING SYNDICATES LED BY ONE OR MORE MANAGING UNDERWRITERS OR THROUGH ONE OR MORE UNDERWRITERS ACTING ALONE. IF UNDERWRITERS OR AGENTS ARE INVOLVED IN THE OFFERING OF THE CERTIFICATES OF ANY SERIES OFFERED HEREBY, THE NAME OF THE MANAGING UNDERWRITER OR UNDERWRITERS OR AGENTS WILL BE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. IF AN UNDERWRITER, AGENT OR DEALER IS INVOLVED IN THE OFFERING OF THE CERTIFICATES OF ANY SERIES OFFERED HEREBY, THE UNDERWRITER'S DISCOUNT, AGENT'S COMMISSION OR DEALER'S PURCHASE PRICE WILL BE SET FORTH IN, OR MAY BE CALCULATED FROM, THE RELATED PROSPECTUS SUPPLEMENT, AND THE NET PROCEEDS TO THE TRANSFEROR FROM SUCH OFFERING WILL BE THE PUBLIC OFFERING PRICE OF SUCH CERTIFICATES LESS SUCH DISCOUNT IN THE CASE OF AN UNDERWRITER, THE PURCHASE PRICE OF SUCH CERTIFICATES LESS SUCH COMMISSION IN THE CASE OF AN AGENT OR THE PURCHASE PRICE OF SUCH CERTIFICATES IN THE CASE OF A DEALER, AND LESS, IN EACH CASE, THE OTHER EXPENSES OF THE TRANSFEROR ASSOCIATED WITH THE ISSUANCE AND DISTRIBUTION OF SUCH CERTIFICATES. ANY UNDERWRITER OF THE CERTIFICATES WILL BE INDEMNIFIED BY THE TRANSFEROR AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "PLAN OF DISTRIBUTION."

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                  THE DATE OF THIS PROSPECTUS IS JULY 31, 1998

(CONTINUED FROM PREVIOUS PAGE)

Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be a Class of fixed rate Certificates, floating rate Certificates or variable rate Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the time, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of any cash collateral account or guaranty collateral invested amount, letter of credit, surety bond, insurance policy, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or cap, spread account, reserve account, the use of cross-support features or another form of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated for such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of the Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                             AVAILABLE INFORMATION

    This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, which contain unaudited information concerning the Trust and which are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Pooling Agreement. See "Description of the Certificates--Book-Entry Registration" and "--Reports to Certificateholders" and "The Pooling and Servicing Agreement--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not require the sending of, and the Transferor does not intend to send, any of its financial reports to registered holders of Certificates or to owners of beneficial interests in the Certificates ("Certificate Owners"). The Transferor will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Transferor may suspend the filing of such periodic reports to the extent such filings are no longer required of the Transferor under the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Transferor, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. REFERENCE IS MADE TO THE "INDEX OF DEFINED TERMS FOR THE PROSPECTUS" FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED HEREIN AND TO THE "INDEX OF DEFINED TERMS FOR THE PROSPECTUS SUPPLEMENT" FOR THE TERMS USED THEREIN. UNLESS THE CONTEXT REQUIRES OTHERWISE, CAPITALIZED TERMS USED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT REFER ONLY TO THE PARTICULAR SERIES BEING OFFERED BY SUCH PROSPECTUS SUPPLEMENT.

Type of Securities................  Asset Backed Certificates (the "Certificates")
                                    evidencing undivided interests in the assets of the
                                    Dayton Hudson Credit Card Master Trust may be issued
                                    from time to time in one or more Series (each, a
                                    "Series") which will consist of one or more classes of
                                    Certificates (each, a "Class").

The Trust.........................  Dayton Hudson Credit Card Master Trust (the "Trust") was
                                    formed pursuant to a pooling and servicing agreement,
                                    dated as of September 13, 1995 (as amended, the "Pooling
                                    Agreement"), among Dayton Hudson Receivables
                                    Corporation, as Transferor (the "Transferor"), Retailers
                                    National Bank, as servicer of the Receivables (the
                                    "Servicer"), and Norwest Bank Minnesota, National
                                    Association, as trustee (the "Trustee"). The Trust was
                                    created as a master trust under which one or more Series
                                    could be issued pursuant to series supplements to the
                                    Pooling Agreement (each, a "Series Supplement"). Any
                                    Series issued by the Trust may or may not be a Series
                                    offered pursuant to this Prospectus. Each Prospectus
                                    Supplement will identify all then outstanding Series
                                    previously issued by the Trust.

The Trust Assets..................  The assets of the Trust (the "Trust Assets") include and will include a portfolio of receivables (the
                                    "Receivables") arising under the Accounts from time to
                                    time, funds collected or to be collected from
                                    Cardholders in respect of the Receivables, monies on
                                    deposit in certain accounts of the Trust, any
                                    Participation Interests included in the Trust, funds
                                    collected or to be collected with respect to such
                                    Participation Interests and any Enhancement with respect
                                    to a particular Series or Class. The term "Enhancement"
                                    means, with respect to any Series or Class of
                                    Certificates, any cash collateral account or guaranty,
                                    collateral invested amount, letter of credit, surety
                                    bond, insurance policy, spread account, reserve account,
                                    guaranteed rate agreement, maturity guaranty facility,
                                    tax protection agreement, interest rate swap or cap or
                                    other contract or agreement for the benefit of
                                    certificateholders of such Series. Enhancement may also
                                    take the form of subordination of one or more Classes of
                                    a Series to any other Class or Classes of a Series or a
                                    cross-support feature which requires collections on
                                    Receivables of one Series to be paid as principal and/or
                                    interest with respect to another Series. The Trust
                                    Assets are expected to change over the life of the Trust
                                    as receivables in open end bank credit card accounts and
                                    other open end credit accounts and related assets are
                                    included in the Trust and as Receivables in Accounts
                                    included in the Trust are charged-off or removed. See

                                    "The Trust," "The Pooling and Servicing
                                    Agreement--Addition of Trust Assets" and "--Removal of
                                    Accounts."

The Transferor....................  Dayton Hudson Receivables Corporation (the
                                    "Transferor"), a corporation organized under the laws of
                                    the State of Minnesota and a special purpose subsidiary
                                    of Dayton Hudson Capital Corporation ("DHCC"), is the
                                    Transferor of the Receivables and originator of the
                                    Trust.

The Servicer......................  Retailers National Bank ("RNB"), a wholly-owned subsidiary of Dayton Hudson Corporation ("Dayton
                                    Hudson"), is a national banking association that is a
                                    "credit card bank" under the Bank Holding Company Act.
                                    The executive offices of RNB are located at 3901 West
                                    53rd Street, Sioux Falls, South Dakota, telephone number
                                    (605) 362-2000. The Servicer will receive a fee as
                                    servicing compensation from the Trust in respect of each
                                    Series in the amounts and at the times specified in the
                                    related Prospectus Supplement (the "Servicing Fee"). In
                                    certain limited circumstances, RNB may resign or be
                                    removed as Servicer, in which event the Trustee or a
                                    third party servicer may be appointed as successor
                                    servicer (RNB, or any such successor servicer, is
                                    referred to herein as the "Servicer"). See "Retailers
                                    National Bank."

The Trustee.......................  Norwest Bank Minnesota, National Association in its
                                    capacity as trustee under the Pooling Agreement.

The Accounts......................  The Accounts which generate the Receivables held by the
                                    Trust consisted initially of the total pool of consumer
                                    open end credit card accounts originated by RNB from
                                    time to time that allow consumers using credit cards
                                    issued by RNB to purchase merchandise and services at
                                    the Dayton Hudson Stores. The Accounts may also include
                                    consumer open end credit card accounts originated by
                                    transferees, successors or assigns of RNB or any other
                                    originator of accounts (a "Credit Card Originator"). The
                                    Accounts have been designated to the Trust and satisfy
                                    the criteria set forth in the Pooling Agreement for
                                    Eligible Accounts. RNB sold to DHCC, DHCC sold to the
                                    Transferor, and the Transferor transferred to the Trust,
                                    all Receivables existing and thereafter created in the
                                    Accounts designated on June 30, 1995 (the "Cut-Off
                                    Date") and in any Accounts thereafter designated to the
                                    Trust in accordance with the Pooling Agreement. For a
                                    definition of Eligible Accounts, see "The Pooling and
                                    Servicing Agreement--Representations and Warranties."

                                    The Accounts are not being sold or transferred to the
                                    Trust and will continue to be controlled and initially
                                    held by RNB (or an affiliate thereof). RNB has agreed in
                                    the Bank Receivables Purchase Agreement not to assign or
                                    transfer the Accounts or assign its obligations under
                                    the Bank Receivables Purchase Agreement in whole or in
                                    part except to an entity that assumes with respect to an
                                    Account that is so assigned all of RNB's obligations
                                    under the Bank Receivables Purchase Agreement and RNB's
                                    obligations as Servicer under the Pooling

                                    Agreement. Any such assumption is subject to
                                    satisfaction of certain conditions, including that such
                                    assumption will not cause a Ratings Effect. Any transfer
                                    of Accounts in compliance with the foregoing
                                    restrictions is not expected to have a material adverse
                                    effect on the Certificateholders. See "The RNB Credit
                                    Card Business" and "The Receivables Purchase
                                    Agreements-- Transfer of Accounts and Assumption of
                                    RNB's, DHCC's and the Transferor's Obligations."

                                    DHCC entered into a receivables purchase agreement,
                                    dated as of September 13, 1995, with RNB, as seller (the
                                    "Bank Receivables Purchase Agreement"), and may enter
                                    into similar agreements with affiliates of RNB and other
                                    Credit Card Originators. Pursuant to the Bank
                                    Receivables Purchase Agreement, RNB sold to DHCC certain
                                    designated Receivables existing on the Cut-Off Date, and
                                    will from time to time sell to DHCC all of its right,
                                    title and interest in and to the Receivables arising in
                                    the Accounts whether such Receivables are then existing
                                    or thereafter created. In addition, RNB and any such
                                    affiliate entering into the Bank Receivables Purchase
                                    Agreement are obligated to sell to DHCC certain other
                                    receivables arising in Supplemental Accounts designated
                                    by DHCC from time to time. See "The Receivables Purchase
                                    Agreements."

                                    The Transferor entered into a receivables purchase
                                    agreement, dated as of September 13, 1995, with DHCC, as
                                    seller (the "Receivables Purchase Agreement," and
                                    together with the Bank Receivables Purchase Agreement,
                                    the "Purchase Agreements"), and may enter into similar
                                    agreements with affiliates of DHCC and other Credit Card
                                    Originators. Pursuant to the Receivables Purchase
                                    Agreement, DHCC sold to the Transferor certain
                                    designated Receivables existing on the Cut-Off Date, and
                                    will from time to time sell to the Transferor all of its
                                    right, title and interest in and to the Receivables
                                    arising in the Accounts whether such Receivables were
                                    then existing or thereafter created. In addition, DHCC
                                    and any such affiliate entering into the Receivables
                                    Purchase Agreement are obligated to sell to the
                                    Transferor certain other receivables arising in
                                    Supplemental Accounts designated by the Transferor from
                                    time to time. See "The Receivables Purchase Agreements."

                                    The Transferor entered into a pooling and servicing
                                    agreement, dated as of September 13, 1995, with the
                                    Trustee and the Servicer (the "Pooling Agreement").
                                    Pursuant to the Pooling Agreement, the Transferor
                                    transferred to the Trust the initial Receivables, and
                                    will transfer from time to time, all additional
                                    Receivables arising in the Accounts and in all accounts
                                    of RNB and each additional Credit Card Originator
                                    created (i) after the Cut-Off Date and prior to the
                                    earlier of the Automatic Addition Termination Date or an
                                    Automatic Addition Suspension Date and (ii) following an
                                    Automatic Addition Suspension Date and after a Restart
                                    Date, and prior to a subsequent Automatic

                                    Addition Suspension Date or the Automatic Addition
                                    Termination Date; PROVIDED, HOWEVER, with respect to any
                                    accounts initially originated by parties other than RNB,
                                    such accounts shall be deemed to be Automatic Additional
                                    Accounts only if such action will not cause a Ratings
                                    Effect (the "Automatic Additional Accounts") (until any
                                    such Account becomes a Removed Account (as defined
                                    below) or the termination of the Trust). See "The
                                    Pooling and Servicing Agreement." The Transferor may at
                                    its option or, if certain conditions set forth in the
                                    Pooling Agreement with respect to the Receivables are
                                    not met, will be obligated to, cease transferring
                                    Receivables in Automatic Additional Accounts to the
                                    Trust until such conditions are met and the Transferor
                                    elects to recommence transferring Receivables in
                                    Automatic Additional Accounts to the Trust. See "The
                                    Pooling and Servicing Agreement--Addition of Trust
                                    Assets."

                                    Pursuant to the Pooling Agreement, after the date on
                                    which the Transferor ceases to transfer Receivables in
                                    Automatic Additional Accounts to the Trust (the
                                    "Automatic Addition Termination Date") or suspends such
                                    transfer (an "Automatic Addition Suspension Date"), the
                                    Transferor expects (subject to certain limitations and
                                    conditions), and in some circumstances will be
                                    obligated, to designate additional Accounts (the
                                    "Supplemental Accounts", and collectively with the
                                    Automatic Additional Accounts, the "Additional
                                    Accounts") meeting the same eligibility criteria as the
                                    initial Accounts and the Automatic Additional Accounts,
                                    the Receivables of which will be included in the Trust
                                    or, in lieu thereof or in addition thereto, to include
                                    Participation Interests in the Trust. The Transferor
                                    will convey to the Trust all Receivables in Additional
                                    Accounts, whether such Receivables are then existing or
                                    thereafter created. The Transferor will also have the
                                    right, subject to the satisfaction of certain
                                    conditions, to remove from the Trust all Receivables of
                                    certain Accounts, in which case no further Receivables
                                    arising under such Accounts will be transferred to the
                                    Trust (the "Removed Accounts"). The Transferor may
                                    remove Accounts only if such removal would not cause an
                                    Early Amortization Event to occur, no selection
                                    procedure is utilized by the Transferor that would
                                    result in a selection of Removed Accounts from among any
                                    pool of Accounts of a similar type or Participation
                                    Interests that would be materially adverse to the
                                    interests of the Certificateholders of any Series as of
                                    the Removal Date, such removal will not cause a Ratings
                                    Effect and other conditions are met. See "The Pooling
                                    and Servicing Agreement--Addition of Trust Assets" and
                                    "--Removal of Accounts."

The Receivables...................  The Receivables consist of amounts charged by the holders of the RNB credit cards (each, a "Cardholder")
                                    for merchandise and services (such amounts, minus the
                                    amount of Discount Option Receivables, if any, the
                                    "Principal Receivables") and all

                                    related periodic finance charges billed, which have not
                                    previously been paid on the Accounts and certain fees
                                    and charges, including deferred billing fees and
                                    merchant fees. The Transferor may designate a percentage
                                    of Receivables that would otherwise be Principal
                                    Receivables, to be treated as Finance Charge
                                    Receivables, and as a result increase the amount of
                                    Collections of Finance Charge Receivables available for
                                    certain payments to the Certificateholders. Receivables
                                    in an amount equal to the product of the Discount
                                    Percentage (initially 0% but which may be increased to a
                                    percentage not to exceed 3%) and amounts charged by
                                    Cardholders for merchandise and services (the "Discount
                                    Option Receivables") will be treated as Finance Charge
                                    Receivables (Discount Option Receivables, together with
                                    the periodic finance charges, certain other fees and
                                    charges, including deferred billing fees and merchant
                                    fees and all other amounts billed in respect of
                                    Receivables that are not Eligible Receivables, the
                                    "Finance Charge Receivables"). See "Description of the
                                    Certificates-- Discount Options." The amount of
                                    Receivables will fluctuate from day to day as new
                                    Receivables are generated and sold by RNB to DHCC and
                                    then sold by DHCC to the Transferor and transferred by
                                    the Transferor to the Trust, and as existing Receivables
                                    are collected, charged-off as uncollectible or otherwise
                                    adjusted or removed.

                                    The aggregate undivided interest in the Principal
                                    Receivables in the Trust evidenced by the Certificates
                                    will never exceed the aggregate Invested Amount
                                    regardless of the total amount of Principal Receivables
                                    in the Trust at any time.

Securities Offered................  Each Series of the Certificates will represent an undivided interest in the assets of the Trust. Each
                                    Certificate of a Series will represent the right to
                                    receive payments of (i) interest at the specified rate
                                    or rates per annum (each, a "Certificate Rate"), which
                                    may be fixed, floating or variable and (ii) principal
                                    during the Controlled Amortization Period, Principal
                                    Amortization Period, Accumulation Period, Rapid
                                    Accumulation Period, Early Amortization Period or other
                                    type of amortization period (each, an "Amortization
                                    Period"), all to the extent specified in the related
                                    Prospectus Supplement.

                                    Each Series of Certificates will consist of one or more
                                    Classes, one or more of which may be senior Certificates
                                    ("Senior Certificates") and one or more of which may be
                                    subordinated Certificates ("Subordinated Certificates").
                                    Each Class of a Series may evidence the right to receive
                                    a specified portion of each distribution of principal or
                                    interest or both. The Certificates of a Class may also
                                    differ from Certificates of other Classes of the same
                                    Series in, among other things, the amounts allocated to
                                    principal payments, priority of payments, payment dates,
                                    maturity, interest rate computation, and availability
                                    and form of Enhancement.

                                    The assets of the Trust will be allocated among the
                                    Certificateholders of each Series (the
                                    "Certificateholders' Interest"), the holder of the
                                    Transferor Certificate and its permitted transferees
                                    (the "Transferor's Interest"), the holders of any
                                    Participations and, in certain circumstances,
                                    Enhancement Providers. The aggregate principal amount of
                                    the Certificateholders' Interest of a Series is referred
                                    to herein as the "Invested Amount" and is based on the
                                    aggregate amount of the Principal Receivables in the
                                    Trust, amounts on deposit in the Special Funding Account
                                    and other Trust Assets allocated to such Series. The
                                    aggregate principal amount of the Transferor's Interest
                                    is referred to herein as the "Transferor Amount" and is
                                    based on the aggregate amount of Principal Receivables
                                    in the Trust, amounts on deposit in the Special Funding
                                    Account and other Trust Assets not allocated to the
                                    Certificateholders, the holders of any Participations or
                                    any Enhancement Provider. The Finance Charge Receivables
                                    and Discount Option Receivables, if any, will therefore
                                    not affect the amount of the Invested Amount or the
                                    Transferor Amount. See "Description of the
                                    Certificates--General."

                                    The Certificateholders of each Series will have the
                                    right to receive (but only to the extent needed to make
                                    required payments under the Pooling Agreement and
                                    related Series Supplement and subject to any
                                    reallocation of such amounts if the related Series
                                    Supplement so provides) varying percentages of the
                                    collections of Finance Charge Receivables and Principal
                                    Receivables for each month and will be allocated a
                                    varying percentage of the amount of Receivables in
                                    Accounts which are written off as uncollectible
                                    ("Defaulted Accounts") for such month (each such
                                    percentage, an "Investor Percentage"). The related
                                    Prospectus Supplement will specify the Investor
                                    Percentages with respect to the allocation of
                                    Collections of Principal Receivables, Finance Charge
                                    Receivables and Receivables in Defaulted Accounts during
                                    the Revolving Period and any Amortization Period. If the
                                    Certificates of a Series offered hereby include more
                                    than one Class of Certificates, the assets of the Trust
                                    allocable to the Certificates of such Series may be
                                    further allocated among each Class in such Series as
                                    described in the related Prospectus Supplement.

                                    The Certificates represent interests in the Trust only
                                    and do not represent interests in or recourse
                                    obligations of the Transferor, DHCC or the Servicer or
                                    any affiliate of any of them. A Certificate is not a
                                    deposit and none of the Certificates, the Accounts, or
                                    the Receivables is insured or guaranteed by the Federal
                                    Deposit Insurance Corporation (the "FDIC") or any other
                                    governmental agency.

The Transferor's Interest.........  The Transferor's Interest at any time represents the right of the Transferor to the Trust Assets in excess of
                                    the Certificateholders' Interest, the interest of any
                                    holder of a Participation and the

                                    rights of any Enhancement Provider. The Transferor
                                    Amount will fluctuate as the amount of the Principal
                                    Receivables held by the Trust and the amounts on deposit
                                    in the Special Funding Account change from time to time.
                                    In addition, the Transferor may cause the issuance of
                                    additional Series from time to time and any such
                                    issuance will have the effect of decreasing the
                                    Transferor's Interest to the extent of the Invested
                                    Amount of such Series. The Transferor Amount (excluding
                                    the interest represented by any Supplemental
                                    Certificate) is required to be maintained at a level not
                                    less than the Required Retained Transferor Amount.
                                    "Required Retained Transferor Amount" means the product
                                    of (i) the sum of (a) the aggregate Principal
                                    Receivables and (b) the amount on deposit in the Special
                                    Funding Account and the amount of certain other Trust
                                    Assets, including any other accounts specified in the
                                    related Prospectus Supplement, and (ii) the Required
                                    Retained Transferor's Percentage. The "Required Retained
                                    Transferor's Percentage" means the highest of the
                                    required retained transferor's percentages specified
                                    with respect to each Series outstanding. See
                                    "Description of the Certificates--New Issuances." The
                                    Transferor's Interest may not be transferred, except
                                    through the issuance of a Supplemental Certificate or as
                                    otherwise provided in accordance with the terms of the
                                    Pooling Agreement. See "Description of the
                                    Certificates--The Transferor Certificate."

                                    The Pooling Agreement provides that the Transferor will
                                    be required to make an Addition to the Trust if the
                                    Transferor Amount (excluding the interest represented by
                                    any Supplemental Certificate) is less than the Required
                                    Retained Transferor Amount on the last Business Day of
                                    any Monthly Period.

                                    In addition, the Transferor may retain upon initial
                                    issuance an entire class of certificates or a portion
                                    thereof or may purchase Certificates originally sold to
                                    investors. If any such class is a subordinated class it
                                    may provide credit enhancement for any more senior
                                    classes.

                                    The Transferor's Interest is intended to absorb
                                    fluctuations in the amount of Principal Receivables in
                                    the Trust from time to time, which fluctuations may be
                                    due to, among other things, seasonal purchase habits,
                                    changes in the payment practices of Cardholders or
                                    adjustments in the amount of Principal Receivables
                                    because of rebates, refunds, fraudulent charges or
                                    otherwise. See "Risk Factors--Payment and Maturity
                                    Considerations; Dependency on Cardholder Repayments" and
                                    "Description of the Certificates--Defaulted
                                    Receivables."

New Issuances.....................  The Pooling Agreement provides that the Trustee will issue three types of interests in the Trust: (i) one or
                                    more Series of Certificates that will be transferable
                                    and have the characteristics described below, (ii)
                                    Participations representing participation interests in
                                    the Receivables, as described below and (iii) a
                                    certificate that evidences the Transferor's Interest,
                                    which is to be
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                                    held by the Transferor, initially, and certificates (the
                                    "Supplemental Certificates") to be held by transferees
                                    of a portion of the certificate evidencing the
                                    Transferor's Interest in the Trust. The certificate
                                    evidencing the Transferor's Interest in the Trust is
                                    referred to as the "Transferor Certificate." The Pooling
                                    Agreement provides that, pursuant to any one or more
                                    Series Supplements, the Transferor may cause the
                                    Trustee, without the consent of the holders of any
                                    existing Series of Certificates, to issue one or more
                                    new Series of Certificates. Each such additional Series
                                    may contain one or more classes (each, a "Class"). Each
                                    such Series will be offered pursuant to a separate
                                    prospectus or other offering document describing the
                                    material terms of the Certificates of such Series. The
                                    issuance of a Series of Certificates will cause a
                                    reduction in the Transferor's Interest represented by
                                    the Transferor Certificate. However, at all times, the
                                    interest in the Trust Assets represented by the portion
                                    of the Transferor Amount held by the Transferor
                                    (excluding the interest represented by any Supplemental
                                    Certificate) must equal or exceed the Required Retained
                                    Transferor Amount. There can be no assurance that the
                                    terms of any Series, including any Series issued from
                                    time to time hereafter, might not have an impact on the
                                    timing or amount of payments received by the
                                    Certificateholders of any other Series. Under the
                                    Pooling Agreement, the Transferor may define, with
                                    respect to any Series, the Principal Terms of any Series
                                    to be issued. The Transferor may offer any Series to the
                                    public or other investors under a prospectus or other
                                    disclosure document (a "Disclosure Document") in
                                    transactions either registered under the Securities Act
                                    of 1933, as amended (the "Securities Act"), or exempt
                                    from registration thereunder, directly or through the
                                    Underwriters (as defined in the related Prospectus
                                    Supplement) or one or more other underwriters or
                                    placement agents, in fixed-price offerings or in
                                    negotiated transactions or otherwise. The Transferor
                                    intends to offer, from time to time, additional Series
                                    issued by the Trust.

                                    The Pooling Agreement provides that, pursuant to any one
                                    or more supplements to the Pooling Agreement (each, a
                                    "Participation Supplement"), the Transferor may direct
                                    the Trustee to issue on behalf of the Trust one or more
                                    participations (each, a "Participation"), to be
                                    delivered to or upon the order of the Transferor upon
                                    the satisfaction of certain conditions described herein
                                    under "Description of the Certificates--New Issuances."

Denominations.....................  Unless otherwise specified in the related Prospectus
                                    Supplement, beneficial interests in the Certificates
                                    will be offered for purchase in denominations of $1,000
                                    and integral multiples thereof. See "Description of the
                                    Certificates-- General."

Registration of Certificates......  Unless otherwise specified in the related Prospectus
                                    Supplement, the Certificates of each Series initially
                                    will be
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                                    represented by certificates registered in the name of
                                    Cede, as the nominee of DTC. No Certificate Owner will
                                    be entitled to receive a definitive certificate
                                    representing such person's interest, except in the event
                                    that Definitive Certificates (as defined herein) are
                                    issued under the limited circumstances described herein.
                                    See "Description of the Certificates-- Definitive
                                    Certificates."

Clearance and Settlement..........  Unless otherwise provided in the related Prospectus
                                    Supplement, Certificate Owners of each Series offered
                                    hereby may elect to hold their Certificates through any
                                    of DTC (in the United States) or Cedel or Euroclear (in
                                    Europe). Transfers within DTC, Cedel or Euroclear, as
                                    the case may be, will be made in accordance with the
                                    usual rules and operating procedures of the relevant
                                    system. Cross-market transfers between persons holding
                                    directly or indirectly through DTC in the United States,
                                    on the one hand, and counterparties holding directly or
                                    indirectly through Cedel or Euroclear, on the other,
                                    will be effected in DTC through the relevant
                                    Depositaries of Cedel or Euroclear. See "Description of
                                    the Certificates--Book-Entry Registration."

Collections.......................  All collections of Receivables ("Collections") will be allocated by the Servicer between amounts collected on
                                    Principal Receivables and amounts collected on Finance
                                    Charge Receivables. The Servicer will allocate between
                                    the Certificateholders' Interest of each Series, the
                                    Transferor's Interest and any Participation (a) all
                                    amounts collected with respect to Finance Charge
                                    Receivables and Principal Receivables with respect to
                                    each day during each Monthly Period and (b) the
                                    Defaulted Amount on each Distribution Date, as specified
                                    in the related Prospectus Supplement. Recoveries will be
                                    treated as collections of Principal Receivables. All
                                    such amounts will be allocated in accordance with the
                                    respective interests of the Certificateholders of each
                                    Series or Class, the holder of the Transferor
                                    Certificate and the holder of any Participation.

Interest..........................  Interest on each Series of Certificates or Class thereof for each interest accrual period (each, an "Interest
                                    Period") specified in the related Prospectus Supplement
                                    will be paid in the amounts and on the dates (which may
                                    be monthly, quarterly, semiannually or otherwise as
                                    specified in the related Prospectus Supplement) (each, a
                                    "Distribution Date") specified in the related Prospectus
                                    Supplement. Interest payments on each Distribution Date
                                    will generally be funded from the Collections of Finance
                                    Charge Receivables allocated to the Certificateholders'
                                    Interest during the preceding fiscal month of the
                                    Transferor (each, a "Monthly Period") or other period of
                                    time, as described in the related Prospectus Supplement,
                                    and may be funded from certain investment earnings on
                                    funds in certain accounts of the Trust, from any
                                    applicable Enhancement or from other sources specified
                                    in the related Prospectus
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                                       12
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                                    Supplement. If the Distribution Dates for payment of
                                    interest for a Series or Class occur less frequently
                                    than monthly, such Collections or other amounts
                                    allocable to such Series or Class may be deposited in
                                    one or more trust accounts pending payment to the
                                    Certificateholders of such Series or Class, all as
                                    described in the related Prospectus Supplement. See
                                    "Risk Factors--Enhancement," "Description of the
                                    Certificates-- Interest" and "Enhancement."

Revolving Period..................  Unless otherwise specified in the related Prospectus
                                    Supplement, with respect to each Series and any Class
                                    thereof no principal will be payable to
                                    Certificateholders until the Principal Commencement Date
                                    or the Expected Final Payment Date with respect to such
                                    Series or Class. For the period beginning on the date of
                                    issuance of the related Series (the "Closing Date") and
                                    ending with the commencement of an Amortization Period
                                    (the "Revolving Period"), Collections of Principal
                                    Receivables otherwise allocable to the
                                    Certificateholders' Interest will, subject to certain
                                    limitations, be paid from the Trust to the holder of the
                                    Transferor Certificate or, under certain circumstances
                                    and if so specified in the related Prospectus
                                    Supplement, may be treated as Shared Principal
                                    Collections and paid to the holders of other Series of
                                    Certificates issued by the Trust, as described herein
                                    and in the related Prospectus Supplement. See
                                    "Description of the Certificates--Early Amortization
                                    Events" herein for a discussion of the events which
                                    might lead to early termination of the Revolving Period.

Principal Payments................  The principal of the Certificates of each Series offered hereby will be scheduled to be paid (i) in installments
                                    commencing on a date specified in the related Prospectus
                                    Supplement (the "Principal Commencement Date"), in which
                                    case such Series will have either a Controlled
                                    Amortization Period, a Principal Amortization Period or
                                    a Rapid Accumulation Period, as described below, or (ii)
                                    on an expected date specified in the related Prospectus
                                    Supplement (the "Expected Final Payment Date"), in which
                                    case such Series will have an Accumulation Period, as
                                    described below. If a Series has more than one Class of
                                    Certificates, a different method of paying principal, a
                                    Principal Commencement Date or an Expected Final Payment
                                    Date may be assigned to each Class. The payment of
                                    principal with respect to the Certificates of a Series
                                    or Class may commence earlier than the applicable
                                    Principal Commencement Date or Expected Final Payment
                                    Date, and the final principal payment with respect to
                                    the Certificates of a Series or Class may be made later
                                    than the applicable expected payment date, Expected
                                    Final Payment Date or other expected date, if an Early
                                    Amortization Event (as defined in the related Prospectus
                                    Supplement) occurs and the Early Amortization Period or,
                                    if so specified in the related Prospectus Supplement, a
                                    Rapid Accumulation Period, commences with respect to
                                    such Series or
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                                    Class or under certain other circumstances described
                                    herein or in the related Prospectus Supplement. See
                                    "Description of the Certificates--Principal."

Controlled Amortization Period....  If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with
                                    respect to such Series commences, the Certificates of
                                    such Series or any Class thereof will have an
                                    amortization period (the "Controlled Amortization
                                    Period") during which collections of Principal
                                    Receivables allocable to the Certificateholders'
                                    Interest of such Series (and certain other amounts if so
                                    specified in the related Prospectus Supplement) will be
                                    used on each Distribution Date to make principal
                                    distributions in scheduled amounts to the
                                    Certificateholders of such Series or any Class of such
                                    Series then scheduled to receive such distributions. The
                                    amount to be distributed on any Distribution Date during
                                    the Controlled Amortization Period will be limited to an
                                    amount (the "Controlled Distribution Amount") equal to
                                    an amount specified in the related Prospectus Supplement
                                    (the "Controlled Amortization Amount") plus any existing
                                    shortfalls arising from the failure to pay the
                                    Controlled Amortization Amount on any prior Distribution
                                    Dates. If a Series has more than one Class of
                                    Certificates, each Class may have a separate Controlled
                                    Amortization Amount. In addition, the related Prospectus
                                    Supplement may describe certain priorities among such
                                    Classes with respect to such distributions. The
                                    Controlled Amortization Period will commence at the
                                    close of business on the Principal Commencement Date and
                                    continue until the earliest of (a) the commencement of
                                    the Early Amortization Period, (b) payment in full of
                                    the Invested Amount of the Certificates of such Series
                                    or Class and (c) the final date on which principal and
                                    interest with respect to the related Series of
                                    Certificates is scheduled to be distributed as specified
                                    in the related Prospectus Supplement (each such date, a
                                    "Series Termination Date"). See "Description of the
                                    Certificates--Principal."

Principal Amortization Period.....  If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with
                                    respect to such Series commences, the Certificates of
                                    such Series or any Class thereof will have an
                                    amortization period (the "Principal Amortization
                                    Period") during which Collections of Principal
                                    Receivables allocable to the Invested Amount of such
                                    Series (and certain other amounts if so specified in the
                                    related Prospectus Supplement) will be used on each
                                    Distribution Date to make principal distributions to the
                                    Certificateholders of such Series or any Class of such
                                    Series then scheduled to receive such distributions. If
                                    a Series has more than one Class of Certificates, the
                                    related Prospectus Supplement may describe certain
                                    priorities among such Classes with respect to such
                                    distributions. The Principal Amortization Period will
                                    commence at the close of business on the Principal
                                    Commencement Date and continue until the earliest of (a)
                                    the commencement of the Early
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                                    Amortization Period, (b) payment in full of the Invested
                                    Amount of the Certificates of such Series or Class and
                                    (c) the Series Termination Date with respect to such
                                    Series. See "Description of the
                                    Certificates--Principal."

Accumulation Period...............  If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with
                                    respect to such Series commences or, if so specified in
                                    the related Prospectus Supplement, a Rapid Accumulation
                                    Period, the Certificates of such Series or any Class
                                    thereof will have an accumulation period (the
                                    "Accumulation Period") during which Collections of
                                    Principal Receivables allocable to the
                                    Certificateholders' Interest of such Series (and certain
                                    other amounts if so specified in the related Prospectus
                                    Supplement) will be deposited on each Distribution Date
                                    in a trust account established for the benefit of the
                                    Certificateholders of such Series or Class (a "Principal
                                    Funding Account") and used to make distributions of
                                    principal to the Certificateholders of such Series or
                                    Class on the Expected Final Payment Date. The amount to
                                    be deposited in the Principal Funding Account on any
                                    date will be limited to an amount (the "Controlled
                                    Deposit Amount") equal to an amount specified in the
                                    related Prospectus Supplement (the "Controlled
                                    Accumulation Amount") plus the amount of any shortfalls
                                    arising from the failure to pay the Controlled Deposit
                                    Amount on any prior Distribution Dates. If a Series has
                                    more than one Class of Certificates, each Class may have
                                    a separate Principal Funding Account and Controlled
                                    Accumulation Amount. In addition, the related Prospectus
                                    Supplement may describe certain priorities among such
                                    Classes with respect to deposits of principal into such
                                    Principal Funding Accounts. The Accumulation Period will
                                    commence at the close of business on a date specified in
                                    the related Prospectus Supplement and continue until the
                                    earliest of (a) the commencement of the Early
                                    Amortization Period or, if so specified in the related
                                    Prospectus Supplement, a Rapid Accumulation Period, (b)
                                    payment in full of the Invested Amount of the
                                    Certificates of such Series or Class and (c) the Series
                                    Termination Date with respect to such Series. If so
                                    specified in the related Prospectus Supplement, upon
                                    written notice to the Trustee, the Servicer may elect to
                                    postpone the commencement of the Accumulation Period and
                                    extend the length of the Revolving Period, subject to
                                    the satisfaction of certain conditions.

                                    Funds on deposit in any Principal Funding Account may be
                                    invested in Eligible Investments or subject to a
                                    guaranteed rate or investment agreement or other
                                    arrangement intended to assure a specified return on the
                                    investment of such funds. Investment earnings on such
                                    funds may be applied to pay interest on the related
                                    Series of Certificates. In order to enhance the
                                    likelihood of payment in full of principal at the end of
                                    an Accumulation Period with respect to a Series of
                                    Certificates, such Series may be subject to a principal
                                    guaranty or other
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                                    similar arrangement. See "Description of the
                                    Certificates-- Principal."

Rapid Accumulation Period.........  If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having an
                                    Accumulation Period, during the period from the day on
                                    which an Early Amortization Event has occurred until the
                                    earliest of (a) the commencement of the Early
                                    Amortization Period, (b) payment in full of the
                                    Certificateholders' Interest of the Certificates of such
                                    Series and, if so specified in the related Prospectus
                                    Supplement, of the Collateral Invested Amount, if any,
                                    with respect to such Series and (c) the related Series
                                    Termination Date (the "Rapid Accumulation Period"),
                                    collections of Principal Receivables allocable to the
                                    Investor Interest of such Series (and certain other
                                    amounts if so specified in the related Prospectus
                                    Supplement) will be deposited on the Business Day
                                    immediately preceding each Distribution Date (each, a
                                    "Transfer Date") in the Principal Funding Account and
                                    used to make distributions of principal to the
                                    Certificateholders of such Series or Class on the
                                    Expected Final Payment Date. The amount to be deposited
                                    in the Principal Funding Account during the Rapid
                                    Accumulation Period will not be limited to the
                                    Controlled Deposit Amount.

                                    During the Rapid Accumulation Period, funds on deposit
                                    in any Principal Funding Account may be invested in
                                    permitted investments or subject to a guaranteed rate or
                                    investment contract or other arrangement intended to
                                    assure a specified return on the investment of such
                                    funds. Investment earnings on such funds may be applied
                                    to pay interest on the related Series of Certificates or
                                    make other payments as specified in the related
                                    Prospectus Supplement. In order to enhance the
                                    likelihood of payment in full of principal at the end of
                                    the Rapid Accumulation Period with respect to a Series
                                    of Certificates, such Series or any Class thereof may
                                    have the benefit of a principal payment guaranty or
                                    other similar arrangement which would provide for the
                                    final payment of the Certificates of such Series from a
                                    source other than Collections of Principal Receivables
                                    such as a bank guaranty or surety bond.

Early Amortization Period.........  During the period from the day on which an Early
                                    Amortization Event has occurred with respect to a Series
                                    and, if so specified in the related Prospectus
                                    Supplement, any other specified event has occurred, to
                                    the earlier of the date on which the Invested Amount of
                                    the Certificates of such Series has been paid in full or
                                    the related Series Termination Date (the "Early
                                    Amortization Period"), unless otherwise specified in the
                                    related Prospectus Supplement, Collections of Principal
                                    Receivables allocable to the Certificateholders'
                                    Interest (and amounts on deposit in any Pre-Funding
                                    Account, if so specified in the related Prospectus
                                    Supplement) will be distributed as principal payments to
                                    the Certificateholders of such Series on each
                                    Distribution Date with respect to such Series in the
                                    manner and order of priority set
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                                    forth in the related Series Supplement. During the Early
                                    Amortization Period with respect to a Series,
                                    distributions of principal to Certificateholders of such
                                    Series will not be limited by any Controlled
                                    Distribution Amount or Controlled Deposit Amount. In
                                    addition, upon the commencement of the Early
                                    Amortization Period with respect to a Series, unless
                                    otherwise specified in the related Prospectus
                                    Supplement, any funds on deposit in a Principal Funding
                                    Account with respect to such Series or any Class thereof
                                    or in the Special Funding Account and allocated to such
                                    Series or Class will be paid to the Certificateholders
                                    of such Series or Class on the first Distribution Date
                                    in the Early Amortization Period. An "Early Amortization
                                    Event" with respect to each Series would occur
                                    automatically upon (a) certain insolvency events
                                    relating to RNB, DHCC, the Transferor or any holder of
                                    the Transferor Certificate (excluding any holder of a
                                    Supplemental Certificate), (b) the Trust becoming an
                                    "investment company" within the meaning of the
                                    Investment Company Act of 1940, as amended, (c) the
                                    Transferor Amount (excluding the interest represented by
                                    any Supplemental Certificate) being less than the
                                    Required Retained Transferor Amount or (d) the
                                    Transferor becoming unable for any reason to transfer
                                    Receivables to the Trust. Additional Early Amortization
                                    Events may be specified in the Prospectus Supplement for
                                    any Series. See "Description of the Certificates--Early
                                    Amortization Events" herein and "Description of the
                                    Class A Certificates--Early Amortization Events" in the
                                    related Prospectus Supplement.

Sharing of Excess Finance Charge
  Collections and Excess
  Transferor Finance Charge
  Collections.....................  If so specified in the related Prospectus Supplement,
                                    Excess Finance Charge Collections with respect to a
                                    Series or Class may be used to cover any shortfalls with
                                    respect to amounts payable from collections of Finance
                                    Charge Receivables allocable to another Series or Class.
                                    Unless otherwise provided in the related Prospectus
                                    Supplement, with respect to any Series, "Excess Finance
                                    Charge Collections" for any Monthly Period will equal
                                    the excess of Collections of Finance Charge Receivables
                                    and certain other amounts allocated to the
                                    Certificateholders' Interest of such Series or Class
                                    over the sum of (i) interest accrued for the current
                                    month ("Monthly Interest") and overdue Monthly Interest
                                    on the Certificates of such Series or Class, (ii)
                                    accrued and unpaid Monthly Servicing Fees (as defined in
                                    the related Prospectus Supplement) with respect to such
                                    Series or Class, (iii) the Investor Defaulted Amount (as
                                    defined in the related Prospectus Supplement) with
                                    respect to such Series or Class, (iv) unreimbursed
                                    Investor Charge-Offs (as defined in the related
                                    Prospectus Supplement) with respect to such Series or
                                    Class and (v) other amounts specified in the related
                                    Prospectus Supplement. In addition, if so specified in
                                    the related Prospectus Supplement, Collections of
                                    Finance Charge Receivables otherwise payable to the
                                    Transferor may be
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                                    designated to be paid to the Certificateholders of the
                                    applicable Series. See "Description of the
                                    Certificates--Sharing of Excess Finance Charge
                                    Collections and Excess Transferor Finance Charge
                                    Collections" and "--Defaulted Receivables" herein.

Shared Principal Collections and
  Tranferor Principal
  Collections.....................  If so specified in the related Prospectus Supplement, to the extent that Collections of Principal Receivables and
                                    certain other amounts that are allocated to the
                                    Certificateholders' Interest of any Series are not
                                    needed to make payments or deposits with respect to such
                                    Series, such Collections may be applied to cover
                                    principal payments due to or for the benefit of
                                    Certificateholders of another Series. Any such
                                    reallocation will not result in a reduction in the
                                    Invested Amount of the Series to which such Collections
                                    were initially allocated. In addition, if so specified
                                    in the related Prospectus Supplement, Collections
                                    otherwise payable to the Transferor may be designated to
                                    be paid to the Certificateholders of the applicable
                                    Series. See "Description of the Certificates--Shared
                                    Principal Collections and Tranferor Principal
                                    Collections."

Special Funding Account...........  On each day on which the Transferor Amount (excluding the interest represented by any Supplemental
                                    Certificate) would otherwise be less than the Required
                                    Retained Transferor Amount, funds (to the extent
                                    available therefor as described herein) otherwise
                                    payable to the Transferor will be deposited in an
                                    account established for the benefit of the
                                    Certificateholders of each Series (the "Special Funding
                                    Account") on each Business Day until the Transferor
                                    Amount is at least equal to the Required Retained
                                    Transferor Amount. Funds on deposit in the Special
                                    Funding Account will be withdrawn and paid to the
                                    Transferor (or, to the extent provided in any Prospectus
                                    Supplement, used to make payments on Certificates of any
                                    Series) to the extent that on any day the Transferor
                                    Amount exceeds the Required Retained Transferor Amount
                                    after such distribution. See "Description of the
                                    Certificates--Special Funding Amount."

Funding Period....................  The Prospectus Supplement relating to a Series of
                                    Certificates may specify that for a period beginning on
                                    the Closing Date and ending on a specified date before
                                    the commencement of an Amortization Period with respect
                                    to such Series (the "Funding Period"), the aggregate
                                    amount of Principal Receivables in the Trust allocable
                                    to such Series may be less than the aggregate principal
                                    amount of the Certificates of such Series and that the
                                    amount of such deficiency (the "Pre-Funding Amount")
                                    will be held in a trust account established with an
                                    Eligible Institution for the benefit of
                                    Certificateholders of such Series (the "Pre-Funding
                                    Account") pending the transfer of additional Principal
                                    Receivables to the Trust or pending the reduction of the
                                    Invested Amounts of other Series. The related Prospectus
                                    Supplement will specify the Initial Invested Amount on
                                    the Closing Date with respect to such Series, the
                                    aggregate principal
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                                    amount of the Certificates of such Series (the "Full
                                    Invested Amount") and the date by which the Invested
                                    Amount is expected to equal the Full Invested Amount.
                                    The Invested Amount of such a Series may increase as
                                    Principal Receivables are created or as the Invested
                                    Amounts of other Series are reduced. The Invested Amount
                                    of a Series may also decrease due to Investor
                                    Charge-Offs.

                                    During the Funding Period, funds on deposit in the
                                    Pre-Funding Account for a Series of Certificates will be
                                    withdrawn and paid to the Transferor or its assignees to
                                    the extent of any increases in the Invested Amount. In
                                    the event that the Invested Amount does not for any
                                    reason equal the Full Invested Amount by the end of the
                                    Funding Period, any amount remaining in the Pre-Funding
                                    Account and any additional amounts specified in the
                                    related Prospectus Supplement will be payable to the
                                    Certificateholders of such Series in a manner and at
                                    such time as set forth in the related Prospectus
                                    Supplement.

                                    If so specified in the related Prospectus Supplement,
                                    monies in the Pre-Funding Account with respect to any
                                    Series will be invested by the Trustee in Eligible
                                    Investments or will be subject to a guaranteed rate or
                                    investment agreement or other similar arrangement, and
                                    investment earnings and any applicable payment under any
                                    such investment arrangement will be applied to pay
                                    interest on the Certificates of such Series. See
                                    "Description of the Certificates--Funding Period."

Paired Series.....................  If so specified in the related Prospectus Supplement, during its Controlled Amortization Period or
                                    Accumulation Period, a Series of Certificates may be
                                    paired with one or more other Series or a portion of one
                                    or more other Series (each, a "Paired Series"). As the
                                    Invested Amount of the first Series issued is reduced,
                                    the Invested Amount of the Paired Series will increase
                                    by an equal amount. This will have the effect of
                                    increasing the Invested Amount of the Paired Series by
                                    an amount that otherwise would have increased the
                                    Transferor Amount. The Prospectus Supplement for such
                                    Series and the Prospectus Supplement for the Paired
                                    Series will each specify the relationship between the
                                    Series. See "Description of the Certificates--Paired
                                    Series."

Enhancement.......................  Enhancement with respect to a Series or any Class thereof may be provided in the form of the subordination
                                    of one or more Classes of such Series, the establishment
                                    of any cash collateral account or guaranty, collateral
                                    invested amount, letter of credit, surety bond,
                                    insurance policy, guaranteed rate agreement, maturity
                                    guaranty facility, tax protection agreement, interest
                                    rate swap or cap, spread account, reserve account, the
                                    use of a cross-support features, or a combination of the
                                    foregoing, as specified in the related Prospectus
                                    Supplement. See "Enhancement."

                                    The type, characteristics and amount of the Enhancement
                                    will be determined based on several factors, including
                                    the characteristics of the Receivables and Accounts
                                    underlying or

                                    comprising the Trust Portfolio as of the Closing Date
                                    with respect to any Series, and will be established on
                                    the basis of requirements of each Rating Agency rating
                                    the Certificates of such Series. If so specified in the
                                    related Prospectus Supplement, any such Enhancement will
                                    apply only in the event of certain types of losses and
                                    the protection against losses provided by such
                                    Enhancement will be limited. See "Risk
                                    Factors--Enhancement" and "Enhancement."

Servicing.........................  RNB, in its capacity as servicer under the Pooling
                                    Agreement, is the initial Servicer for the Trust. The
                                    Servicer is responsible for servicing, managing and
                                    making collections on the Receivables. Subject to
                                    certain exceptions described under "Description of the
                                    Certificates--Deposits in Collection Account," the
                                    Servicer deposits any Collections received with respect
                                    to a Monthly Period into the Collection Account within
                                    two Business Days of the Date of Processing of such
                                    Collections to the extent such Collections are allocable
                                    to the Certificateholders' Interest of any Series and
                                    are required to be deposited into an account for the
                                    benefit of, or distributed to, the Certificateholders of
                                    any Series or the issuer of any Enhancement. On the
                                    earlier of (a) the second Business Day following the
                                    Date of Processing and (b) the day on which the Servicer
                                    deposits any Collections into the Collection Account,
                                    subject to certain exceptions described herein, the
                                    Servicer pays to the holder of any Participation and the
                                    holder of the Transferor Certificate their respective
                                    allocable portion of any Collections then held by the
                                    Servicer. The "Date of Processing" is the Business Day
                                    on which a record of any transaction is first recorded
                                    pursuant to the Servicer's data processing procedures
                                    (without regard to the effective date of such
                                    recordation). On or about the third Business Day
                                    preceding each Distribution Date (each, a "Determination
                                    Date"), the Servicer calculates the amounts to be
                                    allocated to the Certificateholders of each Series or
                                    Class, the holders of any Participation and the holder
                                    of the Transferor Certificate as described herein in
                                    respect of Collections received with respect to the
                                    preceding Monthly Period. A "Business Day" is any day
                                    other than (a) a Saturday or Sunday or (b) any other day
                                    on which national banking associations or state banking
                                    institutions in New York, New York, Minneapolis,
                                    Minnesota or Sioux Falls, South Dakota are authorized or
                                    obligated by law, executive order or governmental decree
                                    to be closed.

                                    In certain limited circumstances, RNB may resign or be
                                    removed as Servicer, in which event either the Trustee
                                    or, so long as it meets certain eligibility standards
                                    set forth in the Pooling Agreement, a third-party
                                    servicer may be appointed as successor servicer. RNB is
                                    permitted to delegate any of its duties as Servicer to
                                    any of its affiliates and to certain third-party service
                                    providers, but any such delegation will not relieve the
                                    Servicer of its liability and responsibility with
                                    respect to such duties under the Pooling Agreement or
                                    any Series Supplement.

                                    The Servicer will receive a Servicing Fee as servicing
                                    compensation from the Trust. The Servicing Fee will be
                                    paid on each Distribution Date. See "The Pooling and
                                    Servicing Agreement--Servicing Compensation and Payment
                                    of Expenses."

Mandatory Reassignment and
  Transfer of Certain
  Receivables.....................  The Transferor makes certain representations and warranties in the Pooling Agreement with respect to the
                                    Accounts and the Receivables transferred by the
                                    Transferor to the Trust. If the Transferor breaches any
                                    such representation and warranty, under certain
                                    circumstances and subject to certain conditions
                                    described under "The Pooling and Servicing Agreement--
                                    Representations and Warranties," all Receivables with
                                    respect to the affected Accounts will be designated
                                    Ineligible Receivables and the principal amounts thereof
                                    will no longer be included in determinations of the
                                    aggregate amount of Principal Receivables. In addition,
                                    if the Transferor breaches certain other representations
                                    and warranties described under "The Pooling and
                                    Servicing Agreement--Representations and Warranties,"
                                    all the Receivables originally transferred to the Trust
                                    by the Transferor may be reassigned to DHCC. See "The
                                    Pooling and Servicing Agreement--Representations and
                                    Warranties" and "The Receivables Purchase Agreements."

                                    RNB makes certain covenants in the Pooling Agreement in
                                    its capacity as a Servicer. If the Servicer breaches any
                                    such covenant with respect to any Receivable, subject to
                                    certain conditions described under "The Pooling and
                                    Servicing Agreement-- Servicer Covenants," all
                                    Receivables with respect to the affected Account will be
                                    assigned to the Servicer. In the event of a transfer of
                                    servicing obligations to a successor Servicer, such
                                    successor Servicer, rather than RNB, would be
                                    responsible for any subsequent failure to comply with
                                    the Servicer's covenants.

Optional Repurchase...............  The Certificates of each Series will be subject to optional repurchase by the Transferor on each day
                                    specified in the related Prospectus Supplement after the
                                    Invested Amount of such Series is reduced to an amount
                                    less than or equal to 10% of the initial Invested Amount
                                    (the "Initial Invested Amount") or such other amount
                                    specified in the related Prospectus Supplement, if
                                    certain conditions set forth in the Pooling Agreement
                                    are met. Unless otherwise specified in the related
                                    Prospectus Supplement, the purchase price will be equal
                                    to the Invested Amount and accrued and unpaid interest
                                    on the Certificates through (a) if the day on which such
                                    purchase occurs is a Distribution Date, the day
                                    preceding such Distribution Date or (b) if the day on
                                    which such repurchase occurs is not a Distribution Date,
                                    the day preceding the Distribution Date following such
                                    day. See "Description of the Class A
                                    Certificates--Optional Termination; Final Payment of
                                    Principal" in the related Prospectus Supplement.

Tax Status........................  Except to the extent otherwise specified in the related
                                    Prospectus Supplement, it is anticipated that special
                                    tax counsel to the Transferor will render an opinion
                                    that the Offered Certificates of each Series will be
                                    characterized as indebtedness for Federal income tax
                                    purposes. Except to the extent otherwise specified in
                                    the related Prospectus Supplement, the Certificate
                                    Owners will agree to treat the Certificates offered
                                    pursuant to this Prospectus as debt for Federal income
                                    tax purposes. See "Certain U.S. Federal Income Tax
                                    Consequences" for additional information concerning the
                                    application of Federal income tax laws.

ERISA Considerations..............  Under regulations issued by the United States Department of Labor, the Trust Assets would not be deemed "plan
                                    assets" of any employee benefit plan holding interests
                                    in the Certificates of a Series if certain conditions
                                    are met. If the Trust Assets were deemed to be "plan
                                    assets" of an employee benefit plan, there is
                                    uncertainty as to whether existing exemptions from the
                                    "prohibited transaction" rules of the Employee
                                    Retirement Income Security Act of 1974, as amended
                                    ("ERISA"), and Section 4975 of the Internal Revenue Code
                                    of 1986, as amended (the "Code"), would apply to all
                                    transactions involving the Trust Assets. No assurance
                                    can be made with respect to any offering of the
                                    Certificates of any Series that the conditions which
                                    would allow the Trust Assets not to be deemed "plan
                                    assets" will be met. The intention of the Transferor
                                    (but not its assurance) as to whether the Certificates
                                    of a particular Series will be "publicly-offered
                                    securities," and therefore eligible for an exception
                                    from the "plan assets" rules will be set forth in the
                                    related Prospectus Supplement. Accordingly, employee
                                    benefit plans contemplating purchasing interests in
                                    Certificates should consult their counsel before making
                                    a purchase. See "ERISA Considerations" herein.

Certificate Rating................  It will be a condition to the issuance of each Series of
                                    Certificates or Class thereof offered pursuant to this
                                    Prospectus and the related Prospectus Supplement that
                                    they be rated in one of the four highest rating
                                    categories by at least one nationally recognized
                                    statistical rating organization (each such rating
                                    organization rating any Series, a "Rating Agency"). The
                                    rating or ratings applicable to the Certificates of each
                                    Series or Class thereof offered hereby will be set forth
                                    in the related Prospectus Supplement.

                                    A rating is not a recommendation to buy, sell or hold
                                    securities and may be subject to revision or withdrawal
                                    at any time by the assigning Rating Agency. Each rating
                                    should be evaluated independently of any other rating.
                                    See "Risk Factors--Limited Nature of Rating."

Listing...........................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the
                                    Certificates of such Series, or all or a portion of any
                                    Class thereof, on the Luxembourg Stock Exchange or any
                                    other specified exchange.

                                  RISK FACTORS

    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES.

    LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates will make a market in such Certificates, but in no event will any such underwriters be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if such secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

    ISSUANCE OF ADDITIONAL SERIES; EFFECT ON TIMING OR AMOUNT OF PAYMENTS TO CERTIFICATEHOLDERS. The Trust, as a master trust, may issue additional Series from time to time. While the terms of any Series will be specified in the related Series Supplement to the Pooling Agreement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, the Certificateholders of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Enhancements and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the conditions, among others, that: (a) such issuance will not result in a reduction or withdrawal of the rating of the Certificates of any outstanding Series or Class by any Rating Agency selected by the Transferor to rate the investor certificates of such Series or Class (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such issuance will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series. The issuance of any additional Series will cause a reduction in the Transferor Amount represented by the Transferor Certificate and therefore the relative amount of the Transferor Amount available to absorb fluctuations in the amount of Principal Receivables in the Trust. There can be no assurance that the terms of an additional Series might not have an impact on the timing or amount of payments received by a Certificateholder of a previously issued Series. See "Description of the Certificates--New Issuances."

    IMPACT OF ADDITIONAL ACCOUNTS AND PARTICIPATION INTERESTS; DIFFERENT CHARACTERISTICS; EFFECT UPON AVERAGE YIELD ON THE PORTFOLIO. RNB, DHCC and the Transferor intend that (a) all new Accounts that from time to time comprise the RNB portfolio of credit card accounts (the "RNB Portfolio") will, prior to the Automatic Addition Termination Date or any Automatic Addition Suspension Date (or, following an Automatic Addition Suspension Date, after the Restart Date), be designated as Automatic Additional Accounts and (b) the Receivables arising from all such Automatic Additional Accounts will be conveyed to the Trust. In addition, the Transferor may purchase Participation Interests or enter into receivable purchase agreements with one or more additional Credit Card Originators and the Participation Interests purchased from, and the receivables from Accounts originated by, such Credit Card Originators may be added to the Trust if such Addition would not result in a Ratings Effect. In some cases, after the Automatic Addition Termination Date or any Automatic Addition Suspension Date (and in the latter case, prior to the Restart Date), the Transferor will be obligated to designate Supplemental Accounts, the Receivables of which will be conveyed to the Trust. The Participation Interests and Additional Accounts may include accounts originated using criteria different from those that were applied to the initial Accounts because they were originated by a Credit Card Originator other than RNB or because such accounts were originated by RNB at a later date, or were part of a portfolio of accounts which were not part of the Trust Portfolio as of the Cut-Off Date. Moreover, Additional Accounts designated at any time may not be accounts of the same type as those previously included in the Trust. Consequently, there can be no assurance that such Participation Interests or Additional Accounts will be of the same credit quality as the initial Accounts or the Additional Accounts previously included in the Trust. In addition, such Participation

Interests and Additional Accounts may consist of open end credit card accounts that have different terms than the initial Accounts and any Participation Interests or Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust. The designation of Participation Interests and Supplemental Accounts will be subject to the satisfaction of certain conditions described herein under "The Pooling and Servicing Agreement--Addition of Trust Assets," including that
(a) each Rating Agency shall have notified the Transferor that such Addition will not result in a Ratings Effect and (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such addition will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any previously issued Series. See "The Pooling and Servicing Agreement--Addition of Trust Assets."

    CHARACTERISTICS OF TRANSFERS; EFFECT OF CHARACTERIZATION AS A PLEDGE. Under the Purchase Agreements, RNB and DHCC have represented and warranted to DHCC and the Transferor, respectively, and, under the Pooling Agreement, the Transferor has represented and warranted to the Trust that the Receivables have been and will be transferred free and clear of the lien of any third party. Each of RNB, DHCC and the Transferor has also covenanted that, except for the conveyances under the Pooling Agreement and the Purchase Agreements, it will not sell, pledge, assign, transfer or grant any lien on any Receivable or any other Trust Asset.

    RNB and DHCC have represented and warranted to DHCC and the Transferor, respectively, in the Purchase Agreements that the sales of the Receivables by them to DHCC and the Transferor, respectively, are valid sales of the Receivables to DHCC and the Transferor, respectively. In addition, RNB, DHCC and the Transferor have treated and will treat the transactions described in the Purchase Agreements as sales of the Receivables to DHCC and the Transferor, respectively, and DHCC has taken and will take all actions that are required under applicable law to perfect DHCC's and the Transferor's respective interests in the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables." Notwithstanding the foregoing, if either RNB or DHCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to DHCC or the Transferor, respectively, should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to DHCC or the Transferor, respectively (and therefore to the Trust and to the Certificateholders), could occur and (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to DHCC or the Transferor is recharacterized as a pledge, a tax or government lien on the property of RNB or DHCC, respectively, arising before any Receivables come into existence may have priority over DHCC's or the Transferor's interests, respectively, in such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

    Assuming the transactions contemplated in the Purchase Agreements are treated as sales, the assets of DHCC and the Transferor, respectively, would not generally be part of RNB's receivership or DHCC's bankruptcy estates, respectively, and would not be available to RNB's and DHCC's creditors, respectively. However, in OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S.Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If the conclusions in the OCTAGON case were applied in an RNB receivership or a DHCC bankruptcy, the Receivables would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payments to DHCC, the Transferor and Certificateholders described in the preceding paragraph. Special counsel to the Transferor has advised the Transferor that the facts of the OCTAGON case are distinguishable from those in the sale transactions between RNB and DHCC, DHCC and the Transferor, and between the Transferor and the Trust and the reasoning of the OCTAGON case appears inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Bankruptcy or Receivership."

    In addition, the Transferor has represented and warranted in the Pooling Agreement that the Pooling Agreement constitutes either a valid transfer and assignment of the Receivables to the Trust by the Transferor or a grant of a "security interest" (as defined in the UCC) in such property and the proceeds thereof to the Trust. The Transferor has taken and will take all actions that are required under applicable state law to perfect the Trust's interest in the Receivables. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC, a tax or statutory lien on property of DHCC or the Transferor arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivables. If the Transferor were to become a debtor in a bankruptcy case and a bankruptcy trustee or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be characterized as a pledge of such Receivables, then delays in distributions on the Certificates and (should the bankruptcy court rule in favor of any such trustee or creditor) reductions in such distributions could result.

    RISK OF CONSOLIDATION OF THE TRANSFEROR INTO DHCC. In addition to the matters discussed above, if DHCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of DHCC, or DHCC itself were to request a bankruptcy court to order that the Transferor be substantively consolidated with DHCC, delays in and reductions in the amount of distributions on the Certificates could occur. The Transferor has been structured to reduce the likelihood of (i) the voluntary or involuntary application with respect to the Transferor for relief under Title 11 of the United States Code (the "Bankruptcy Code") or similar applicable state laws and (ii) the substantive consolidation of the Transferor and DHCC. The Transferor is a separate, limited purpose subsidiary, the articles of incorporation of which contain limitations on the nature of the Transferor's business and restrictions on the ability of the Transferor to commence voluntary or involuntary cases or proceedings under such laws without the prior unanimous vote of all its directors. Further, the Transferor does not intend to file, and DHCC has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code or any similar applicable state laws with respect to the Transferor.

    EFFECT OF AN INSOLVENCY EVENT. If certain events relating to the conservatorship or receivership of RNB or the bankruptcy of DHCC, the Transferor or any holder of the Transferor Certificate were to occur, then an Early Amortization Event would occur. In addition, if any such event (in each case, an "Insolvency Event") occurs with respect to the Transferor or an Early Amortization Event occurs because the Transferor Amount (excluding any interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount, the Transferor will immediately cease to transfer Principal Receivables to the Trust, and, to the extent so provided in the applicable Series Supplement, if any such event occurs while any of the Series 1995-1 Certificates are outstanding, the Trustee will sell all Receivables then in the Trust. The proceeds from the sale of the Receivables will be treated as Collections on the Receivables and allocated accordingly among Certificateholders of each Series, the holders of any Participations and the Transferor. If the portion of such proceeds allocable to pay principal in respect of the Certificateholders' Interest of any Series is insufficient to pay the entire Invested Amount of that Series, the holders of such Certificates will suffer a loss. Notwithstanding the foregoing, in a bankruptcy proceeding, the Transferor may not be permitted to suspend transfers of Receivables to the Trust, and the Trustee's instructions to sell the Receivables pursuant to the Pooling Agreement may not be given effect. See "Certain Legal Aspects of the Receivables."

    PREFERENTIAL TRANSFER RISK. Payments made in respect of reassignments of Receivables by DHCC or the Transferor pursuant to the Receivables Purchase Agreement or the Pooling Agreement may be recoverable by DHCC or the Transferor as debtor in possession or by a creditor or a trustee-in-bankruptcy of DHCC or the Transferor as a preferential transfer from DHCC or the Transferor, as the case may be, if such payments are made within one year prior to the filing of a bankruptcy case in respect of DHCC or the Transferor, as the case may be.

    APPLICATION OF DEBTOR RELIEF LAWS. Application of federal or state bankruptcy or debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectible or result in delays in payments due on such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

    RISK RELATED TO TRANSFER OF RECEIVABLES BY RNB. To the extent that RNB has granted a security interest in the Receivables to DHCC and that security interest was validly perfected before any insolvency of RNB and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud RNB or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to DHCC with respect to the Receivables should not be subject to recovery by a conservator or receiver for RNB. If, however, the conservator or receiver were to assert a contrary position, or were to require DHCC to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to RNB as provided under FIRREA, delays in payments to DHCC and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

    RISKS DUE TO COMMINGLING OF COLLECTIONS. Currently, RNB, as Servicer, is required to deposit Collections received by it, subject to certain limitations as described in the related Prospectus Supplement, into the Collection Account within two Business Days following the related Date of Processing. If (i) RNB as Servicer provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that such action will not cause a Ratings Effect) or (ii) Dayton Hudson obtains and for so long as it maintains a short-term rating of a least A-1 by Standard & Poor's and P-1 by Moody's (which it does not currently maintain), RNB, as Servicer, will be allowed to, subject to certain conditions, commingle and use for its own benefit all Collections received by it until each Distribution Date and, in the event of the conservatorship or receivership of RNB or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected ownership or security interest in such Collections. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Bankruptcy or Receivership."

    DEPENDENCE ON THE SERVICER, DHCC AND TRANSFEROR IN THE EVENT OF BREACH OF REPRESENTATIONS. On the Closing Date and each Addition Date, the Servicer, DHCC and the Transferor make certain representations and warranties in the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling Agreement, respectively, relating to the validity and enforceability of the Receivables. If any such representation or warranty is breached and such breach has a material adverse effect on the interest of Certificateholders of any or all Series or in any Receivables and continues beyond the applicable cure period, if any, the sole remedy shall be that the Receivables affected thereby will be designated "Ineligible Receivables" and assigned a principal balance of zero for purposes of determining the aggregate amount of Principal Receivables or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment of the Certificateholders' interest of all Series. In such event, realization of principal with respect to such Receivables will depend upon the ability of the Transferor or the Servicer to accept such reassignment or assignment, respectively. See "The Pooling and Servicing Agreement-- Representations and Warranties" and "--Servicer Covenants" and "The Receivables Purchase Agreements--Representations and Warranties."

    DEPENDENCE ON THE DAYTON HUDSON STORES. The RNB credit cards are presently issued under the insignia of any of Dayton's, Hudson's, Marshall Field's, Target or Mervyn's stores (collectively, the "Dayton Hudson Stores"). Accordingly, the Trust is currently completely dependent upon sales at the Dayton Hudson Stores for the generation of Receivables. The retailing industry is intensely competitive. Generally, the Dayton Hudson Stores compete not only with other retailers and department stores in the geographic areas in which they operate but also with numerous other types of retail outlets. The Pooling Agreement does not prohibit the transfer of all or any portion of the business or assets of the Dayton Hudson Stores. There can be no assurance that the Dayton Hudson Stores will continue to generate Receivables at the same rate as in prior years. Currently, the Dayton Hudson Stores accept most major credit cards. The Trust will be dependent upon RNB's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and RNB does not add Receivables in Additional Accounts to the Trust, an Early Amortization Event could occur with respect to the Certificates.

    THE ABILITY OF RNB TO CHANGE TERMS OF THE ACCOUNTS. Pursuant to the Bank Receivables Purchase Agreement, RNB does not sell to DHCC the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, RNB will have the right to determine the periodic finance charge, the fees and other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. The terms of the accounts generated at the Dayton Hudson Stores are different for each of the DSD (as defined herein), Target and Mervyn's stores. A decrease in the periodic finance charges or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of an Early Amortization Event and the commencement of the Early Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period, as well as a decrease in protection afforded to the Certificateholders against charged-off Accounts. Under the Pooling Agreement, RNB, as Servicer, has agreed that unless required by law or unless, in its sole discretion, RNB deems it appropriate, it will not reduce the annual percentage rate of the monthly periodic finance charge assessed on the Receivables, reduce other fees on the Accounts or change the other terms of the Accounts, if, either (a) as a result of such reduction or change it is reasonably expected that such reduction or change will cause an Early Amortization Event to occur with respect to a Series or (b) such reduction or change (x) if RNB owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by RNB that have characteristics the same as or substantially similar to the Receivables that are the subject of such reduction or change and (y) if RNB does not own such a comparable segment of receivables, will not be made with the intent to materially benefit the Transferor over the Certificateholders or to materially adversely affect the Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts. Except as specified above, there are no restrictions on RNB's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including the lowering by other credit card issuers of annual percentage rates, or prudent business practice might not result in a determination by RNB to decrease customer finance charges or otherwise take actions which would change any Account terms. In servicing the Accounts, the Servicer is required pursuant to the Pooling Agreement, to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with RNB's written policies and procedures relating to the operation of its consumer open end lending business (the "Credit Card Guidelines").

    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. No Certificateholder will have any right to institute any suit, action or proceeding under the Pooling Agreement, unless such Certificateholder previously has made, and unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Certificates of all Series to which such action, suit or proceeding relates) have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Trustee, for 60 days after its receipt of such request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

    EFFECT OF CONSUMER PROTECTION LAWS. The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements on the making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain or adjust the current level of periodic finance charges and other fees and charges with respect to the Accounts. During recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer open end loan providers. From time to time, private consumers as well as state and federal regulators question RNB's compliance with these requirements which are often broadly interpreted by enforcement officials. Failure by RNB, other Credit Card Originators or the Servicer to comply with such requirements could adversely affect the Servicer's ability to collect the principal balance of, or otherwise enforce, the Receivables. If it were determined that the annual percentage rates or other charges charged on the Accounts have to be limited to an interest rate cap or other fee substantially lower than the annual percentage rates or fees currently assessed on the Accounts, or that other violations have occurred, it is possible that the Portfolio Yield (as defined in the related Prospectus Supplement) for a Series would be reduced and therefore an Early Amortization Event could occur with respect to the Certificates. See "Description of the Certificates--Early Amortization Events." In addition, bills relating to retail consumer credit are pending in the federal and various state legislatures. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws." Certain of these bills would, if enacted, affect certain credit practices of RNB, including, for example, limitations on the periodic finance charges or other fees or charges relating to the Accounts, disclosure of credit terms in credit applications or periodic statements, telephone solicitation practices, use of credit bureau reports and collection practices. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would adversely impact the effective yield on Accounts and Receivables or impair collection of receivables.

    Pursuant to the Pooling Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under "The Pooling and Servicing Agreement--Representations and Warranties," all affected Receivables may be reassigned to the Transferor or, in some circumstances, assigned to the Servicer. The sole remedy available to the Certificateholders of any Series affected thereby will be the assignment of a principal balance of zero to all affected Receivables for purposes of determining the aggregate amount of Principal Receivables or assignment to the Servicer of the Receivables affected thereby. In such event, realization of principal with respect to such Receivables will depend upon the ability of the Transferor or the Servicer to accept such reassignment or assignment, respectively. See "The Pooling and Servicing Agreement--Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

    PAYMENT AND MATURITY CONSIDERATIONS; DEPENDENCY ON CARDHOLDER
REPAYMENTS.  The Receivables may be paid at any time and there is no assurance
(i) that there will be new Receivables created in the Accounts, (ii) that Receivables will be added to the Trust or (iii) that any particular pattern of Cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period or an Accumulation Period for a Series or a Class thereof will depend on, among other factors, the rate of Cardholder repayments, the timing of the receipt of repayments and the rate of default by Cardholders. As a result, no assurance can be given as to the timeliness of payments to be made to the Certificateholders. Cardholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of Cardholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by RNB). Increased convenience use, where Cardholders pay their Account balances in full on or prior to the due date and thus avoid all finance charges, would decrease the effective yield on the Accounts and could cause the commencement of the Early Amortization Period, or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, and decrease the protection afforded to Certificateholders against defaults under the Accounts. No assurance can be given as to the Cardholder payment rates in any future period.

    A decline in the amount of Receivables in the Accounts for any reason (including the decision by Cardholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of an Early Amortization Event and the commencement of the Early Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period. The Pooling Agreement provides that the Transferor will be required to make an Addition to the Trust in the event that either (a) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is not maintained at a minimum level equal to the Required Retained Transferor Amount or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level generally equal to (x) the sum of the numerators used to calculate
(i) the Investor Percentages with respect to Principal Receivables for all Series then outstanding and (ii) the Participation Percentages for all Participations then outstanding, minus (y) the amount on deposit in the Special Funding Account as of the date of determination (the "Required Principal Balance"). If the Transferor fails to make such Addition within five Business Days of the day on which it is required to make such Addition pursuant to the Pooling Agreement as described under "The Pooling and Servicing Agreement--Addition of Trust Assets," an Early Amortization Event or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, could occur.

    EFFECT OF DISCOUNT OPTION; REDUCTION IN AMOUNT OF PRINCIPAL
RECEIVABLES. Although the Transferor initially will not do so, the Transferor may in the future designate a fixed or floating percentage of the amount of Receivables that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables. The Transferor has the right to, from time to time, change such percentage with respect to Receivables arising after the date of such change, PROVIDED that such percentage may be no greater than 3% at any time, unless the Transferor, the Servicer and the Trustee shall have received from each Rating Agency written notice that such change would not cause a Ratings Effect. Such designation will increase the percentage of collections on the Receivables that are treated as Collections of Finance Charge Receivables, which will increase the Portfolio Yield over what it would otherwise be. As a result, such designation should decrease the likelihood of the occurrence of the Early Amortization Event based upon a reduction of the average Portfolio Yields for any consecutive three monthly periods to a rate below the average Base Rate (as defined in the related Prospectus Supplement) for such period. See "Description of the Certificates--Early Amortization Events." However, such designation will also reduce the aggregate amount of Principal Receivables created thereafter, which may increase the likelihood that the Transferor will be required to add Principal Receivables to the Trust in accordance with the Pooling Agreement which could, if additional Principal Receivables were not available at such time, cause the occurrence of an Early Amortization Event.

    LIMITED NATURE OF RATING. It will be a condition to the issuance of each Series of Certificates or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one Rating Agency. The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

    Any rating assigned to the Certificates of a Series or a Class thereof by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. The ratings of the Certificates are not a recommendation to purchase, hold or sell such Certificates, inasmuch as such ratings do not address market price or suitability for a particular investor. In addition, the ratings of the Certificates do not address (i) the possibility of the imposition of United States withholding tax with respect to non-U.S. persons, (ii) the likelihood that the outstanding principal amount of any Series of Certificates or Class thereof will be paid on a scheduled date, (iii) the possibility of the occurrence of an Early Amortization Event which could result in the payment of the outstanding principal amount of any Series of Certificates or Class thereof prior to the applicable Series Termination Date, or (iv) the likelihood that the outstanding principal amount of any Series of Certificates or Class thereof will be paid in accordance with the applicable Controlled Amortization Amounts or Controlled Accumulation Amounts. Moreover, there is no assurance that the ratings of any Certificates will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by the assigning Rating Agency if in its judgment circumstances in the future so warrant.

    BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, the Certificates offered hereby of each Series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling Agreement and the Series Supplement). Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations. Because DTC can only act on behalf of persons or entities who are DTC Participants (or participate indirectly through a DTC Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

    SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS. Changes in credit use and payment patterns by Cardholders result from a variety of economic, legal, social and other factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (E.G., gift awards for credit usage) may affect credit use. Since the largest number of Cardholders (based on billing addresses) whose Accounts are in the Trust are in California, Michigan, Texas, Minnesota, and Illinois, adverse changes in economic conditions in these areas could have a direct impact on the timing and amount of payments on the Certificates. See the "Composition of Accounts by Geographic Distribution" table under "The Receivables" in the related Prospectus Supplement. The Transferor is unable to determine whether or to what extent changes in applicable laws or economic, social or other factors will affect credit use or repayment patterns.

    CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Series Supplement such as instituting suits, actions or proceedings under the Pooling Agreement in the limited circumstances described above in "--Limitation on Rights of Certificateholders." However, under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including, for example, appointing of a successor Servicer following a Servicer Default (see "The Pooling and Servicing Agreement--Servicer Default"), amending the Pooling Agreement under certain circumstances (see "The Pooling and Servicing Agreement-- Amendments") and directing a reassignment of the entire portfolio of Receivables (see "The Pooling and Servicing Agreement--Representations and Warranties"). Further, in certain cases (including with respect to certain amendments described under "The Pooling and Servicing Agreement-- Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

    NONRECOURSE OBLIGATIONS. The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of DHCC, the Transferor, the Servicer or any affiliate thereof or, if applicable, an Assuming Entity. Consequently, Certificateholders must rely solely upon payments on the Receivables and any related Enhancement for the payment of principal of and interest on the Certificates. The obligations of the Transferor or the Servicer or, if applicable, an Assuming Entity with respect to the Trust are generally limited to the obligation to accept reassignment of all or a portion of the Receivables under certain circumstances upon breach of certain representations and warranties, the obligations to make Additions to the Trust under certain circumstances and certain other limited obligations, all as more fully described herein. The ability of the Transferor or the Servicer or, if applicable, an Assuming Entity to perform such obligations will be dependent in part on the financial condition of the Transferor or the Servicer or, if applicable, an Assuming Entity at the time such obligation arises.

    ASSUMPTION OF RNB'S, DHCC'S AND THE TRANSFEROR'S OBLIGATIONS BY AN ASSUMING ENTITY. RNB, DHCC and the Transferor may, subject to certain conditions (including that the Transferor shall have received written notice from each Rating Agency that a Ratings Effect will not occur), transfer their assets and obligations with respect to the Trust and under the Purchase Agreements and the Pooling Agreement to one or more Assuming Entities each of which is not affiliated with RNB, DHCC or the Transferor without obtaining Certificateholder consent to such transfer. After any such transfer and assumption, RNB, DHCC and the Transferor would have no further liability or obligation under the Purchase Agreements and Pooling Agreement, other than those liabilities that arose prior to such transfer. See "The Receivables Purchase Agreements--Transfer of Accounts and Assumption of RNB's, DHCC's and the Transferor's Obligations."

    EFFECT OF SUBORDINATION. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if Collections of Finance Charge Receivables or other amounts allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Invested Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of Collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the holders of the Senior Certificates and any remainder will be used to pay amounts due to the holders of the Subordinated Certificates.

    ENHANCEMENT. Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Enhancement."

                            MATURITY CONSIDERATIONS

    Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, Collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on an Expected Final Payment Date; PROVIDED, HOWEVER, that, if the Early Amortization Period or the Rapid Accumulation Period commences, Collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Expected Final Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates and the Early Amortization Events which, if any were to occur, would lead to the commencement of an Early Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

    The related Prospectus Supplement will provide certain historical data relating to payments by Cardholders, total charge-offs and other related information relating to the RNB Portfolio. There can be no assurance that future events will be consistent with such historical data.

    The amount of Collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual Cardholders. There can be no assurance that Collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period, or on any Expected Final Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If an Early Amortization Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

    Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of Collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Expected Final Payment Date, as applicable, or an Early Amortization Event may occur which would initiate the Early Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months, that yield to maturity will be as anticipated or that Certificateholders will be able to reinvest funds in an instrument with a comparable interest rate in the event the Certificates are paid sooner than anticipated.

                          THE RNB CREDIT CARD BUSINESS

CREDIT CARD BUSINESS

    The Receivables that the Transferor conveys to the Trust pursuant to the Pooling Agreement are generated from transactions made by consumers (each, a "Cardholder") using RNB Credit Cards bearing the insignia of Dayton's, Hudson's, Marshall Field's, Target or Mervyn's (each, a "Dayton's Credit Card," "Hudson's Credit Card," "Marshall Field's Credit Card," "Target Credit Card" or "Mervyn's Credit Card," respectively; collectively, the "Credit Cards"). The Dayton Hudson Stores have offered proprietary credit to their customers for over 75 years. Although the Dayton Hudson Stores also accept VISA, MasterCard, Discover Card and American Express, the Credit Cards represented approximately 16% of total store sales in 1997. In the future, the Receivables conveyed to the Trust may be generated from transactions other than at the Dayton Hudson Stores according to credit standards that may be modified from time to time by RNB. As of December 1997, the composition of the receivables pool was as follows: Mervyn's 35%; Marshall Field's 13%; Hudson's 11%; Dayton's 9%; Target 32%.

    RNB's credit card operations are generally organized around three operating companies or divisions: Mervyn's, the Department Store Division ("DSD") (comprised of Dayton's, Hudson's and Marshall Field's) and Target. The DSD credit system services both the Department Store Division and Target receivables. All DSD, Mervyn's and Target credit operations are located in Minneapolis, Minnesota under the title of "DHC Guest Credit."

    DHC Guest Credit is organized along functional lines to service the Dayton Hudson Stores including: marketing, underwriting, authorizations, guest service, collections and systems support. RNB developed or adopted systems and specifications for underwriting and authorizations. It contracts with DHC Guest Credit for services, including the implementation of these systems and of the underwriting and authorization specifications.

    RNB Credit Cards are offered under the insignia of a Dayton Hudson Store based on the store in which the account was opened. The Target Credit Card is a relatively new product that was first tested in Florida and Indiana in the fall of 1994 and was expanded to the remaining states during 1995. DSD and Target insignia Credit Cards may be presented for purchases at any of Dayton's, Hudson's, Marshall Field's and Target stores.

MARKETING PROGRAMS AND ACCOUNT ORIGINATION

    IN-STORE ACCOUNT SOLICITATION. The major vehicle used by RNB for in-store account origination is "instant credit." Applicants provide a limited amount of information (such as name, mailing address, and social security number) which allows the credit underwriting department to access their credit bureau report and to score their application. Applicants must also present a valid picture identification and major credit card. In Mervyn's and DSD stores, this information is entered by the sales associate directly into the point-of-sale terminal. At the Target stores, sales associates obtain the same information and enter it into a terminal located at the guest service desk.

    NEW ACCOUNTS. Application information on all new accounts is entered into a new account processing system. Each application is source-coded to allow future tracking of activation rates, sales trends, delinquencies and charge-offs for various new account sources and promotional programs. Opening a new Credit Card account may entitle the Cardholder to certain discounts on purchases.

    For approved applications, the account is automatically established, a credit card is generated at RNB in Sioux Falls, South Dakota and then mailed along with the terms of the account to the new Cardholders. For instant credit accounts, a temporary card is issued which can be used immediately for purchases.

    DSD and Target accounts are grouped into thirty separate billing cycles and Mervyn's accounts into twenty-four separate billing cycles. Each billing cycle has a separate monthly billing date. New accounts are assigned to billing cycles randomly at the time of opening.

    STIMULATION OF ACCOUNT USAGE. As part of its retail marketing strategy, RNB, in cooperation with the Dayton Hudson Stores, periodically offers various deferred billing programs through the Credit Cards. Cardholders can purchase merchandise in select departments without incurring finance charges on those purchases for one or several months, subject to a minimum purchase requirement. Average deferred balances represented approximately 2% of total average customer accounts receivable in 1997. The Dayton Hudson Stores currently pay RNB a deferred billing fee of 12% per annum of deferred balances.

    In addition, each of the Dayton Hudson Stores operates various account loyalty and purchase frequency reward programs. Account usage is stimulated at Mervyn's and in DSD stores by rewarding cardholders with discounts on future purchases. Target encourages cardholder usage by contributing 1% of cardholder purchases to the cardholder's designated K-12 school.

UNDERWRITING PROCESS

    ACCOUNT UNDERWRITING AND CREDIT GUIDELINES. RNB's underwriting process involves the purchase of credit bureau information for each approved applicant who is not already a Cardholder of a DSD, Mervyn's or Target Credit Card. RNB obtains a credit report from credit bureaus such as Experian, Inc., Equifax Credit Information Services, Inc. or Trans Union Corp. based on the applicant's mailing address and the perceived strength of each credit service in that geographic region. The information obtained is electronically fed into proprietary scoring models developed for RNB in order to develop a credit score.

RNB periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening limit to manage risk.

    The primary factors considered under scoring models used are (i) the number of trades appearing on a credit report, (ii) the number of credit inquiries within the past six months, (iii) the level of delinquency, (iv) the length of time the credit file has existed, (v) the types of trades noted on a credit report (bank, retail or finance company), (vi) the number of recently opened trades, (vii) the amount of credit used or available and (viii) the percentage of available credit used.

    ONGOING CREDIT MONITORING. In order to monitor and control the quality of its portfolio of Credit Cards, RNB utilizes behavioral scoring models to score each active account on its monthly cycle date. The behavioral scoring models dynamically evaluate credit guideline assignments to determine whether or not credit limits should be increased or decreased. RNB generally does not obtain updated credit bureau reports on an ongoing basis, unless there is a specific request from a Cardholder for a credit limit increase or to authorize "big ticket" purchases. RNB relies heavily on its behavioral score model as a predictor of future loss probability.

    CREDIT AUTHORIZATION. Point-of-sale terminals in Dayton Hudson Stores have an on-line connection with RNB's credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through the authorization algorithm which looks at factors such as: how long the account has been on file, account open to charges, available credit limit, shopping patterns and trends, payment history, and account delinquency. If the proposed charge would place the account over its credit limit, the account is reviewed by the authorization algorithm system for a credit limit increase. If the credit limit increase is not approved, the purchase may still be authorized by the system if doing so would cause the account to be only a certain percentage over its limit or if the dollar amount needed is only a nominal amount.

SERVICING OF ACCOUNTS

    RNB performs at its offices in Sioux Falls the majority of full application new account data entry, all billing statement preparation and mailing, the production and mailing of the Credit Cards and the mailed communication of adverse credit decisions. Credit card production is performed in a secured environment, including a separately alarmed secure area and audit procedures that are designed to maintain an accurate count of all cards produced, stored, destroyed and mailed.

    Monthly billing statements are sent by RNB to Cardholders. Statement mailing is highly automated, utilizing pre-sorting, bar coding and an on-site postal representative to increase efficiency. The billing statements present the total amount due and show the allocation among principal, current fees, current finance charges, and the minimum payment due. Subject to South Dakota law, late fees and returned check fees are also added to a Cardholder's outstanding balance. No issuance, annual, over credit limit, or transaction fees are charged to any Cardholders. The processing of Cardholder remittances is currently subserviced by DHC Guest Credit in Minneapolis, Minnesota, using automated payment processing equipment and systems.

    Finance charges assessed on the accounts are based on the average daily balance outstanding on an account during a monthly billing period and are calculated by multiplying the average daily balance by the applicable finance charge rate. Finance charges are assessed from the date of purchase, although a grace period of approximately 30 days is available to avoid the finance charge if the account is paid in full by the due date. Payments are generally applied in the following order: (i) to fees assessed on the account, (ii) to finance charges, and (iii) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable. The annual finance charge rate is a fixed rate which generally ranges from 21.0% to 21.6% depending on the Cardholder's state mailing address. Finance charge rates can be changed by RNB from time to time at its discretion. Late payment fees of $20 are assessed each month on accounts that are five or more days delinquent in payment.

    The RNB Credit Cards may be used at the Dayton Hudson Stores to make both regular plan charges and special payment plan charges (such as installment or deferred payment accounts). Special payment plans are generally charges of certain categories of merchandise (such as furniture, jewelry or fine tableware) which can include a down payment and payment of the balance in equal monthly installments without incurring any finance charges. Also included in this category are various deferred payment plans which are offered periodically for limited periods of time. See "--Marketing Programs and Account Origination--Stimulation of Account Usage."

    The RNB accounts in the DSD portfolio have a minimum payment of the greater of $20 or 5% of the outstanding balance. RNB accounts in the Target portfolio have a minimum payment of the greater of $20 or 10% of the outstanding balance. The RNB accounts in the Mervyn's portfolio have a minimum payment of the greater of $10 or 5% of the outstanding balance.

DELINQUENCY AND COLLECTIONS PROCEDURES

    Efforts to collect delinquent receivables are made for RNB by the DHC Guest Credit collection department and, if necessary, by collection agencies and outside attorneys. The collection department consists of approximately 450 full-time equivalents. New collectors undergo training which includes courses in professional debt collection, collection laws and regulations and negotiating skills. These courses are also available on a "refresher" basis for experienced collectors.

    An account is considered delinquent if the minimum payment due is not received by the billing due date. At that time, the account is given a status of one day delinquent. Under current policies, a message requesting payment is printed on a Cardholder's billing statement after a scheduled payment has been missed. Soon after an account becomes delinquent, a proprietary collection system automatically scores the risk of the account and assigns a collection strategy to the account. The key measures used are (i) age of account, (ii) number of previous delinquencies, (iii) outstanding balance, and (iv) previous payment history. The strategy dictates the contact schedule and collections priority for the account.

    DHC Guest Credit has achieved significant economies by engaging local law firms in Chicago, Minneapolis and Detroit to initiate legal action against Cardholders who are two or more payments past due. Between 1,200 and 1,300 accounts per month are referred to various law firms in those areas to assist in its collection efforts on the DSD and Target accounts. RNB generally does not use these methods for its other portfolios.

    Accounts which become 180 days delinquent are charged off. Accounts may be re-aged during delinquency, however, if the obligor demonstrates a willingness and ability to repay by making at least three consecutive minimum payments and certain other conditions are satisfied.

    On July 6, 1998, the Federal Financial Institutions Examination Counsel proposed a revised policy statement on the classification of consumer credit. If adopted, the revised policy could establish, effective January 1, 2001, a uniform charge-off period of 150 days past due from the contractual due date for open-end and closed-end credit, including credit card receivables. The revised policy statement could also, effective January 1, 1999, provide guidance for loans affected by bankruptcy, fraudulent activity, and death; establish standards for re-aging, extending, deferring or rewriting of past due accounts; and broaden the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent.

YEAR 2000

    RNB has assessed key operational, information and financial systems as a part of a comprehensive plan of action to address the risk of the year 2000 date conversion. RNB has developed plans and implemented procedures to effect required modifications to its existing systems and equipment, and RNB is working closely with its hardware and software vendors to ensure existing and newly installed systems are year 2000 ready. RNB is also working with business partners to mitigate the risk to RNB if they are not ready for the year 2000.

    RNB believes it is positioned to achieve year 2000 readiness on a timely basis. However, the scope of this issue is difficult to predict with certainty and there can be no assurance that RNB or its business partners, will successfully complete every phase of year 2000 conversion on a timely basis.

                                 THE TRANSFEROR

    The Transferor was incorporated under the laws of the State of Minnesota on May 15, 1995. All of its outstanding common stock is owned by DHCC. The Transferor was organized for the limited purposes of facilitating the issuance of securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither DHCC, as stockholder of the Transferor, nor the Transferor's board of directors, intends to change the business purpose of the Transferor. The Transferor's executive offices are located at 80 South Eighth Street, 14th Floor, Suite 1401, Minneapolis, Minnesota 55402.

                       DAYTON HUDSON CAPITAL CORPORATION

    DHCC, formerly known as the Dayton Hudson Investment Corporation, was incorporated under the laws of the State of Minnesota on September 27, 1994, for general business purposes. DHCC is a wholly owned subsidiary of Dayton Hudson.

                            RETAILERS NATIONAL BANK

    RNB, a national credit card bank and a wholly owned subsidiary of Dayton Hudson, was chartered on January 7, 1994, in order to streamline Dayton Hudson's credit operations by eliminating inefficiencies associated with the different retail credit regulations of the various states in which Dayton Hudson operates. RNB, at inception, acquired the outstanding accounts receivable of DSD and Target. During 1994, RNB acquired the outstanding accounts receivable of Mervyn's. RNB issues and services the proprietary credit cards of the Dayton Hudson Stores.

                           DAYTON HUDSON CORPORATION

    Dayton Hudson is one of America's largest general merchandise retailers with 1,130 stores in 39 states as of January 31, 1998. Dayton Hudson currently conducts its store operations through five retail operating chains (the "Dayton Hudson Stores"), operating as three retail operating companies, DSD, Mervyn's and Target.

    Dayton Hudson was formed in 1969 through the merger of the Dayton Company and J.L. Hudson Company. In 1978 and 1990, Dayton Hudson acquired Mervyn's department stores and Marshall Field & Co., respectively. Dayton Hudson is a public company which is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol DH.

    The revenues of Dayton Hudson for the fiscal years 1995, 1996 and 1997 were $23,516 million, $25,371 million and $27,757 million, respectively. The net earnings of Dayton Hudson for the fiscal years 1995, 1996 and 1997 were $311 million, $463 million and $751 million, respectively.

                                THE RECEIVABLES

    The Receivables conveyed to the Trust arise in certain Eligible Accounts (the "Trust Portfolio") selected by RNB from the RNB Portfolio as described below.

    RNB has sold to DHCC, DHCC has sold to the Transferor and the Transferor has transferred to the Trust, all Receivables existing in each initial Account on the Cut-Off Date and each has agreed to sell or transfer, as appropriate the Receivables in each Automatic Additional Account on the date of its creation, and all Receivables generated in such Accounts after such dates. Pursuant to the Pooling Agreement, the Transferor has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time after the Automatic Addition Termination Date or any Automatic Addition Suspension Date (and in the latter case, prior to a Restart
Date) additional qualifying consumer open end credit card accounts owned by the Transferor to be included as Accounts and to convey to the Trust all Receivables in such Supplemental Accounts, whether such Receivables are then existing or thereafter created. RNB and DHCC each has corresponding obligations under the Purchase Agreements to sell such Receivables to DHCC and the Transferor, respectively, so that the Transferor may satisfy its obligations and exercise its options under the Pooling Agreement. The Accounts must be Eligible Accounts as of the date the Transferor designates such Accounts as Supplemental Accounts. In addition, as of the Cut-Off Date, with respect to each initial Account, on the date of its creation, with respect to each Automatic Additional Account and on the applicable Addition Cut-Off Date, with respect to each Supplemental Account, RNB will represent and warrant to DHCC, DHCC will represent and warrant to the Transferor and the Transferor will represent and warrant to the Trust that each of the Receivables in any Account or Additional Account that is sold by RNB to DHCC and by DHCC to the Transferor and transferred by the Transferor to the Trust, respectively, on such day meets the eligibility requirements specified in the Pooling Agreement. Those requirements include, but are not limited to, (a) with respect to an Account, that such Account (i) has not been, and does not have any Receivables that have been, sold, pledged or assigned to any person except pursuant to the Pooling Agreement, (ii) does not have any Receivables that are Defaulted Receivables and (iii) does not have any Receivables identified as having been incurred as a result of fraudulent use of any related Credit Cards, and (b) with respect to a Receivable, that such Receivable (i) has arisen under an Eligible Account, (ii) was created in compliance with the Credit Card Guidelines and (iii) at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or other defense other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement. See "The Pooling and Servicing Agreement-- Representations and Warranties." However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

    Subject to certain limitations and restrictions, the Transferor may also designate certain Accounts (the "Removed Accounts") the Receivables of which will be removed from the Trust. DHCC and RNB will each covenant in the respective Purchase Agreements to accept such Receivables from the Transferor and DHCC, respectively. In such case, the Receivables in the Removed Accounts will be reassigned to the Transferor, then to DHCC and then to RNB. Throughout the term of the Trust, the Trust Portfolio will consist of the initial Accounts plus any Additional Accounts and minus any Removed Accounts and plus any Participation Interests.

    It is possible that Additional Accounts will not be accounts of the same type previously included in the Trust. There can be no assurance that Additional Accounts will be of the same credit quality as the initial Accounts. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described herein. Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Transferor intends to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of Supplemental Accounts or removal of Accounts which would have a material effect on the composition of the Accounts.

    The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the aggregate amount of Receivables, the aggregate amount of Receivables in the Trust Portfolio (specifying the amount of which were Principal Receivables and Finance Charge Receivables), the average Receivable balance of the Accounts, the composition of the Trust Portfolio by account balances, the composition of the Trust Portfolio by credit limits, the composition of the Trust Portfolio by period of delinquency, the composition of the Trust Portfolio by account age, the composition of the Trust Portfolio by geographical distribution of Accounts, and delinquency and loss statistics relating to the Accounts.

                                   THE TRUST

    The Trust was formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling Agreement. The Trust, as a master trust, may issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates, Participations, and the Transferor Certificate, making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets.

    RNB sells to DHCC, DHCC thereafter sells to the Transferor and the Transferor thereafter transfers to the Trust, without recourse, their respective interests in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, all monies on deposit in the Collection Account and in certain other accounts maintained for the benefit of the Certificateholders, any Participation Interests included in the Trust, funds collected or to be collected with respect to such Participation Interests and any Enhancement. The Trust Assets are expected to change over the life of the Trust as receivables in open end bank credit card accounts and other open end credit accounts and related assets are included in the Trust and as Accounts are closed, charged-off or removed and are no longer included in the Trust. Pursuant to the Pooling Agreement, the Transferor will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets, Receivables arising in Supplemental Accounts or, in lieu thereof or in addition thereto, Participation Interests. See "The Pooling and Servicing Agreement--Addition of Trust Assets." In addition, the Transferor will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "The Pooling and Servicing Agreement--Removal of Accounts."

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus), any Participations and the Transferor Certificate. Each Series will be issued pursuant to the Pooling Agreement among the Transferor, RNB, as Servicer and the Trustee, and a Series Supplement to the Pooling Agreement. The Prospectus Supplement for each Series will describe any provisions of the Pooling Agreement relating to such Series which may differ materially from the Pooling Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates or which may be applicable to any Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement and relevant Series Supplement.

GENERAL

    The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable allocation percentage of all Cardholder payments on the Receivables. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement (including such adjustments as may be made for any pre-funded Series), the Invested Amount on any date will be equal to the Initial Invested Amount for such Series MINUS the amount of principal paid to the related Certificateholders prior to such date MINUS the amount of unreimbursed Investor Charge-Offs with respect to such Series prior to such date and MINUS, to the extent provided in the related Prospectus Supplement, the amount of any reduction in the Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of any Certificates of such Series. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

    Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

    For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

    The Transferor currently owns the Transferor Certificate. The Transferor Certificate represents the undivided interest in the Trust not represented by the Certificates or any Participation issued and outstanding under the Trust or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all Collections on the Receivables in the Trust.

    Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables" for a description of certain circumstances in which the Invested Amount will be reduced during the Revolving Period. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid or charged-off. The amount of the Transferor's Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of principal are distributed to the Certificateholders. As a result, the Transferor's Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor's Interest may also be reduced as the result of the issuance of a new Series.

    Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by global certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. See "--Definitive Certificates." Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

    If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Series of Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will be the registered holder of the global certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

    Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

    Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

    To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the Record Date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the Record Date (identified in a listing attached thereto).

    Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificateholders. See "--Definitive Certificates."

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

    Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain U.S. Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the aggregate unpaid principal amount of any Class of Certificates advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" or "Holders" under the Pooling Agreement and the related Series Supplement.

    Distributions of principal and interest on the Certificates will be made by the Trustee directly to Certificateholders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent (the "Transfer Agent") and registrar (the "Registrar"), which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST

    For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable certificate principal balance (or other amount specified in the related Prospectus Supplement), at the applicable Certificate Rate, which may be a fixed, floating or variable rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from Collections of Finance Charge Receivables allocated to the Certificateholders' Interest during the preceding fiscal month of the Transferor (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Certificateholders' Interest of such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating or a variable Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL

    Except to the extent specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified or determined as described in the related Prospectus Supplement, and during the Early Amortization Period, which will begin upon the occurrence of an Early Amortization Event or, if so specified in the related Prospectus Supplement, following the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Expected Final Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Collections of Principal Receivables received during the related Monthly

Period or periods as specified in the related Prospectus Supplement and allocated to the Certificateholders' Interest of such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

    Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a specified rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

DISCOUNT OPTION

    Pursuant to the Pooling Agreement the Transferor may designate a specified fixed or floating percentage (the "Discount Percentage") (initially 0%) of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The circumstances under which the Transferor may exercise its option to discount Principal Receivables may include a time when the Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for such discounting. The Transferor may, without notice to or consent of the Certificateholders, from time to time, increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any Series and (b) if such designation would cause the Discount Percentage to be greater than 3%, the Transferor, the Servicer and the Trustee shall have received written notice from each Rating Agency that such increase will not have a Ratings Effect. On the Date of Processing of any Collections during the time the Discount Option is in effect, Collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (ii) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such Date of Processing, will be deemed Collections of Finance Charge Receivables and will be applied accordingly. Any such designation would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the Portfolio Yield (as defined in the related Prospectus Supplement) for each Series and a lower payment rate of Collections in respect of Principal Receivables than would otherwise occur and therefore the effect on Certificateholders will be to decrease the likelihood of an Early Amortization Event based upon a reduction of the average Portfolio Yield for any designated period to a rate below the average Base Rate (as defined in the related Prospectus Supplement) for such period while increasing the likelihood that the Transferor will be required to add Principal Receivables to the Trust and, because of the reduction in the aggregate amount of Principal Receivables which, if additional Principal Receivables were not available at such time, could cause the occurrence of an Early Amortization Event. Unless otherwise specified, all references herein to Principal Receivables or Finance Charge Receivables, or Collections with respect thereto, are references to such Receivables, or Collections with respect thereto, as defined above after application of the Discount Percentage.

THE TRANSFEROR CERTIFICATE

    The certificate evidencing the Transferor's Interest in the Trust is referred to as the Transferor Certificate. The Pooling Agreement provides that the Transferor may exchange a portion of the Transferor Certificate for one or more certificates representing an interest in the Transferor's Interest (each a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment provisions of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "The Pooling and Servicing Agreement--Amendments"); PROVIDED that
(a) such transfer will not result in a Ratings Effect, (b) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount as of the date of, and after giving effect to, such exchange and (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange, with respect to the transfer or assignment of such Supplemental Certificate. Any subsequent transfer or assignment of a Supplemental Certificate is subject to the conditions set forth in clauses (a) and (c) above.

NEW ISSUANCES

    The Pooling Agreement provides that, pursuant to any one or more Series Supplements, the Transferor may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Transferor may designate, with respect to any newly issued Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust, which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates (each, an "Interest Payment Date") and the date or dates from which interest shall accrue;
(e) the method for allocating collections to Certificateholders of such Series;
(f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate monthly servicing fees; (h) the provider and terms of any form of Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) the Group, if any, in which such Series will be included; and (p) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Transferor may offer any Series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

    The Pooling Agreement provides that the Transferor may designate Principal Terms such that each Series has (i) an accumulation period (an "Accumulation Period") during which time Collections of

Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date in a trust account which is an Eligible Deposit Account (a "Principal Funding Account") for the benefit of such Certificateholders and used to make principal distributions to such Certificateholders when due or (ii) a Controlled Amortization Period or a Principal Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation Period, Controlled Amortization Period or Principal Amortization Period while other Series are not. If specified in the related Prospectus Supplement, Collections of Principal Receivables otherwise allocable to a Series that is not amortizing or accumulating principal may be treated as Shared Principal Collections and reallocated to a Series that is amortizing or accumulating principal. If specified in the related Prospectus Supplement, Collections of Principal Receivables and Finance Charge Receivables otherwise payable to the Transferor may be designated to be paid to the Certificateholders of the applicable Series. Moreover, each Series may have the benefits of Enhancement issued by enhancement providers different from the Enhancement Providers with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Enhancement only on behalf of the Certificateholders of the Series to which such Enhancement relates. With respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Transferor also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferor or remarketed to other investors. There is no limit to the number of New Issuances the Transferor may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

    Under the Pooling Agreement and pursuant to a Series Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth Business Day immediately preceding the date upon which the New Issuance is to occur, the Transferor shall have given the Trustee, the Servicer and each Rating Agency written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferor shall have delivered to the Trustee the related Series Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Transferor shall have delivered to the Trustee the related Enhancement agreement, if any, executed by the parties to such agreement; (d) the Transferor, the Servicer, and the Trustee shall have received confirmation from each Rating Agency that such New Issuance will not result in a Ratings Effect;
(e) the Transferor shall have delivered to the Trustee and certain Enhancement Providers, if any, a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series; (f) the Transferor shall have delivered to the Trustee and each Rating Agency an opinion of counsel acceptable to the Trustee that for federal income tax purposes: (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were properly characterized as debt at the time of their issuance; and (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by holders of Certificates characterized as debt at the time of their issuance (an opinion of counsel to the effect referred to in clauses
(i), (ii) and (iii) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any Series Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Series Supplement and issue to the Transferor the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

    The Pooling Agreement provides that, pursuant to any one or more supplements to the Pooling Agreement (each, a "Participation Supplement"), the Transferor may direct the Trustee to issue on behalf of the Trust one or more participations (each, a "Participation"), to be delivered to or upon the order of the Transferor; PROVIDED that (a) such issuance will not result in a Ratings Effect, (b) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount as of the date of, and after giving effect to, such issuance and (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance, with respect to such issuance. Any Participation may be transferred or exchanged only upon satisfaction of the conditions described in clauses (a) and (c) above. Notwithstanding the foregoing, on the Closing Date, the Transferor will issue to RNB a Participation with respect to which the conditions above need not be specifically satisfied. Each Participation will entitle its holder to a specified percentage (the "Participation Percentage") of all Collections of Principal Receivables and Finance Charge Receivables and any other Trust Assets to the extent specified in the Participation Supplement.

COLLECTION ACCOUNT

    The Servicer has established and will maintain in the name of the Trust and for the benefit of the Certificateholders of each Series, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (i) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (A) has either (1) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. ("Moody's") or (2) a certificate of deposit rating of "P-1" by Moody's, (B) has either (1) a long-term unsecured debt rating of "AAA" by Standard & Poor's Ratings Group, a division of McGraw Hill Corporation ("Standard & Poor's"), or (2) a certificate of deposit rating of "A-1+" by Standard & Poor's and (C) is a member of the FDIC or (ii) any other institution that is acceptable to each Rating Agency. The Collection Account will initially be maintained with the Trustee. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody's and Standard & Poor's, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) time deposits with an entity, the commercial paper of which has the highest rating from Moody's and Standard & Poor's, and (vii) any other investments approved in writing by each Rating Agency which would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and the Series Supplements. Under the Pooling Agreement, a paying agent (the "Paying Agent") will be appointed. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

DEPOSITS IN COLLECTION ACCOUNT

    The Servicer will, subject to the limitations described in the related Prospectus Supplement, deposit all Collections received with respect to the Receivables in each Monthly Period into the Collection Account not later than two Business Days after the related Date of Processing, and the Servicer will make the deposits and payments to the accounts and parties described in the related Prospectus Supplement on the date of such deposit. If RNB as Servicer
(i) provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that such action will not cause a Ratings Effect) or
(ii) Dayton Hudson has and maintains a commercial paper rating of at least "A-1" and "P-1" (or their equivalent) by Standard & Poor's and Moody's, respectively, RNB may use for its own benefit all Collections received with respect to the Receivables in each Monthly Period until the Business Day preceding the related Distribution Date. RNB currently has not provided such a letter of credit and Dayton Hudson does not currently maintain such rating. In the event of the insolvency or receivership of RNB or, in certain circumstances, the lapse of certain time periods, the Transferor may not have a perfected security interest in such Collections. If the Transferor does not have a perfected security interest in such Collections, the Trust will not have a perfected security interest in such Collections. The Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into an account established for any Series, or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Enhancement pursuant to the terms of any Series Supplement. If at any time prior to such Distribution Date or Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be so deposited the Servicer will be permitted to withdraw such excess from the Collection Account.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AND EXCESS TRANSFEROR FINANCE
  CHARGE COLLECTIONS

    If so specified in the related Prospectus Supplement, the Certificateholders of a Series or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series included in the same group of Series (each, a "Group") to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of Collections of Finance Charge Receivables and certain other amounts allocated to the Certificateholders' Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class, (ii) accrued and unpaid Monthly Servicing Fees (as defined in the related Prospectus Supplement) with respect to such Series or Class, (iii) the Investor Defaulted Amount (as defined in the related Prospectus Supplement) with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs (as defined in the related Prospectus Supplement) with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. Such Excess Finance Charge Collections will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series in the same Group, PRO RATA based upon the amount of the shortfall, if any, with respect to each other Series in such Group. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group or (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period.

    Collections of Finance Charge Receivables allocable to the Transferor's Interest in excess of the amounts necessary to make required payments with respect to any Supplemental Certificates and all other amounts otherwise payable to the Transferor with respect to collections of Finance Charge Receivables regardless of whether such Collections were initially allocated to the Transferor or any Series (the "Excess

Transferor Finance Charge Collections") will be applied to cover any shortfalls (after giving effect to the application of Excess Finance Charge Collections) with respect to amounts payable from Collections of Finance Charge Receivables allocable to each Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, PRO RATA based upon the amount of the shortfall (after giving effect to the application of Excess Finance Charge Collections), if any, with respect to each other Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections. In all cases, any Excess Transferor Finance Charge Collections remaining after covering shortfalls with respect to all designated Series will be treated as Shared Transferor Principal Collections. Excess Transferor Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from Collections of Finance Charge Receivables and Excess Finance Charge Collections allocable to a Series by using Collections of Finance Charge Receivables which would otherwise be paid to the Transferor.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

    If specified in the related Prospectus Supplement, Collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series will first be used to cover certain amounts described in the Series Supplement of such Series (including any required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the Series Supplement of such Series) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series plus the amount of any payment received by the Trustee from the holder of any Participation with respect to the purchase of any Participation or any increase in the principal amount of such Participation (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections plus amounts specified in any Participation Supplement with respect to any Participation to be treated as Shared Principal Collections, to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated PRO RATA among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holder of the Transferor Certificate, PROVIDED that (a) such Shared Principal Collections will be distributed to the holder of the Transferor Certificate only to the extent that the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount and (b) in certain circumstances described below under "--Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of Collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such Collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

    The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the holder of any Supplemental Certificate and other amounts payable to the Transferor with respect to Collections of Principal Receivables, regardless of whether such Collections were initially allocated to the Transferor or any Series, plus the amount of Excess Transferor Finance Charge Collections remaining after application to amounts payable from Collections of Finance Charge Receivables (collectively, "Shared Transferor Principal Collections"). The Servicer will allocate the Shared Transferor Principal Collections to cover any Principal Shortfalls that have not been covered out of the Shared Principal Collections allocated to each Series that has been designated in the applicable Series Supplement as being entitled to receive Shared Transferor Principal Collections. If Principal Shortfalls remaining after the application of Shared Principal Collections exceed Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated pro rata among each Series which in accordance with the Series Supplement for such Series is designated as being entitled to receive Shared Transferor Principal Collections, based on the respective remaining Principal Shortfalls of such Series. To the extent that Shared Transferor Principal Collections exceed Principal Shortfalls remaining after application of Shared Principal Collections, the balance will be paid to the holder of the Transferor Certificate. Shared Transferor Principal Collections permit coverage of Principal Shortfalls remaining after the application of Shared Principal Collections by using Collections that would have been paid to the Transferor and in certain circumstances may allow the Accumulation Period Length (as defined in the related Prospectus Supplement) to be shorter. There can be no assurance that there will be any Shared Transferor Principal Collections with respect to any Monthly Period.

SPECIAL FUNDING ACCOUNT

    The Servicer will establish and maintain in the name of the Trust, for the benefit of the Certificateholders of all Series, a "Special Funding Account" which shall be an Eligible Deposit Account. At any time during which the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Required Retained Transferor Amount, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Special Funding Account on each Business Day until the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is at least equal to the Required Retained Transferor Amount. Funds on deposit in the Special Funding Account will be withdrawn and paid to the Transferor (or, if provided in the applicable Supplement, used to make payments to Certificateholders) to the extent that following such distribution the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would continue to exceed the Required Retained Transferor Amount. Such deposits in and withdrawals from the Special Funding Account may be made on a daily basis.

    Funds on deposit in the Special Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments selected by the Servicer. On each Distribution Date, all net investment income earned on amounts in the Special Funding Account since the preceding Distribution Date will be withdrawn from the Special Funding Account and treated as Collections of Finance Charge Receivables with respect to such Monthly Period.

PAIRED SERIES

    If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with another Series (in such case, a "Paired Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series.

FUNDING PERIOD

    For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the Initial Invested Amount on the Closing Date with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

    During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

DEFAULTED RECEIVABLES

    "Defaulted Receivables" for any date of determination are Principal Receivables that were charged-off as uncollectible on such day. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for each day in such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables for which the Transferor Amount is reduced as a result of the assignment of a principal balance of zero thereto for purposes of determining the aggregate amount of Principal Receivables or for which the Servicer becomes obligated to accept assignment during such Monthly Period, in either case as a result of a breach of a representation, warranty or covenant contained in the Pooling Agreement (unless an Insolvency Event has occurred with respect to the Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged-off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) over the amount of Principal Receivables that became Defaulted Receivables during such Monthly Period. Receivables in any Account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual policies and procedures for servicing open end credit card and other open end credit account receivables comparable to the Receivables. Such policy is currently to charge off the receivables in an account when that account becomes 180 days delinquent.

DILUTION

    If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been or are to be reassigned to the Transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a Cardholder or such Principal Receivable was created in respect of merchandise which was refused or returned by a Cardholder or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount (excluding the interest represented by any Supplemental Certificate) at such time to be less than the Required Retained Transferor Amount, the Transferor will be required to pay an amount equal to such deficiency into the Special Funding Account.

EARLY AMORTIZATION EVENTS

    Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless an Early Amortization Event occurs prior to such date. An "Early Amortization Event" with respect to each Series would occur automatically upon (a) certain insolvency events relating to RNB, DHCC, the Transferor or any holder of the Transferor Certificate (excluding any holder of a Supplemental Certificate), (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(c) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) being less than the Required Retained Transferor Amount or (d) the Transferor becoming unable for any reason to transfer Receivables to the Trust. In addition an Early Amortization Event may occur with respect to any specific Series upon the occurrence of any event specified in the related Prospectus Supplement. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period or, if specified in the related Prospectus Supplement, the Rapid Accumulation Period, will commence. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period or, if specified in the related Prospectus Supplement, the Rapid Accumulation Period, begins earlier than the scheduled commencement of an Amortization Period or prior to an Expected Final Payment Date, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

DEFEASANCE

    The Transferor may, at its option, be discharged from its obligations with respect to any Series or all outstanding Series (each a "Defeased Series") on the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited with the Trustee, pursuant to an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, no later than the due date of payment thereon, a dollar amount sufficient to pay and discharge all remaining scheduled interest and principal payments on all outstanding Certificates of the Defeased Series on the dates scheduled for such payments and any amounts owing to any Enhancement Providers with respect to the Defeased Series; (ii) prior to any exercise of its right to substitute Eligible Investments for Receivables, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not cause an Early Amortization Event or any event that, with the giving of notice or the lapse of time, would constitute an Early Amortization Event to occur with respect to any Series; and (iv) a Ratings Effect will not occur. Subject to the foregoing, the Transferor may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments, rather than additional Receivables.

REPORTS TO CERTIFICATEHOLDERS

    No later than the third Business Day prior to each Distribution Date, the Servicer will forward to the Trustee and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of each Series, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount of each Series and the Invested Amount allocated to each Class thereof; (c) the Floating Allocation Percentage (as defined in the related Prospectus Supplement) and, during the Controlled Amortization Period, Principal Amortization Period, Accumulation Period,

Rapid Accumulation Period or Early Amortization Period of each Series, the Principal Allocation Percentage with respect to each Series and each Class thereof; (d) the amount of Collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of each Series; (e) the aggregate outstanding balance of Accounts which were 30, 60, 90 and 120 days or more delinquent as of the end of the billing-cycle end dates occurring during such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of each Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of each Series and the portion allocable to each Class thereof for such Monthly Period; (h) the Monthly Servicing Fee (as defined in the related Prospectus Supplement) with respect to such Series for such Monthly Period; (i) the Portfolio Yield for such Monthly Period; and (j) the Base Rate for such Monthly Period.

    With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the other outstanding Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates of each Series; (c) the amount of such distribution allocable to interest on the Certificates of each Series; and (d) the amount, if any, by which the unpaid principal balance of the Certificates of each Series exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date the Trustee will forward to each Certificateholder of record (which is expected to be Cede, the nominee for DTC) a copy of the Monthly Report. See "--Book-Entry Registration" for a description of DTC procedures generally. Neither the Servicer nor the Trustee will be obligated to forward any reports directly to beneficial owners.

    On or before January 31 of each calendar year, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code (defined herein) for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Certain U.S. Federal Income Tax Consequences."

LIST OF CERTIFICATEHOLDERS

    At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or of all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of the Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement or any Series Supplement or Certificates. See "--Book-Entry Registration" and "--Definitive Certificates" for a description of the circumstances under which Definitive Certificates may be issued.

    The Pooling Agreement does not provide for any annual or other meetings of Certificateholders.

                                  ENHANCEMENT

    For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of any cash collateral guaranty or account, collateral invested amount, letter of credit, surety bond, insurance policy, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or cap, spread account, reserve account, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

    If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third party Enhancement (the "Enhancement Provider"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Early Amortization Events with respect to such Series. In such event, the Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

    If so specified in the related Prospectus Supplement, one or more Class of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If Collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CASH COLLATERAL GUARANTY OR ACCOUNT

    If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain eligible investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INVESTED AMOUNT

    If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Invested Amount") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the related Prospectus Supplement, to apply Collections of Principal Receivables allocable to the Collateral Invested Amount to decrease the Collateral Invested Amount, (ii) to the extent Collections of Principal Receivables allocable to the Collateral Invested Amount are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess Collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Invested Amount and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Invested Amount and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Invested Amount will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

LETTER OF CREDIT

    If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

    The maximum liability of the issuer of the letter of credit under such letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

    If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

    If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

    If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                      THE POOLING AND SERVICING AGREEMENT

CONVEYANCE OF RECEIVABLES

    Pursuant to the Pooling Agreement, the Transferor has transferred to the Trust its respective interests in (i) all Receivables existing as of the Cut-Off Date and thereafter created from time to time and arising in the initial Accounts and all Receivables existing on each applicable Addition Date and thereafter created from time to time and arising in any Automatic Additional Accounts, and the proceeds of all of the foregoing, (ii) any merchant fees and deferred billing fees, (iii) the Receivables Purchase Agreement and (iv) the Bank Receivables Purchase Agreement.

    In connection with the transfer of any Receivables to the Trust after the Automatic Addition Termination Date or any Automatic Addition Suspension Date (and in the latter case, prior to a Restart Date), the Transferor is required to indicate in its computer records that the Receivables have been conveyed to the Trust and to provide the Trustee with a computer file, microfiche list or printed list containing a true and complete list showing for each initial Account and Additional Account, as of the Automatic Addition Termination Date or any Automatic Addition Suspension Date, and for each Supplemental Account, as of the applicable Addition Date for such Supplemental Account, (a) its account number and (b) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. RNB, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other open end credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Transferor is required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

ADDITION OF TRUST ASSETS

    If, as of the close of business on the last Business Day of any Monthly Period, either (a) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount or (b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Transferor will, on or prior to the close of business on the tenth Business Day following the last Business Day of such Monthly Period (the "Required Designation Date") (unless the Transferor Amount (excluding the interest represented by any Supplemental Certificate) equals or exceeds the Required Retained Transferor Amount or the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date) be obligated under the Pooling Agreement to make an Addition to the Trust such that, after giving effect to such Addition, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is at least equal to the Required Retained Transferor Amount and the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance. An "Addition" will consist of (i) receivables arising in Accounts owned by RNB or another Credit Card Originator or (ii) in lieu of or in addition to Accounts, participations or certificates representing undivided interests in a pool of assets primarily consisting of open end credit card receivables originated by RNB or another Credit Card Originator and collections thereon (each, a "Participation Interest"). Participation Interests may, for example, include rights in transferors' interests in, or certain credit card backed securities issued by, other trusts which have as their primary assets open end credit card receivables originated by RNB or another Credit Card Originator. To the extent required pursuant to the Securities Act, any Participation Interests transferred to the Trust will (a) have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) be acquired in secondary market transactions not from the issuer or an affiliate. There are currently no such Participation Interests held by the Trust, and Participation Interests can be added to the Trust only upon satisfaction of certain conditions specified in the Pooling Agreement.

    For administrative convenience, Accounts will be added automatically as they are originated and the Receivables in such Accounts will be immediately sold by the Credit Card Originator to DHCC (or directly to the Transferor) and by DHCC to the Transferor and then transferred by the Transferor to the Trust. Each Automatic Additional Account shall be included as an Account from and after the date upon which such Automatic Additional Account is created, and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, will be transferred automatically to the Trust upon purchase by the Transferor. The Transferor may elect at any time to terminate or suspend the inclusion as Accounts of accounts that would otherwise be Automatic Additional Accounts as of any Business Day (the "Automatic Addition Termination Date") by delivering to the Trustee, the Rating Agencies and the Servicer, 10 days' prior written notice of such election. The Transferor will be obligated to terminate the designation of Automatic Additional Accounts (and the Determination Date on which such determination is made will be an "Automatic Addition Suspension Date") unless: (I) the arithmetic average for the three Monthly Periods preceding the then current Monthly Period, of the annualized percentage equivalent of a fraction for each respective Monthly Period, the numerator of which is equal to the Defaulted Amount for the respective Monthly Period and the denominator of which is equal to the aggregate Principal Receivables as of the first day of the respective Monthly Period, is less than 10.5%; or (II) the arithmetic average for the three Monthly Periods preceding the then current Monthly Period, of the percentage equivalent of a fraction for each respective Monthly Period, the numerator of which is equal to the amount of Collections received during the respective Monthly Period and the denominator of which is equal to the aggregate Principal Receivables as of the first day of the respective Monthly Period, is greater than or equal to 10.0%; or (III) the Trust Portfolio Yield for the three Monthly Periods preceding the then current Monthly Period minus the weighted average of the Base Rates for each Series then outstanding for such three Monthly Periods is greater than or equal to 1.5%; or
(IV) the number of accounts to be included as Automatic Additional Accounts with respect to the related six-month period is less than or equal to 30% of the number of Accounts as of the first day of such six-month period; PROVIDED, HOWEVER, that the designation of Automatic Additional Accounts will be permitted to continue in the event that as of any date of determination on which (x) any of the conditions in clauses (I) through (III) listed above is not met, and if the Aggregate Addition Limit would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts or (y) the condition in clause
(IV) would not be satisfied because the threshold described therein would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts, such inclusion will not cause a Ratings Effect; (V) on each Determination Date, the Transferor shall have delivered to the Rating Agencies and the Trustee an officer's certificate, certifying (i) that each Automatic Additional Account designated as an Eligible Account is an Eligible Account and
(ii) that either (x) the conditions under clauses (I), (II) and (III) above will be satisfied or the Aggregate Addition Limit would not be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts and the limitation under clause (IV) above will not be exceeded or (y) if the conditions under clauses (I), (II) or (III) shall not be satisfied and the Aggregate Addition Limit would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts, or the condition under clause (IV) would not be satisfied because the threshold described therein would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts, such inclusion will not cause a Ratings Effect; and (VI) as of the Addition Date, (x) no Insolvency Event with respect to RNB, DHCC or the Transferor shall have occurred, (y) RNB, DHCC and the Transferor shall not be insolvent and (z) the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust shall not have been made in contemplation of the occurrence of an Insolvency Event. If each of the conditions of clauses (I) through (III) in the preceding sentence are not satisfied and clause (IV) is satisfied, the Transferor intends to continue automatically adding Accounts so long as the Aggregate Addition Limit is not exceeded. Upon either (x) any one of the conditions set forth in clauses (I) through (III) above not being satisfied and the Aggregate Addition Limit being exceeded or (y) the condition set forth in clause (IV) above not being satisfied because the threshold described therein has been exceeded as specified in an officer's certificate of the Transferor delivered pursuant to clause (V) above, the Transferor will cease to designate Automatic Additional Accounts to be included as Accounts until a date (the "Restart Date") specified in a written notice given by the Transferor to the Trustee; PROVIDED, HOWEVER, that the Transferor will specify in such notice that on such Restart Date (x) the conditions under clauses (I), (II) and (III) above will be satisfied or the Aggregate Addition Limit would not be exceeded as a result of the inclusion of Automatic Additional Accounts as Accounts and the condition under clause (IV) above will be satisfied on the Restart Date and (y) all accounts of the Credit Card Originators shall have been designated Accounts either as Automatic Additional Accounts prior to the Automatic Addition Suspension Date or as Supplemental Accounts.

    "Aggregate Addition Limit" means a number of Accounts which either (x) with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, may not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence or (y) with respect to any twelve-month period, equals 20% of the number of Accounts as of the first day of such twelve-month period. The Aggregate Addition Limit is intended to limit the extent to which the Transferor, by designating Automatic Additional Accounts, may alter the composition of the Accounts without Rating Agency consent. Automatic Additional Accounts and Supplemental Accounts are collectively referred to herein as "Additional Accounts"; and any date on which any Supplemental Accounts or Participation Interests are designated for inclusion in the Trust is an "Addition Cut-Off Date."

    "Trust Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate amount of Collections of Finance Charge Receivables for such Monthly Period, and the denominator of which is the aggregate amount of Principal Receivables in the Trust as of the first day of such Monthly Period.

    In connection with an Addition of a Supplemental Account or Participation Interest, RNB will sell to DHCC, DHCC will thereafter sell to the Transferor and the Transferor will thereafter transfer to the Trust the Receivables arising in Supplemental Accounts and Participation Interests subject to the following conditions, among others: (a) on or before the tenth Business Day immediately preceding any such Addition, the Transferor shall have given the Trustee, the Servicer, each of the Rating Agencies and the Enhancement Providers, if any, written notice that the Receivables arising in the Additional Accounts or Participation Interests will be included as Trust Assets; (b) in the case of Supplemental Accounts, on or before the date on which any such Receivables are added to the Trust, the Transferor shall have delivered to the Trustee a written assignment and a computer file, microfiche list or printed list containing a true and complete list of the related Supplemental Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) in the case of an Addition other than a required Addition, the Transferor shall have received confirmation from each Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition which exceeds the Aggregate Addition Limit, the Transferor shall have provided Standard & Poor's at least 10 Business Day's prior written notice of such Addition and Standard & Poor's shall have notified the Transferor that such Addition would not result in a Ratings Effect; and (e) prior to or on the date any such Receivables or Participation Interests are added to the Trust, the Transferor shall have delivered to the Trustee and certain Enhancement Providers, if any, a certificate of an authorized officer stating that, (i) in the case of Supplemental Accounts, any related Supplemental Accounts are Eligible Accounts and (ii) the Transferor reasonably believes that
(A) such Addition will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series and (B) in the case of Supplemental Accounts, no selection procedure was utilized by the Transferor that would result in a selection of Supplemental Accounts (from the available Eligible Accounts owned by RNB) that would have a result that would be materially less favorable to the interests of the Certificateholders of any Series as of the date of the Addition than a random selection.

    The Transferor may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the Addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages for the Monthly Period of such Addition. Such direction may be made on the date such Addition is made (the "Addition Date") only if all Collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the Addition Date are deposited in the Collection Account on the Addition Date. Following any such Addition, the Servicer will allocate Collections for the balance of such Monthly Period, including the Collections deposited on the Addition Date, to the Certificateholders' Interest of each Series and the Transferor Amount so that each interest receives the same allocations of Finance Charge Receivables, Principal Receivables and Defaulted Amounts that it would have received if such Additional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

    RNB or its affiliates may originate or acquire portfolios of open end credit card accounts the receivables in which (or Participation Interests therein) may be sold to DHCC, thereafter sold to the Transferor and thereafter transferred to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Additions.

    Additional Accounts or Participation Interests may include accounts originated using criteria different from those that were applied to the initial Accounts because such accounts were originated at a later date or were part of a portfolio of open end credit card accounts which were not part of the RNB Portfolio as of the Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts and accounts included in Participation Interests may not be accounts of the same type as previously included in the Trust. Consequently, there can be no assurance that such Additional Accounts or Participation Interests will be of the same credit quality or have the same payment characteristics as the initial Accounts or the Additional Accounts previously included in the Trust.

    Additional Accounts of a type different than the initial Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables herein and Participation Interests may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participation Interests to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables.

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
REMOVAL OF ACCOUNTS

    On any day of any Monthly Period, the Transferor shall have the right to require reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts owned by RNB and designated by the Transferor or Participation Interests (unless otherwise set forth in the applicable Series Supplement), upon satisfaction of the following conditions: (a) on or before the tenth Business Day (the "Removal Notice Date") immediately preceding the date upon which the Removed Accounts are to be removed from the Trust, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Series Supplement written notice of such removal specifying the date for removal of the Removed Accounts and Participation Interests (the "Removal Date"); (b) with respect to Removed Accounts, on or prior to the date that is ten Business Days after the Removal Date, the Transferor shall have delivered to the Trustee a computer file, microfiche list or printed list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) with respect to Removed Accounts, the Transferor shall have represented and warranted as of such Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above is true and complete in all material respects; (d) the Transferor shall have received confirmation from each Rating Agency that such removal will not result in a Ratings Effect; (e) the Transferor shall have delivered to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Series Supplement a certificate of an authorized officer, dated the Removal Date, to the effect that the Transferor reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series and (ii) no selection procedure materially adverse to the interests of the Certificateholders has been used in removing Removed Accounts from among any pool of Accounts or Participation Interests of a similar type and (f) the Transferor shall have paid the fair market value of the Receivables in such Removed Accounts to the Trust. Such removal could occur for a number of reasons including, among others, a determination by the Transferor that the Trust contains more Receivables than the Transferor is obligated to retain in the Trust under the Pooling Agreement and any applicable Series Supplements and a determination that the Transferor does not desire to obtain additional financing through the Trust at such time.

    Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Transferor or its designee a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

REPRESENTATIONS AND WARRANTIES

    As of the Closing Date, the Transferor will make representations and warranties to the Trust relating to the Accounts and the Receivables to the effect, among other things, that (a) as of the Cut-Off Date, with respect to each initial Account, on the date of its creation, with respect to each Automatic Additional Account and on the applicable Addition Cut-Off Date, with respect to each Supplemental Account, each Account classified as an "Eligible Account" by the Transferor in any document or report delivered under the Pooling Agreement will satisfy the requirements contained in the definition of Eligible Account in the Pooling Agreement and each Receivable classified as an "Eligible Receivable" by the Transferor in any document or report delivered under the Pooling Agreement will satisfy the requirements contained in the definition of Eligible Receivable in the Pooling Agreement, (b) as of the Cut-Off Date, each Receivable then existing is an Eligible Receivable, on the date of creation of each Automatic Additional Account, each Receivable contained in such Account is an Eligible Receivable and, on the applicable Addition Cut-Off

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
Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If any representation or warranty of the Transferor described in this paragraph is not true and correct in any material respect as of the date to which it refers with respect to any Receivables transferred to the Trust by the Transferor or any Account owned by RNB and, as a result, any Receivables become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or are not available to the Trust free and clear of any lien, unless cured within 60 days (or such longer period as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or the receipt by the Transferor or a designee of the Transferor of written notice thereof given by the Trustee, then such Receivable shall be designated an "Ineligible Receivable" and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; PROVIDED, HOWEVER, that such Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables and such Principal Receivables shall be included in determining the aggregate Principal Receivables in the Trust if, on any day before the end of such period, the relevant representation and warranty shall be true and correct in all material respects as if made on such day and the Transferor shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

    On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the Floating Allocation Percentage and the Principal Allocation Percentage (each as defined in the related Prospectus Supplement) applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Required Retained Transferor Amount, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount of such shortfall (up to the amount of such Principal Receivables) (the "Reassignment Price"). The payment of such deposit amount in immediately available funds shall be considered payment in full of all of the Ineligible Receivables. The obligation of the Transferor to make such deposits is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any Enhancement Provider.

    The Transferor will also make representations and warranties to the Trust to the effect, among other things, that as of the Closing Date (a) it is a corporation validly existing and in good standing under the laws of the State of Minnesota, it has the authority to consummate the transactions contemplated by the Pooling Agreement and the related Series Supplement and each of the Pooling Agreement and the related Series Supplement constitutes a valid, binding and enforceable agreement of the Transferor and (b) the transfer of Receivables by it to the Trust under the Pooling Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created and the proceeds thereof or the grant of a security interest under the UCC in such Receivables and the proceeds thereof which is effective as to each Receivable then existing on the date of its transfer to the Trust or, as to each Receivable arising thereafter, upon the creation thereof, in each case except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the enforcement of creditors' rights and by general principles of equity, whether considered in a suit at law or in equity. If the breach of either of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest in the Receivables, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to the Transferor and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct the Transferor to accept the reassignment of

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
the Receivables transferred to the Trust by the Transferor within 60 days of such notice, or within such longer period specified in such notice; PROVIDED, HOWEVER, that such Receivables will not be reassigned to the Transferor if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Transferor shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

    The Transferor will be obligated to accept the reassignment of such Receivables on the first Distribution Date following the Monthly Period in which such reassignment obligation arises. Unless otherwise provided with respect to a particular Series in the related Prospectus Supplement, the price for such reassignment (the "Portfolio Reassignment Price"), will generally be equal to the aggregate Invested Amounts and amounts invested by Enhancement Providers, if any, of all Series on the Distribution Date on which the purchase is scheduled to be made, plus interest payable to Certificateholders on such Distribution Date, plus any interest amounts that were due but not paid on a prior Distribution Date and interest on such overdue interest amounts (if the applicable Series Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of the Receivables and such funds will be deposited into the Collection Account. If the Trustee or the requisite percentage of holders of Certificates of all Series gives a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any Enhancement Provider.

    An "Eligible Account" is an open end credit card account, which is not a commercial account, owned by the Credit Card Originator which as of the Cut-Off Date with respect to an initial Account, on the date of creation thereof, with respect to an Automatic Additional Account or as of the Addition Cut-Off Date with respect to a Supplemental Account (i) (a) is in existence and serviced at certain facilities of the Credit Card Originator or any of its affiliates; (b) is payable in United States dollars; (c) has not been identified as an account, the credit cards with respect to which have been reported to the Credit Card Originator as having been lost or stolen; (d) has not been, and does not have any receivables that have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement) unless such pledge or assignment is released on or before the Closing Date or the Addition Date, as applicable; (e) does not have any receivables that are Defaulted Receivables;
(f) does not have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card; and (g) has a Cardholder who has provided as his or her billing address, an address located in the United States or its territories or possessions or a United States military address; PROVIDED, HOWEVER, that, as of any date of determination, up to 4% (or such greater percentage if prior written notice thereof has been given by the Transferor to each Rating Agency and it would not cause a Ratings Effect) of the number of Accounts in the Trust Portfolio may have Cardholders who have provided addresses outside of such jurisdictions or (ii) if a Supplemental Account, the addition of such Account (other than a required Addition) would not have a Ratings Effect.

    An "Eligible Receivable" is each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance with the Credit Card Guidelines and all requirements of law applicable to the Credit Card Originator, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a Cardholder agreement which complies with all requirements of law applicable to the Credit Card Originator, the failure to comply with which would have a material adverse effect on Certificateholders;
(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of

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its transfer to the Trust, the Transferor or the Trust will have good title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein and thereto or the grant of a "security interest" (as defined in the UCC) therein; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the Cardholder thereof, legally enforceable against such Cardholder in accordance with its terms (with certain bankruptcy-and equity-related exceptions); (g) which constitutes an "account," a "general intangible" or "chattel paper" under and as defined in Article 9 of the UCC; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the Cardholder (including the defense of usury), other than certain bankruptcy or other debtor relief and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer; (j) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which the Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

    It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INDEMNIFICATION

    The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained, arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

    Under the Pooling Agreement, the Transferor and any holder of a Transferor Certificate (excluding any Supplemental Certificate and not including any Participation) have agreed to be liable directly to an indemnitee for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of Certificates) arising out of or based on the arrangement created by the Pooling Agreement, or the actions of the Servicer taken pursuant thereto, as though such agreement created a partnership under the Delaware Revised Uniform Partnership Act in which the Transferor and any such holder were general partners (to the extent that the Trust Assets that would remain after the Certificateholders and Enhancement Providers, if any, were paid in full would be insufficient to pay such amounts). The Servicer will indemnify and hold harmless the Transferor and any such holder for any losses, claims, damages and liabilities of the Transferor and any such holder as described in this paragraph arising from the actions or omissions of such Servicer.

    Except as provided in the preceding two paragraphs, the Pooling Agreement provides that none of the Transferor, any holder of the Transferor Certificate, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certificates of any Series, any Enhancement Provider or any other person for any action taken, or for refraining from

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
taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Transferor, any holder of the Transferor Certificate, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of such person's obligations and duties thereunder.

    In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

    Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Credit Card Guidelines.

    Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with Cardholders, collection activities relating to delinquent Accounts, evaluating the increase of credit limits and the issuance of Credit Cards, providing billing and tax records, if any, to Cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables in accordance with credit guidelines as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

    Pursuant to the Pooling Agreement, RNB, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agree to conduct such duties in accordance with the Pooling Agreement and the Credit Card Guidelines.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    As compensation for its servicing activities and as reimbursement for its expenses for any Monthly Period the Servicer will receive a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable Servicing Fee Rate (as defined in the related Prospectus Supplement) with respect to the Invested Amount of each outstanding Series (or other amount that may be specified in the applicable Series Supplement) and (b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to the Certificateholders' Interest of a particular Series for any Monthly Period and the amount invested by any Enhancement Provider, if any, of a particular Series for any Monthly Period will be determined according to the provision of the applicable Series Supplement. The portion of the Servicing Fee for any Monthly Period not allocated to the Certificateholders' Interest or the amount invested by any Enhancement Provider, if any, of a particular Series will be paid from amounts allocated to the holder of the Transferor Certificate and any holder of a Participation on the related Distribution Date. In no event will the Trust, the Trustee, the Certificateholders of any Series or any Enhancement Provider be directly liable to pay the share of the Servicing Fee for any Monthly Period to be paid from amounts allocated to the holder of the Transferor Certificate or any holder of a Participation.

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    The Servicer will, each month, pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees that are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Transferor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). If RNB is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

SERVICER COVENANTS

    In the Pooling Agreement, the Servicer has covenanted as to the Receivables and related Accounts that among other things: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications required by law in order to service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Certificateholders; (b) subject to the Pooling Agreement, it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Credit Card Guidelines; (c) it will neither do, nor omit to do, anything that would substantially impair the rights of the Certificateholders in any Receivable or Account; (d) it will not reschedule, revise or defer payments due on the Receivables except in the ordinary course of its business and in accordance with the Credit Card Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instrument (as defined in the UCC), other than an instrument that, together with one or more other writings, constitutes chattel paper (as defined in the UCC), and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

    Under the terms of the Pooling Agreement, in the event that any of the above-described representations, warranties or covenants of the Servicer with respect to any Receivable or the related Account are breached and such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; PROVIDED, HOWEVER, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

    Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the Business Day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be treated as a portion of Shared Principal Collections as described under "Description of the Certificates-- Shared Principal Collections." This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is

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not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling Agreement, except (i) upon the determination that such duties are no longer permissible under applicable law or (ii) as may be required in connection with the merger or consolidation of the Servicer or the conveyance or transfer of all or substantially all of the Servicer's assets, in each case, as permitted by the Pooling Agreement. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, subject to compliance with certain conditions, RNB may transfer its servicing obligations to an affiliate and be relieved of its obligations and duties under the Pooling Agreement.

    Any person into which, in accordance with the Pooling Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling Agreement.

SERVICER DEFAULT

    In the event of any Servicer Default either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain Enhancement Providers, if any, if given by the Certificateholders) (a "Termination Notice"), may terminate all but not less than all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible successor Servicers and the Servicer delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default that gave rise to the Termination Notice, then the Trustee shall offer the Transferor the right at its option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on the Distribution Date occurring in the month following receipt of such Termination Notice and will equal, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the Portfolio Reassignment Price.

    The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (such appointment, a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Transferor as holder of the Transferor Certificate under the Pooling Agreement and any Series Supplement in the Transferor Amount will not be affected by any Termination Notice or Service Transfer.

    A "Servicer Default" refers to any of the following events:

    (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of the Pooling Agreement or any Series Supplement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given;

    (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling Agreement or any Series Supplement which has a material adverse effect on the interests of the Certificateholders of any

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       Series or Class under the Pooling Agreement (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Certificates (or, with respect to any such failure that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such failure relates); or the delegation by the Servicer of its duties under the Pooling Agreement in a manner not permitted by the Pooling Agreement, which delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing not less than 25% of the aggregate unpaid principal amount of all Certificates;

    (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Series Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificateholders evidencing not less than 25% of the aggregate unpaid principal amount of all Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (b) or (c) or, with respect to involuntary proceedings instituted against the Servicer, (d) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Series Supplement and the Servicer shall provide the Trustee, each Rating Agency, certain Enhancement Providers, if any, the holder of the Transferor Certificate and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

    The Pooling Agreement provides that, on or before the ninetieth day following the end of the Transferor's fiscal year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts during the Servicer's preceding fiscal year and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling Agreement and the applicable provisions of each Series Supplement except for such exceptions or errors as such firm shall

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
believe to be immaterial and such other exceptions as shall be set forth in such statement. The Servicer's fiscal year ends on December 31 of each calendar year.

    The Pooling Agreement provides for delivery to the Trustee, each Rating Agency and certain Enhancement Providers, if any, on or before the 90th day following the end of the Transferor's fiscal year, of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding fiscal year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

    Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

    The Pooling Agreement and each Series Supplement may be amended from time to time without the consent of the Certificateholders of any Series (including, without limitation, in connection with (a) adding covenants, restrictions or conditions of the Transferor as its Board of Directors and the Trustee shall consider to be for the benefit or protection of the Certificateholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or Early Amortization Event permitting the enforcement of all or any of the several remedies provided for in the Pooling Agreement as therein set forth; PROVIDED, HOWEVER, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default, (b) curing any ambiguity or correcting or supplementing any provision contained therein or in any Series Supplement which may be defective or inconsistent with any other provision contained therein or in any Series Supplement or to surrender any right or power conferred upon the Transferor, (c) the issuance of a Supplemental Certificate or Participation, (d) the addition of a Participation Interest to the Trust, (e) the designation of an additional transferor, (f) the provision of additional Enhancement for the benefit of Certificateholders of any Series, (g) enabling the Trust or a portion thereof to elect to qualify as a FASIT (or comparable tax entity for the securitization of financial assets) in accordance with the Code or (h) adding any provision to, changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Series Supplement or modifying in any manner the rights of Certificateholders of any Series then issued and outstanding), PROVIDED that (i) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that the Transferor reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder, (ii) except with respect to clauses (a) and (b) above, such amendment will not result in a Ratings Effect, and (iii) a Tax Opinion is delivered in connection with any such amendment.

    The Pooling Agreement and each Series Supplement may also be amended from time to time by the Transferor, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Series Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Certificateholder (PROVIDED that an amendment of the terms of an Early Amortization Event shall not be deemed to be within the scope of this clause (a)); (b) change the definition or the manner of calculating the interest on any holder's Certificate without the consent of each affected Certificateholder; or (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder. Promptly following the execution of any amendment (other than an amendment described in the preceding

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
paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

TRUSTEE

    Norwest Bank Minnesota, National Association is the Trustee under the Pooling Agreement. The Corporate Trust Department of the Trustee is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0069. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

TERMINATION OF THE TRUST

    Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the day on which the Invested Amount and Enhancement Invested Amount, if any, of each Series is zero (PROVIDED that the Transferor shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) September 30, 2095 or (c) the occurrence of an Insolvency Event (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the holder of the Transferor Certificate, any Supplemental Certificate and any Participation.

                      THE RECEIVABLES PURCHASE AGREEMENTS

    The Receivables transferred to the Trust by the Transferor were originally acquired by the Transferor from DHCC pursuant to the Receivables Purchase Agreement, dated as of September 13, 1995, between the Transferor, as purchaser of the Receivables, and DHCC, as seller of the Receivables. The Receivables sold to the Transferor by DHCC were originally acquired by DHCC from RNB pursuant to the Bank Receivables Purchase Agreement, dated as of September 13, 1995, between DHCC, as purchaser of the Receivables and RNB, as seller of the Receivables.

SALE OF THE RECEIVABLES

    BANK RECEIVABLES PURCHASE AGREEMENT. Pursuant to the Bank Receivables Purchase Agreement, RNB sold to DHCC all of its right, title and interest in and to (i) the Receivables existing at the close of business on the Cut-Off Date and thereafter created from time to time and arising in the initial Accounts and the Receivables existing on each applicable Addition Date and thereafter created from time to time and arising in any Automatic Additional Accounts, and in each case, thereafter created from time to time until the termination of the Trust,
(ii) any merchant fees and deferred billing fees, (iii) all recoveries allocable to the foregoing Accounts and all recoveries which are identified as relating to specific Defaulted Receivables and (iv) all monies due or to become due thereunder and all amounts received with respect thereto and all proceeds thereof.

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    In connection with any sale of the Receivables to DHCC after the Automatic
Addition Termination Date or an Automatic Addition Suspension Date (and, in the latter case, prior to a Restart Date), RNB will indicate in its computer files or other relevant microfiche or printed records that the Receivables have been sold to DHCC by RNB and that such Receivables have been sold by DHCC to the Transferor and then transferred by the Transferor to the Trust. In addition, RNB will provide to DHCC a computer file, a microfiche list or a printed list containing a true and complete list showing each Account identified by account number and by total outstanding balance on each Account as of the Automatic Addition Termination Date, the Automatic Addition Suspension Date or the applicable Addition Cut-Off Date as the case may be. With respect to any removal of Accounts, RNB will indicate in its computer files or other records that Receivables in Removed Accounts have been repurchased by RNB. The records and agreements relating to the Accounts and Receivables are not segregated by RNB from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the Receivables to DHCC, but the computer records or other relevant microfiche or printed records of RNB will, after the Automatic Addition Termination Date or Automatic Addition Suspension Date (and, in the latter case, prior to the Restart Date), be marked to evidence such sale or transfer. DHCC, as purchaser, has filed one or more UCC financing statements meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer of the Receivables contemplated by the Bank Receivables Purchase Agreement. See "Risk Factors--Characteristics of Transfers; Effect of Characterization as a Pledge" and "Certain Legal Aspects of the Receivables."

    Pursuant to the Bank Receivables Purchase Agreement, RNB will, if the Transferor elects, or is required to, designate Supplemental Accounts under the Pooling Agreement (and therefore DHCC is required to cause RNB to designate Supplemental Accounts under the Receivables Purchase Agreement), designate Supplemental Accounts to be included as Accounts under the Bank Receivables Purchase Agreement. See "The Pooling and Servicing Agreement--Addition of Trust Assets."

    RECEIVABLES PURCHASE AGREEMENT. Pursuant to the Receivables Purchase Agreement, DHCC, as prior transferee of receivables from RNB, sold to the Transferor all of its right, title and interest in and to (i) the Receivables existing at the close of business on the Cut-Off Date and thereafter created from time to time and arising in the initial Accounts and the Receivables existing on each applicable Addition Date and thereafter created from time to time and arising in any Automatic Additional Accounts, and in each case, thereafter created from time to time until the termination of the Trust, (ii) any merchant fees and deferred billing fees, (iii) all recoveries allocable to the foregoing Accounts and all recoveries which are identified as relating to specific Defaulted Receivables, (iv) all monies due or to become due thereunder and all amounts received with respect thereto and all proceeds thereof and (v) the Bank Receivables Purchase Agreement.

    In connection with any sale of the Receivables to the Transferor after the Automatic Addition Termination Date or an Automatic Addition Suspension Date (and, in the latter case, prior to a Restart Date), DHCC will indicate in its computer files or other relevant microfiche or printed records that the Receivables have been sold to the Transferor by DHCC and that such Receivables have been transferred by the Transferor to the Trust. In addition, DHCC will provide to the Transferor a computer file, a microfiche list or a printed list containing a true and complete list showing each Account identified by account number and by total outstanding balance in each Account as of the Automatic Addition Termination Date, any Automatic Addition Suspension Date or the applicable Addition Cut-Off Date, as the case may be. With respect to any removal of Accounts, DHCC will indicate in its computer files or other records that Receivables in Removed Accounts have been repurchased by DHCC. The records and agreements relating to the Accounts and Receivables are not segregated by DHCC from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the Receivables to the Transferor, but the computer records or other relevant microfiche or printed records of DHCC will, after the Automatic Addition Termination Date or Automatic

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
Addition Suspension Date (and, in the latter case, prior to the Restart Date), be marked to evidence such sale or transfer. DHCC, as seller, has filed one or more UCC financing statements meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer of the Receivables contemplated by the Receivables Purchase Agreement.

    Pursuant to the Receivables Purchase Agreement, DHCC will, if the Transferor elects, or is required to, cause DHCC to designate Supplemental Accounts under the Pooling Agreement, designate Supplemental Accounts to be included as Accounts under the Receivables Purchase Agreement. See "The Pooling and Servicing Agreement--Addition of Trust Assets."

REPRESENTATIONS AND WARRANTIES

    BANK RECEIVABLES PURCHASE AGREEMENT. In the Bank Receivables Purchase Agreement, RNB represents and warrants to DHCC as of the Closing Date and on each Addition Date that, among other things, (a) RNB is a national banking association validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Bank Receivables Purchase Agreement, (b) the Bank Receivables Purchase Agreement constitutes a valid and binding obligation of RNB, enforceable against RNB in accordance with its terms, subject to customary bankruptcy- and equity-related exceptions, (c) RNB is the legal and beneficial owner of all right, title and interest in and to each Receivable (subject, on the Closing Date, to any participation interest in the Receivables held by DHCC), RNB has the full right, power and authority to transfer the Receivables pursuant to the Bank Receivables Purchase Agreement,
(d) the Bank Receivables Purchase Agreement or, in the case of Supplemental Accounts, the related supplemental conveyance (each, a "Supplemental Conveyance") to be delivered by RNB in connection therewith, constitutes a valid transfer and assignment to DHCC of all right, title and interest of RNB in and to the Receivables, all monies due or to become due and all proceeds related thereto, and, in the case of Supplemental Accounts, each related Supplemental Conveyance, will constitute, at the time of the addition of such Supplemental Accounts, an absolute sale of such property and the proceeds thereof and (e) on the initial Cut-Off Date, with respect to each initial Account, on the date of its creation, with respect to each Automatic Additional Account and, on the applicable Addition Cut-Off Date, with respect to each Supplemental Account, each Account classified as an "eligible account" by RNB in any document or report delivered under the Bank Receivables Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "eligible receivable" by RNB in any document or report delivered under the Bank Receivables Purchase Agreement will satisfy the requirements contained in the definition of Eligible Receivable.

    If any representation or warranty described above is not true and correct in any material respect as of the relevant date specified above with respect to any Receivable or any related Account and, as a result thereof, the value given to such Receivable for purposes of determining the aggregate Principal Receivables in the Trust is reduced to zero as described under "The Pooling and Servicing Agreement-- Representations and Warranties," the aggregate principal balance of such Receivable for purposes of the Bank Receivables Purchase Agreement shall be adjusted to reflect that such Receivable was an Ineligible Receivable when sold and RNB will repay to DHCC the amount of the purchase price originally paid therefor less the amount of Collections previously received with respect thereto.

    If any representation or warranty described above is not true and correct in any material respect as of the relevant date specified above with respect to any Receivable or any related Account and, as a result thereof, RNB is required to accept a reassignment of all of the Receivables transferred to the Trust by paying the Portfolio Reassignment Price, RNB shall be obligated to accept a reassignment of DHCC's interest in such Receivables and shall deposit to the Collection Account on the Distribution Date following the Monthly Period in which such reassignment obligation shall arise an amount equal to the Portfolio Reassignment Price.

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
    RECEIVABLES PURCHASE AGREEMENT. In the Receivables Purchase Agreement, DHCC represents and warrants to the Transferor as of the Closing Date and on each Addition Date that, among other things, (a) DHCC is a corporation validly existing and in good standing under the laws of the State of Minnesota, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Receivables Purchase Agreement, (b) the Receivables Purchase Agreement constitutes a valid and binding obligation of DHCC, enforceable against DHCC in accordance with its terms, subject to customary bankruptcy- and equity-related exceptions, (c) DHCC is the legal and beneficial owner of all right, title and interest in and to each Receivable, DHCC has the full right, power and authority to transfer the Receivables pursuant to the Receivables Purchase Agreement, (d) the Receivables Purchase Agreement or, in the case of Supplemental Accounts, each Supplemental Conveyance to be delivered by DHCC in connection therewith, constitutes a valid transfer and assignment to the Transferor of all right, title and interest of DHCC in and to the Receivables, all monies due or to become due and all proceeds related thereto, and, in the case of Supplemental Accounts, each related Supplemental Conveyance, will constitute, at the time of the addition of such Supplemental Accounts, an absolute sale of such property and the proceeds thereof and (e) on the initial Cut-Off Date, with respect to each initial Account, on the date of its creation, with respect to each Automatic Additional Account and, on the applicable Addition Cut-Off Date, with respect to each related Supplemental Account, each Account classified as an "eligible account" by DHCC in any document or report delivered under the Receivables Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "eligible receivable" by DHCC in any document or report delivered under the Receivables Purchase Agreement will satisfy the requirements contained in the definition of Eligible Receivable.

    If any representation or warranty described above is not true and correct in any material respect as of the relevant date specified above with respect to any Receivable or any related Account and, as a result thereof, the value given to such Receivable for purposes of determining the aggregate Principal Receivables in the Trust is reduced to zero as described under "The Pooling and Servicing Agreement-- Representations and Warranties," the aggregate principal balance of such Receivable for purposes of the Receivables Purchase Agreement shall be adjusted to reflect that such Receivable was an Ineligible Receivable when sold and DHCC will repay to the Transferor the amount of the purchase price paid therefor less the amount of Collections previously received with respect thereto.

    If any representation or warranty described above is not true and correct in any material respect as of the relevant date specified above with respect to any Receivable or any related Account and, as a result thereof, the Transferor is required to accept a reassignment of all of the Receivables transferred to the Trust by paying the Portfolio Reassignment Price, DHCC shall be obligated to accept a reassignment of the Transferor's interest in such Receivables and shall deposit to the Collection Account on the Distribution Date following the Monthly Period in which such reassignment obligation shall arise an amount equal to the Portfolio Reassignment Price.

CERTAIN COVENANTS

    BANK RECEIVABLES PURCHASE AGREEMENT. It is the intention of RNB and DHCC that the conveyance of the Receivables by RNB to DHCC pursuant to the Bank Receivables Purchase Agreement be construed as an absolute sale of the Receivables by RNB to DHCC. It is not intended that such conveyance be deemed a pledge of the Receivables by RNB to DHCC to secure a debt or other obligation of RNB, but the Bank Receivables Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Pooling Agreement shall be deemed to be a grant by RNB to DHCC of a "security interest" within the meaning of Article 9 of the UCC in all of RNB's right, title and interest in and to the Receivables.

    Pursuant to the Bank Receivables Purchase Agreement, except as required by law or as RNB may determine to be appropriate, RNB may not reduce the annual percentage rates of the periodic finance charges assessed on the Receivables, reduce other fees charged on any of the Accounts or change the other

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terms of the Accounts if, either (a) as a result of such reduction or change it is reasonably expected that such reduction or change will cause an Early Amortization Event to occur with respect to a Series or (b) such reduction or change (x) if RNB owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by RNB that have characteristics the same as or substantially similar to the Receivables that are the subject of such reduction or change and (y) if RNB does not own such a comparable segment of receivables, will not be made with the intent to materially benefit the Transferor over the Certificateholders or to materially adversely affect the Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts.

    RECEIVABLES PURCHASE AGREEMENT. It is the intention of DHCC and the Transferor that the conveyance of the Receivables by DHCC to the Transferor pursuant to the Receivables Purchase Agreement be construed as an absolute sale of the Receivables by DHCC to the Transferor. It is not intended that such conveyance be deemed a pledge of the Receivables by DHCC to the Transferor to secure a debt or other obligation of DHCC, but the Receivables Purchase Agreement shall also be deemed to be a security agreement within the meaning of
Article 9 of the UCC and the conveyance provided for in the Pooling Agreement shall be deemed to be a grant by DHCC to the Transferor of a "security interest" within the meaning of Article 9 of the UCC in all of DHCC's right, title and interest in and to the Receivables.

TRANSFER OF ACCOUNTS AND ASSUMPTION OF RNB'S, DHCC'S AND THE TRANSFEROR'S
  OBLIGATIONS

    Upon the satisfaction of certain conditions, RNB, DHCC and the Transferor may transfer all or a portion of RNB's consumer open end credit card accounts and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and RNB's, DHCC's and the Transferor's remaining interest in the Receivables arising thereunder and in the Trust (collectively, the "Assigned Assets"), together with all servicing functions and other obligations under the Purchase Agreements and the Pooling Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with RNB, DHCC or the Transferor. Pursuant to the Purchase Agreements and the Pooling Agreement, RNB, DHCC and the Transferor are permitted to assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of Certificateholders if the following conditions, among others, are satisfied: (i) the Assuming Entity, the Trustee and RNB, DHCC or the Transferor, as the case may be, shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations, including the obligations under the Purchase Agreements and the Pooling Agreement, as the case may be, to transfer the Receivables arising under the Accounts to DHCC, the Transferor or the Trust, as the case may be,
(ii) all filings required to perfect the interest of DHCC, the Transferor or the Trustee, as the case may be, in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered to the Trustee, (iii) DHCC, the Transferor or the Trustee, as the case may be, shall have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect, and shall have delivered copies of such notice to the Servicer and the Trustee, (iv) DHCC, the Transferor, or the Trustee, as the case may be, shall have received an opinion of counsel with respect to clauses (i) and (ii) above and as to certain other matters specified by DHCC, the Transferor or the Trustee, as the case may be, and (v) the Trustee shall have received a Tax Opinion. The Purchase Agreements and Pooling Agreement provide that the parties to each such document may enter into amendments to each such document to permit the transfer and assumption described above without the consent of the holders of any Certificates. After any permitted transfer and assumption, RNB and DHCC will have no further liability or obligation under the Purchase Agreements and Pooling Agreement, other than those liabilities that arose prior to such transfer, and RNB and DHCC will remain liable for all representations, warranties and covenants made by them prior to such transfer.

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
AMENDMENT

    The Bank Receivables Purchase Agreement may be amended by DHCC and RNB without the consent of the Certificateholders. The Receivables Purchase Agreement may be amended by the Transferor and DHCC without the consent of the Certificateholders. No such amendment of either of the Purchase Agreements, however, may have a Ratings Effect.

TERMINATION

    The Bank Receivables Purchase Agreement will terminate upon the mutual agreement of the parties thereto. The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if a bankruptcy trustee or receiver is appointed for DHCC or certain other liquidation events occur, DHCC will immediately cease to sell Receivables to the Transferor and promptly give notice of such event to the Transferor and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

    In the Pooling Agreement, the Transferor represents and warrants to the Trust that the transfer of the Receivables by it to the Trust under the Pooling Agreement constitutes either a valid transfer and assignment by the Transferor to the Trust of all right, title and interest of the Transferor in the Receivables and other property conveyed by the Transferor to the Trust or the grant by the Transferor to the Trust of a "security interest" (as defined in the Uniform Commercial Code in effect in Minnesota and any other jurisdiction relevant to the perfection of such security interest (the "UCC")) in such Receivables and other property that, in the case of existing Receivables and the proceeds thereof, is enforceable upon the execution and delivery of the Pooling Agreement, or, in the case of Receivables that will exist in Additional Accounts, as of the Addition Date applicable thereto. For a discussion of the Trust's rights arising from a breach of the foregoing representation and warranty, see "The Pooling and Servicing Agreement-- Representations and Warranties."

    The Receivables are accounts, general intangibles or chattel paper for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the Trust's interest. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more appropriate financing statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables of the Trust will be filed under the UCC.

    If the transfer of Receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the Trust's interest from third parties. Although the priority of general intangibles arising after the Closing Date is not as clear as the priority of interests governed by the UCC, RNB, DHCC and the Transferor believe that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Closing Date or, as applicable, the relevant Addition Date.

    There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling Agreement, however, the Transferor will represent and warrant that it has transferred the Receivables to the Trust free and clear of all liens and security interests (other than certain tax liens) except for the interest of the Transferor as holder of the Transferor

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
Certificate and other rights of the Transferor under the Pooling Agreement. In addition, the Transferor will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any Receivable (or any interest therein) other than to the Trust or in connection with any transfer of the Accounts selected for the Trust. A tax or other governmental lien on property of the Transferor arising prior to the time a Receivable comes into existence also may have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against DHCC or the Transferor under the Bankruptcy Code or after the appointment of a receiver or conservator with respect to RNB. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against DHCC or the Transferor under the Bankruptcy Code or after the date of appointment of a receiver or conservator with respect to RNB and will be able to make payments in respect of principal and interest on the investor certificates, although there can be no assurance that any of such payments would be timely. Because the Trust's interest in the Receivables is dependent upon the Transferor's interest in the Receivables, which is dependent upon DHCC's interest in the Receivables, any adverse change in the priority or perfection of the Transferor's or DHCC's security interest would correspondingly affect the Trust's interest in the affected Receivables. In addition, if a receiver or conservator were appointed for RNB, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables. While RNB is the Servicer, certain cash collections on the Receivables may be held by RNB and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY OR RECEIVERSHIP

    RNB and DHCC have represented and warranted to DHCC and the Transferor, respectively, in the Purchase Agreements that the sale of the Receivables to DHCC or the Transferor, respectively, is a valid sale of the Receivables to DHCC or the Transferor, respectively. In addition, RNB, DHCC and the Transferor have treated and will treat the transactions described in the Purchase Agreements as sales of the Receivables to DHCC and the Transferor, respectively, and DHCC has taken or will take all actions that are required under the UCC to perfect DHCC's and the Transferor's ownership interest, respectively, in the Receivables. Notwithstanding the foregoing, if DHCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from DHCC to the Transferor, should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Certificateholders) could occur and (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

    The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of RNB. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, RNB.

    To the extent that (i) RNB granted a security interest in the Receivables to DHCC, (ii) the interest was validly perfected before RNB's insolvency, (iii) the interest was not taken or granted in contemplation of RNB's insolvency or with the intent to hinder, delay or defraud RNB or its creditors, (iv) the Pooling Agreement is continuously a record of RNB, and (v) the Pooling Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of DHCC should be enforceable (to the extent of DHCC's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, RNB and payments to the Trust with respect to the Receivables (up to the amount of such

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
damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as unperfected or unenforceable or were to require DHCC to establish its rights to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to RNB as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the terms "actual direct compensatory damages." On April 10, 1990, the Resolution Trust Company (the "RTC"), formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. The FDIC, however, has not adopted a formal policy statement on payment of "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated, and may not follow the approach of the RTC. In addition, in a 1993 case involving zero-coupon bonds, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation.

    In a 1993 decision, OCTAGON GAS SYSTEMS, INC. V. RIMMER, 997 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S. Ct. 554 (1993) the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If DHCC or the Transferor were to become subject to a bankruptcy proceeding or RNB were to become subject to receivership and a court were to follow the OCTAGON court's reasoning, Certificateholders might experience delays in payment and possibly losses in their investment in the Certificates. Counsel has advised the seller that the facts of the OCTAGON case are distinguishable from those in the sale transactions between RNB and DHCC, DHCC and the Transferor and the Transferor and the Trust and that the reasoning of the OCTAGON case appears to be inconsistent with established precedent and the UCC. In addition, because RNB, DHCC, the Transferor, the Trust and the transaction governed by the Pooling Agreement do not have any particular link to the 10th Circuit, it is unlikely that RNB, DHCC, or the Transferor would be subject to an insolvency proceeding in the 10th Circuit. Accordingly, the OCTAGON case should not be binding precedent on a court or receiver in an insolvency proceeding involving the Receivables.

    In addition, if DHCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that DHCC should be substantively consolidated with the Transferor, delays in payments on the investor certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.

    The Transferor has taken or will take all actions that are required under the UCC to perfect the Trust's interest in the Receivables and the Transferor has warranted to the Trust that the Trust will have a first priority interest therein and, with certain exceptions, in proceeds thereof. Nevertheless, a tax or government lien on property of RNB, DHCC or the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor's articles of incorporation provides that it shall not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of all of its directors, including the independent directors. Pursuant to the Pooling Agreement, the Trustee will covenant that it will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps have been or will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be

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
recharacterized as a pledge of such Receivables, then delays in payments on the Certificates and (should the court rule in favor of any such trustee or creditor) reductions in the amount of such payments could result.

    The Transferor has been structured in a manner intended to reduce the likelihood of (i) the voluntary or involuntary application for relief under the Bankruptcy Code or similar applicable state laws, and (ii) the substantive consolidation of the Transferor and DHCC. The Transferor is a separate, special purpose subsidiary, the articles of incorporation of which contains limitations on the nature of the Transferor's business and restrictions on the ability of the Transferor to commence voluntary or involuntary cases or proceedings under such laws without the prior unanimous vote of all its directors. Further, the Transferor does not intend to file, and DHCC has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code or any similar applicable state laws with respect to the Transferor.

    If the Transferor (excluding any Supplemental Certificate) were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Pooling Agreement, additional Principal Receivables would not be transferred to the Trust. If an Insolvency Event occurs with respect to the Transferor or, an Early Amortization Event occurs because the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount while any of the Series 1995-1 Certificates are outstanding, the Trustee would, to the extent so specified in the applicable Series Supplement, sell the Receivables. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections on the Receivables. This procedure, however, could be delayed as described above. Upon the occurrence of certain events of bankruptcy, insolvency or receivership, if no Early Amortization Event other than the commencement of such bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or, if applicable with respect to any Series as specified in the related Prospectus Supplement, the Rapid Accumulation Period.

    The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Certificateholders from appointing a successor Servicer.

    Payments made in respect of repurchases of Receivables by RNB, as Servicer, or the Transferor pursuant to the Pooling Agreement may be recoverable by RNB or the Transferor, or by a creditor, conservator, receiver or a trustee-in-bankruptcy of RNB or the Transferor, as a preferential transfer from RNB or the Transferor if such payments are made within one year prior to the filing of a bankruptcy case in respect of RNB or the Transferor.

CONSUMER PROTECTION LAWS

    The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit cards issued by RNB (including the Credit Cards), the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and National Banking Act, as well as applicable state laws. Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are

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entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

    Certain laws, including the laws described above, may limit RNB's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of RNB. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card and, except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

    Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, an Early Amortization Event may occur, and the Early Amortization Period would commence. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

    Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such actions could have an adverse impact on RNB's credit card operations. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the protection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible.

    The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from the Transferor with respect to obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a Cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will warrant to the Trust in the Pooling Agreement that all Receivables transferred to the Trust have been and will be created in compliance with the requirements of such laws. For a discussion of the Trust's rights arising from the breach of these warranties, see "The Pooling and Servicing Agreement--Representations and Warranties."

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

    The UCC provides that (a) unless a Cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the

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terms of the cardholder agreement between RNB and the Cardholder and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the Cardholder against RNB that accrues before the Cardholder receives notification of the assignment and (b) any Cardholder is authorized to continue to pay RNB until (i) the Cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and
(ii) if requested by the Cardholders, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion, summarizing certain material anticipated U.S. Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of any investment in the Certificates of a Series. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

    Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Transferor ("Special Tax Counsel") specified in such Prospectus Supplement will, upon issuance of a Series of Certificates, advise the Transferor based on its review of the Transaction Documents and on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Certificates"; and for purposes of this section "Certain U.S. Federal Income Tax Consequences" the term "Certificate Owner" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS could not successfully challenge this conclusion. The "Transaction Documents" include the Pooling Agreement, each Series Supplement, the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and a demand note issued by Dayton Hudson.

    The Transferor expresses in the Pooling Agreement its intent that for Federal, state and local income and franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor, by entering into the Pooling Agreement agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income and franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling Agreement, the Transferor may treat any Series issued pursuant to the Pooling Agreement, for regulatory and financial accounting purposes, as effecting a sale of an ownership interest in the Receivables and not as creating a debt obligation.

    In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

    In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

    As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will advise the Transferor that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

    While it is not anticipated that the Offered Certificates will be issued at a greater than DE MINIMIS discount from their principal amounts, under Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not deemed to be payments of "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored.

    If the Offered Certificates are in fact issued at a greater than DE MINIMIS discount or are treated as having been issued with OID under the Regulations, the following rules would apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the

Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with DE MINIMIS OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

    A Certificate Owner who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

    A Certificate Owner that purchases an Offered Certificate for an amount in excess of the sum of all amounts payable on such Certificate after the purchase date other than payment of qualified stated interest (the "remaining redemption amount") shall be considered to have purchased such Certificate at a premium. Such Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Certificate.

    A subsequent Certificate Owner that purchases an Offered Certificate, which was issued with OID, for an amount less than or equal to the remaining redemption amount but in excess of the Certificate adjusted issue price (any such excess being "acquisition premium") generally is permitted to reduce the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

SALE OR OTHER DISPOSITION OF A CERTIFICATE

    In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a taxpayer only to offset capital gains.

TAX CHARACTERIZATION OF TRUST

    The Pooling Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Transferor and certain classes of Certificateholders and certain holders of Participations are partners, and which has issued debt represented by other classes of Certificates of such Trust (including, unless otherwise specified in a Series Supplement, the Offered Certificates). It is anticipated that in connection with the issuance of certificates of any Series, Special Tax Counsel will render an opinion to the Transferor, based on the assumptions and qualifications set forth therein and on certain representations or covenants concerning the transfer of interests in the Trust as to which no opinion that such interests constitute debt for Federal income tax purposes is rendered, that under then current law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

    The assumptions and qualifications set forth in such opinion will include the qualification that the opinion is limited to the issuance of the Certificates of such Series by the Trust and an assumption that any

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secondary transactions entered into with respect to any Class of Certificates
(such as deposit of Certificates into a second trust and the issuance of securities out of that trust) will not adversely affect the Federal income tax status of the Trust.

    Certain interests in the Trust (other than Offered Certificates), with respect to which no opinion will be rendered that such interests would constitute debt for federal income tax purposes, if characterized as equity interests in a partnership, could result in the Trust being treated as a publicly traded partnership. The Transferor intends to take measures designed to reduce the risk that the Trust could become a publicly traded partnership; no assurance can be given, however, that such efforts will be successful.

LEGISLATION

    Certain provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). Although these provisions were effective September 1, 1997 many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. The Pooling Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION
  TAXABLE AS A

CORPORATION

    The opinion of Special Tax Counsel with respect to Offered Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or classes and that the proper classification of the legal relationship between the Transferor and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. Unless otherwise specified in a Prospectus Supplement for a Series, the Transferor intends to treat the certificates of each Series that are sold to investors as indebtedness for Federal income tax purposes and intends to treat any Participation as a shared ownership interest in the Receivables, rather than an interest in a partnership. Accordingly, the Transferor believes it is not subject to the Federal income tax reporting requirements that would apply if any Classes of Certificates or any Participations were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

    If the Trust were treated in whole or in part as a partnership in which some or all holders of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market", or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would be if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning

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
of "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exception are not fully within the control of the Transferor.

    If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners or Certificateholders of one or more classes of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such class of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, assuming the partnership is a "publicly traded partnership," even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

    If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN INVESTORS

    As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

    Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (ii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the

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
ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and in addition, the Foreign Investor Certificate Owner (i) does not actually or constructively own 10% or more of the voting stock of Dayton Hudson or any of its affiliates (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest); (ii) is not a controlled foreign corporation with respect to Dayton Hudson or any of its affiliates (or the holder of such an interest); (iii) is not a bank receiving interest described in Code Section 881(c)(3)(A); (iv) such interest is not contingent interest described in Code
Section 871(h)(4); and (v) does not bear any relationships to any holder of the Transferor Certificate other than the Transferor or any holder of the Certificate of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

    On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting requirements. The New Regulations attempt to unify certification requirements and modify the reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult with their tax advisors regarding the New Regulations.

    A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

    If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

    If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates of a Series if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under the circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner of a Series setting forth the amount of interest paid on the Certificates of such Series and the amount of Federal tax withheld thereon.

                            STATE AND LOCAL TAXATION

    The discussion above does not address the tax treatment of the Trust, the Certificates of any Series, or the Certificate Owners of any Series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust and the Certificates of any Series, and the consequences of purchase, ownership or disposition of the Certificates of any Series under any state or local tax law.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a plan and parties in interest or disqualified persons with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

    Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans (as defined below) that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

    Pursuant to a final regulation (the "Final Regulation") issued by the United States Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

    The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that (i) is freely transferable, (ii) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if at all times more than 75% of the value of all classes of equity interests in Certificates of a Series are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and IRAs), an investing Benefit Plan's assets will not include any of the underlying assets of the Trust.

    Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. The underwriters expect (although no assurances can be given) that interests in each class of Certificates of each Series offered hereby will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Series; and interests in the Certificates of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

    If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a Cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such Benefit Plan could constitute a prohibited transaction. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Class Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). However, there is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

    IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

    In particular, insurance companies considering the purchase of Certificates of any Series should consult their own benefits or other appropriate counsel with respect to the United States Supreme Court's decision in JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST & SAVINGS BANK, 114 S. Ct. 517 (1993) ("JOHN HANCOCK") and the applicability of PTE 95-60. In JOHN HANCOCK, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether JOHN HANCOCK and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

    In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The DOL has recently issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account. Benefit Plan investors considering the purchase of Certificates of any Series on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.

                              PLAN OF DISTRIBUTION

    The Transferor may sell Certificates (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby will set forth the terms of the offering of such Certificates, including the name or names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Certificates offered thereby.

    Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to a Series of Certificates offered hereby, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

    In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus

Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

    Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

    Unless otherwise specified in the related Prospectus Supplement in respect of a Series offered hereby, certain legal matters relating to the Certificates will be passed upon for RNB, DHCC, the Transferor and the Trust by James T. Hale, Senior Vice President, Secretary and General Counsel of Dayton Hudson Corporation and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Hale owns or has the right to acquire a number of shares of common stock of Dayton Hudson Corporation which total less than 1% of the outstanding common stock of Dayton Hudson Corporation. Unless otherwise specified in the related Prospectus supplement in respect of a Series offered hereby, certain Federal income tax matters will be passed upon for the Transferor by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                   INDEX OF DEFINED TERMS FOR THE PROSPECTUS

                                                                                                           PAGE
                                                                                                         ---------
Accounts...............................................................................................          1
Accumulation Period....................................................................................     15, 46
Addition...............................................................................................         58
Addition Cut-Off Date..................................................................................         59
Addition Date..........................................................................................         60
Additional Accounts....................................................................................      7, 59
Aggregate Addition Limit...............................................................................         59
Amortization Period....................................................................................          8
Assigned Assets........................................................................................         74
Assumed Obligations....................................................................................         74
Assuming Entity........................................................................................         74
Automatic Addition Suspension Date.....................................................................      7, 58
Automatic Addition Termination Date....................................................................      7, 58
Automatic Additional Accounts..........................................................................          7
Bank Receivables Purchase Agreement....................................................................          6
Bankruptcy Code........................................................................................         25
Benefit Plans..........................................................................................         86
Business Day...........................................................................................         20
Cardholder.............................................................................................      7, 32
Cash Collateral Account................................................................................         55
Cash Collateral Guaranty...............................................................................         55
Cede...................................................................................................          3
Cedel..................................................................................................         42
Cedel Participants.....................................................................................         42
Certificate Owner......................................................................................         80
Certificate Owners.....................................................................................          3
Certificate Rate.......................................................................................          8
Certificateholders.....................................................................................      3, 43
Certificateholders' Interest...........................................................................          9
Certificates...........................................................................................       1, 4
Class..................................................................................................   2, 4, 11
Closing Date...........................................................................................         13
Code...................................................................................................     22, 80
Collateral Invested Amount.............................................................................         56
Collection Account.....................................................................................         48
Collections............................................................................................         12
Commission.............................................................................................          3
Controlled Accumulation Amount.........................................................................         15
Controlled Amortization Amount.........................................................................         14
Controlled Amortization Period.........................................................................         14
Controlled Deposit Amount..............................................................................         15
Controlled Distribution Amount.........................................................................         14
Cooperative............................................................................................         42
Credit Card Guidelines.................................................................................         27
Credit Card Originator.................................................................................          5
Credit Cards...........................................................................................         32
Cut-Off Date...........................................................................................          5
Date of Processing.....................................................................................         20
Dayton Hudson..........................................................................................          5
Dayton Hudson Stores...................................................................................     27, 36

                                                                                                           PAGE
                                                                                                         ---------
Dayton's Credit Card...................................................................................         32
Defaulted Accounts.....................................................................................          9
Defaulted Amount.......................................................................................         52
Defaulted Receivables..................................................................................         52
Defeased Series........................................................................................         53
Definitive Certificates................................................................................         43
Depositaries...........................................................................................         40
Depository.............................................................................................         39
Determination Date.....................................................................................         20
DHC Guest Credit.......................................................................................         32
DHCC...................................................................................................          5
Disclosure Document....................................................................................         11
Discount Option Receivables............................................................................      8, 45
Discount Percentage....................................................................................         45
Distribution Date......................................................................................         12
DOL....................................................................................................         86
DSD....................................................................................................         32
DTC....................................................................................................          3
DTC Participants.......................................................................................         40
Early Amortization Event...............................................................................     17, 53
Early Amortization Period..............................................................................         16
Eligible Account.......................................................................................         63
Eligible Deposit Account...............................................................................         48
Eligible Institution...................................................................................         48
Eligible Investments...................................................................................         48
Eligible Receivable....................................................................................         63
Enhancement............................................................................................          4
Enhancement Invested Amount............................................................................         55
Enhancement Provider...................................................................................         55
ERISA..................................................................................................         22
Euroclear..............................................................................................         42
Euroclear Operator.....................................................................................         42
Euroclear Participants.................................................................................         42
Excess Finance Charge Collections......................................................................     17, 49
Excess Transferor Finance Charge Collections...........................................................         50
Exchange Act...........................................................................................          3
Expected Final Payment Date............................................................................         13
FASIT..................................................................................................         83
FDIA...................................................................................................         76
FDIC...................................................................................................        1,9
Final Regulation.......................................................................................         86
Finance Charge Receivables.............................................................................          8
FIRREA.................................................................................................         26
Foreign Investors......................................................................................         84
Full Invested Amount...................................................................................     19, 51
Funding Period.........................................................................................     18, 51
General Account Regulations............................................................................         88
Group..................................................................................................         49
Hudson's Credit Card...................................................................................         32
Indirect Participants..................................................................................         40
Ineligible Receivables.................................................................................     26, 62
Initial Invested Amount................................................................................         21

                                                                                                           PAGE
                                                                                                         ---------
Insolvency Event.......................................................................................         25
Interest Funding Account...............................................................................         44
Interest Payment Date..................................................................................         46
Interest Period........................................................................................         12
Invested Amount........................................................................................          9
Investor Percentage....................................................................................          9
IRA....................................................................................................         86
IRS....................................................................................................         80
John Hancock...........................................................................................         87
Marshall Field's Credit Card...........................................................................         32
Mervyn's Credit Card...................................................................................         32
Monthly Interest.......................................................................................     17, 49
Monthly Period.........................................................................................     12, 44
Monthly Report.........................................................................................         53
Moody's................................................................................................         48
New Issuance...........................................................................................         46
New Regulations........................................................................................         85
Offered Certificates...................................................................................         80
OID....................................................................................................         81
Paired Series..........................................................................................     19, 51
Participation..........................................................................................     11, 48
Participation Interest.................................................................................         58
Participation Percentage...............................................................................         48
Participation Supplement...............................................................................     11, 48
Paying Agent...........................................................................................         48
Payment Date...........................................................................................         54
Pooling Agreement......................................................................................    1, 4, 6
Portfolio Reassignment Price...........................................................................         63
Pre-Funding Account....................................................................................     18, 51
Pre-Funding Amount.....................................................................................     18, 51
Principal Amortization Period..........................................................................         14
Principal Commencement Date............................................................................         13
Principal Funding Account..............................................................................     15, 47
Principal Receivables..................................................................................          7
Principal Shortfalls...................................................................................         50
Principal Terms........................................................................................         46
Prospectus Supplement..................................................................................          1
PTE....................................................................................................         87
Purchase Agreements....................................................................................          6
Rapid Accumulation Period..............................................................................         16
Rating Agency..........................................................................................         22
Ratings Effect.........................................................................................         23
Reassignment Price.....................................................................................         62
Receivables............................................................................................       1, 4
Receivables Purchase Agreement.........................................................................          6
Record Date............................................................................................         39
Registrar..............................................................................................         44
Regulations............................................................................................         81
Removal Date...........................................................................................         61
Removal Notice Date....................................................................................         61
Removed Accounts.......................................................................................      7, 37
Required Designation Date..............................................................................         57

                                                                                                           PAGE
                                                                                                         ---------
Required Principal Balance.............................................................................         29
Required Retained Transferor Amount....................................................................         10
Required Retained Transferor's Percentage..............................................................         10
Reserve Account........................................................................................         57
Restart Date...........................................................................................         59
Revolving Period.......................................................................................         13
RNB....................................................................................................          5
RNB Portfolio..........................................................................................         23
RTC....................................................................................................         77
RTC Policy Statement...................................................................................         77
Securities Act.........................................................................................         11
Senior Certificates....................................................................................          8
Series.................................................................................................       1, 4
Series Supplement......................................................................................          4
Series Termination Date................................................................................         14
Service Transfer.......................................................................................         67
Servicer...............................................................................................    1, 4, 5
Servicer Default.......................................................................................         67
Servicing Fee..........................................................................................      5, 65
Shared Principal Collections...........................................................................         50
Shared Transferor Principal Collections................................................................         50
Special Funding Account................................................................................     18, 51
Special Tax Counsel....................................................................................         80
Spread Account.........................................................................................         56
Standard & Poor's......................................................................................         48
Subordinated Certificates..............................................................................          8
Supplemental Accounts..................................................................................          7
Supplemental Certificates..............................................................................     11, 46
Supplemental Conveyances...............................................................................         72
Target Credit Card.....................................................................................         32
Tax Opinion............................................................................................         47
Termination Notice.....................................................................................         67
Terms and Conditions...................................................................................         43
Transaction Documents..................................................................................         80
Transfer Agent.........................................................................................         44
Transfer Date..........................................................................................         16
Transferor.............................................................................................    1, 4, 5
Transferor Amount......................................................................................          9
Transferor Certificate.................................................................................         11
Transferor Percentage..................................................................................         39
Transferor's Interest..................................................................................          9
Trust..................................................................................................       1, 4
Trust Assets...........................................................................................          4
Trust Portfolio........................................................................................         37
Trust Portfolio Yield..................................................................................         59
Trust Termination Date.................................................................................         70
Trustee................................................................................................       1, 4
UCC....................................................................................................         75
Underwriting Agreement.................................................................................         88

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    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR, DHCC OR THE SERVICER OR ANY AFFILIATE THEREOF OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF. THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Other Information.........................................................  S-2
Summary of Terms..........................................................  S-3
Maturity Considerations...................................................  S-22
Composition and Historical Performance of the RNB Portfolio...............  S-23
The Receivables...........................................................  S-26
Use of Proceeds...........................................................  S-29
Description of the Class A Certificates...................................  S-29
Underwriting..............................................................  S-51
Index of Defined Terms for the Prospectus Supplement......................  S-53
Annex I: Other Series.....................................................  A-I
Annex II: Global Clearance Settlement and Tax Documentation Procedures....  A-II

                                   PROSPECTUS
Prospectus Supplement.....................................................    3
Available Information.....................................................    3
Reports to Certificateholders.............................................    3
Incorporation of Certain Documents by Reference...........................    3
Prospectus Summary........................................................    4
Risk Factors..............................................................   23
Maturity Considerations...................................................   31
The RNB Credit Card Business..............................................   32
The Transferor............................................................   36
Dayton Hudson Capital Corporation.........................................   36
Retailers National Bank...................................................   36
Dayton Hudson Corporation.................................................   36
The Receivables...........................................................   37
The Trust.................................................................   38
Description of the Certificates...........................................   38
Enhancement...............................................................   54
The Pooling and Servicing Agreement.......................................   57
The Receivables Purchase Agreements.......................................   70
Certain Legal Aspects of the Receivables..................................   75
Certain U.S. Federal Income Tax Consequences..............................   80
State and Local Taxation..................................................   86
ERISA Considerations......................................................   86
Plan of Distribution......................................................   88
Legal Matters.............................................................   89
Index of Defined Terms for the Prospectus.................................   90

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $400,000,000

                                 DAYTON HUDSON
                            CREDIT CARD MASTER TRUST

                                 5.90% CLASS A
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1998-1

                                 DAYTON HUDSON
                            RECEIVABLES CORPORATION
                                   TRANSFEROR

                            RETAILERS NATIONAL BANK
                                    SERVICER

                                 -------------

                             Prospectus Supplement
                                 August 5, 1998

                                 -------------

                              SALOMON SMITH BARNEY

                              GOLDMAN, SACHS & CO.

                               J.P. MORGAN & CO.

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